PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 17, 1998



                                  $929,115,465

                    ASSET BACKED SECURITIES CORPORATION HOME
                           EQUITY LOAN TRUST 1999-LB1

                   HOME EQUITY LOAN PASS-THROUGH CERTIFICATES

                 Credit Suisse First Boston Mortgage Capital LLC
                                     Seller

                       Asset Backed Securities Corporation
                                    Depositor

                           Long Beach Mortgage Company
                                    Servicer


The sources for payment of the certificates are a pool of sub-prime, closed end, first lien home equity loans held by the trust, cash held by the trust and with respect to the Class A and Class A-IO certificates only, two financial guaranty insurance policies to be issued by MBIA Insurance Corporation. The Class B-1 Certificates will not be insured. Interest and principal on the certificates are scheduled to be paid monthly on the 21st day of the month. The first scheduled distribution will be made in August 1999.


                                [GRAPHIC OMITTED]

The Trust will issue--

  Offered           Principal                                 Final Scheduled
Certificates        Balance         Certificate Rate        Distribution Date
    A-1F         $166,900,000              7.11%                  June 2029
    A-2F         $ 48,600,000              7.14%                  June 2029
    A-3A         $292,900,000               (1)                   June 2029
    A-4A         $164,850,000               (1)                   June 2029
    A-5A         $200,000,000               (1)                   June 2029
    A-IO                (2)                5.50%                February 2002
    B-1          $ 55,865,465               (3)                   June 2029


(1) The interest rate on this class may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.

(2) This class will not receive any principal payments but will accrue interest on the notional amount of each of the Class A-IO component certificates, as described in this prospectus supplement.

(3) Interest is payable in an amount equal to the sum of the interest payable on the Class B component certificates. The interest rate on each Class B component certificate may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.

Credit Suisse First Boston Corporation will purchase the certificates from the trust at approximately 100.91% of the principal amount of the certificates. Credit Suisse First Boston Corporation will offer the certificates from time to time in negotiated transactions or at varying prices which will be determined at the time of sale. The aggregate proceeds to the trust, before deducting expenses payable by or on behalf of the trust estimated at $803,021, will be approximately $938,727,152.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense. The certificates are not interests in or obligations of Long Beach Mortgage Company, Asset Backed Securities Corporation, MBIA Insurance Corporation or any of their affiliates.

Consider carefully the risk factors beginning on page S-13 of this Prospectus Supplement and page 17 of the Prospectus.

                           CREDIT SUISSE FIRST BOSTON
                    Prospectus Supplement dated July 9, 1999

You should rely on information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

If there is a conflict between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

We have filed preliminary information regarding the trust's assets and the certificates with the SEC. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.

Until October 7, 1999 all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when acting as underwriters with respect to their unsold allotments or subscriptions.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

                                TABLE OF CONTENTS

                        Prospectus Supplement                                          Prospectus

Summary................................................      S-3      Prospectus Supplement....................................2
Risk Factors...........................................      S-13     Additional Information...................................2
The Servicer...........................................      S-18     Incorporation of Certain Information by Reference        2
Origination of the Home Equity Loans                         S-21     Summary..................................................4
Description of the Home Equity Loans                         S-24     Risk Factors.............................................17
Prepayment and Yield Considerations                          S-60     The Depositor............................................31
Formation of the Trust and Trust Property                    S-69     Use of Proceeds..........................................31
Additional Information.................................      S-69     Maturity, Prepayment and Yield Considerations            31
Description of the Certificates........................      S-70     Description of the Securities............................35
The Policies and the Certificate Insurer                     S-90     Credit Support...........................................67
Use of Proceeds........................................      S-95     Description of Insurance.................................73
Description of the Pooling and Servicing Agreement           S-95     Certain Legal Aspects of the Mortgage Loans and Contracts80
Certain Legal Aspects of the Home Equity Loans               S-105    Federal Income Tax Consequences..........................93
Federal Income Tax Consequences........................      S-106    ERISA Considerations.....................................133
Certain State Tax Considerations                             S-108    Legal Investment.........................................139
ERISA Considerations...................................      S-108    Plan of Distribution.....................................140
Legal Investment Considerations........................      S-109    Legal Matters............................................141
Underwriting...........................................      S-109    Index of Terms...........................................142
Experts................................................      S-110
Legal Matters..........................................      S-110
Ratings................................................      S-110
Index of Defined Terms.................................      S-111
Annex I; Global Clearance, Settlement and Tax
     Documentation Procedures..........................      S-116
Annex II; Scheduled Notional Amounts                         S-120

                                     SUMMARY


o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

o This summary provides an overview of certain information to aid your understanding and is qualified by the full description of this other information in this prospectus supplement and the accompanying prospectus.

o You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-111 in this prospectus supplement.

Issuer...........................Asset Backed Securities Corporation Home Equity
                                 Loan Trust 1999-LB1.

Seller...........................Credit Suisse First Boston Mortgage Capital
                                 LLC.

Depositor........................Asset Backed Securities Corporation, a special purpose Delaware corporation. Asset Backed
                                 Securities Corporation is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Asset Backed Securities Corporation will sell the home equity loans to the issuing trust.

Servicer.........................Long Beach Mortgage Company.

Originators......................Long Beach Mortgage Company with respect to
                                 96.76% of the home equity loans and WMC
                                 Mortgage Corp. with respect to 3.24% of the home equity loans.

The Certificate Insurer..........MBIA Insurance Corporation, a New York
                                 stock insurance company.

Trustee..........................The Chase Manhattan Bank.

Closing Date.....................July 21, 1999.

Cut-Off Date.....................The close of business on June 1, 1999.

Distribution Date................The 21st day of such month or if such day is not a business day, then the next succeeding business day. The first distribution date will be in August 1999.

Record Date......................With respect to any distribution date, the last business day of the month immediately preceding the calendar month in which such distribution date occurs.

Due Period.......................With respect to any distribution date, the period from the second day of the preceding month to the first day of such calendar month. Scheduled payments of principal received by the trust during this period will be passed through to holders of certificates on such distribution date.

The Certificates

     General.....................On the closing date, the trust will issue the offered certificates and the non-offered certificates.

     Offered Certificates........The Class A certificates, the Class A-IO certificates and the subordinated offered certificates will be offered for purchase in denominations of $1,000 and multiples of $1 above $1,000.

     Class A Certificates........The Class A-1F, Class A-2F, Class A-3A, Class
                                 A-4A and Class A-5A certificates.

     Class A-IO Certificates.....The Class A-IO certificates.  Distributions will be made on Class A-IO certificates in an amount equal to the sum of the amounts allocated to the Class A-IO component certificates.

     Class A-IO Component
      Certificates...............The Class A-IOF and Class A-IOA component certificates. The Class A-IO component
                                 certificates may not be traded separately. The Class A-IO component certificates will have the following certificate rates and notional amounts:

                                 Component    Certificate Rate  Notional Amount
                                Class A-IOF         5.50%              (1)
                                Class A-IOA         5.50%              (1)

                                 (1) The lesser of (a) in the case of the Class A-IOF component certificates, $22,000,000 for the first twelve distribution dates, $16,000,000 for the thirteenth through the twenty-fourth distribution dates and $10,000,000 for the twenty-fifth through the thirtieth distribution dates and in the case of the Class A-IOA component certificates $67,000,000 for the first twelve distribution dates, $48,727,273 for the thirteenth through the twenty-fourth distribution dates and $30,454,545 for the twenty-fifth through the thirtieth distribution dates and (b) the outstanding principal balance of the related home equity loan group. Each notional amount will be $0 after the thirtieth distribution date.

     Subordinated Offered
      Certificates...............The Class B-1 certificates. Distributions will be made on Class B-1 certificates in an amount equal to the sum of the amounts allocated to the Class B component certificates.

     Subordinated Certificates...The Class B-1, Class B-IOF and Class B-IOA
                                 certificates.

     Class B Component
      Certificates...............The Class B-1F and Class B-1A component certificates. The Class B component
                                 certificates may not be traded separately. The Class B component certificates will have the following certificate rates, subject to an interest rate cap, and initial principal balances:

                                 Component    Certificate Rate  Notional Amount
                                 Class B-1F        (1)            $13,364,763
                                 Class B-1A        (1)            $42,500,702

                                 (1)  The interest rate on this component
                                      certificate may change from month to month based on the London interbank offered rate for one-month U.S. dollar deposits, and is subject to an interest rate cap.

     Non-Offered Certificates....The Class B-IOF, Class B-IOA, Class X-F, Class
                                 X-A, Class P-F, Class P-A and Class
                                 R-Certificates are not being offered to the public. Any information with respect to such certificates is included in this prospectus supplement solely to provide a better understanding of the offered certificates.

                                 The trustee will distribute to the Class X-F, Class X-A and Class R certificates certain excess cashflow as described herein. The trustee will distribute to the Class P-F and Class P-A certificates all prepayment penalties received on the home equity loans. The trustee will distribute to the Class B-IOF and Class B-IOA certificates interest for the first thirty six distribution dates at the following certificate rates and on notional amounts equal to the lesser of the amounts shown below and the related home equity loan group outstanding principal balance:

                                              Certificate Rate  Notional Amount
                                 Class B-IOF       7.00%              (1)
                                 Class B-IOA       7.00%              (1)

                                 (1) This class will not receive any principal payments but will accrue interest on its notional amount, the lesser of (a) in the case of the Class B-IOF certificates, $11,000,000 and in the case of the Class B-IOA certificates $27,000,000 and (b) the outstanding principal balance of the related loan group. The notional amounts will be $0 on and after the thirty-sixth distribution date.

     Group I Certificates........The Group I certificates will be the Class
                                 A-1F, Class A-2F, Class A-IOF component, Class B-1F component and Class B-IOF certificates. Distributions on the Group I certificates will be derived from payments on the home equity loans in Group I. Principal distributions on the Class A-1F Certificates will be based on the principal received on a subgroup of Group I consisting of home equity loans with initial principal balances of, in most cases, $240,000 or less. Principal distributions on the Class A-2F Certificates will be based on the principal received on a subgroup of Group I consisting of home equity loans with initial principal balances of greater than, in most cases, $240,000.

     Group II Certificates.......The Group II certificates will be the Class
                                 A-3A, Class A-4A, Class A-5A, Class A-IOA component, Class B-1A component and Class B-IOA certificates. Distributions on the Group II certificates will be derived primarily from payments on the home equity loans in Group II. Principal distributions on the Class A-3A certificates will be based on the principal received on a subgroup of Group II consisting of home equity loans with initial principal balances of, in most cases, $240,000 or less. Principal distributions on the Class A-4A certificates will be based on the principal received on a subgroup of Group II consisting of home equity loans with initial principal balances of greater than, in most cases, $240,000. Principal distributions on the Class A-5A certificates will be based on the ratio of the outstanding principal balance of the Class A-5A certificates to the outstanding balance of the Class A certificates with respect to Group II.

     Book-Entry Registration.....We will issue the offered certificates in book-entry form. You will hold your interests through a depository. While the offered certificates are book-entry they will be registered in the name of the applicable depository, or in the name of the nominee of the depository. Transfers within any depository system will be in accordance with the usual rules and operating procedures of that system.

Distributions to Certificateholders

     General.....................You will be entitled to receive payments of interest on each distribution date. The amount of interest that you are entitled to receive on any distribution date is subject to reduction as a result of (1) the application of the Soldier's and Sailor's Civil Relief Act of 1940 and (2) the servicer's failure to pay compensating interest to the trust. The amount of principal you will be entitled to receive will vary depending on a number of factors, including the payments received on the home equity loans in the related group. If you hold an offered certificate on the applicable record date, you will be entitled to receive payments on the related distribution date.

     Certificate Interest........The interest rate on any distribution date for a Class A certificate will be the interest rate set forth in this prospectus supplement. The Class A-IO certificates will receive interest based on the interest rates set forth in this prospectus supplement for the related Class A-IO component certificates. The subordinated offered certificates will receive interest based on the interest rates set forth in this prospectus supplement for the related Class B component certificates. Interest on the Class B and Class A-IO component certificates will be separately calculated for each Class B or Class A-IO, as applicable, component certificate and you will be entitled to receive the sum of the interest on each Class B or Class A-IO, as applicable, component certificate.

                                 You can use the following formula to calculate your current interest payment on any distribution date:

                                 N     x IR x PB= your interest payment
                                 ---
                                 360

                                 N= for the fixed rate certificates, 30 and for the adjustable rate certificates, the number of days from the last distribution date (or in the case of the initial distribution date, from July 21, 1999) until the current distribution date.

                                 IR= the applicable per annum interest rate.

                                 PB= the principal balance or notional amount of your certificates or component certificate immediately prior to any distributions on such distribution date.

Interest Rate Cap................The interest rate for the Class A-3A, Class
                                 A-4A and Class A-5A certificates and the Class B component certificates is limited by a maximum rate cap that will be determined based on the weighted average of the interest rates on the applicable group of home equity loans (net of certain fees and expenses).

Principal........................On each distribution date, the trustee will distribute principal of the classes of offered certificates in the manner and priority discussed under the caption "Description of the Certificates - Distributions" in this prospectus supplement.

Trust Property...................The trust property is held by the trustee for the benefit of the certificateholders and the certificate insurer. The trust property includes:

                                 o    a pool of sub-prime, closed-end, fixed
                                      rate and adjustable rate home equity loans transferred to the trust on the closing date secured by first lien deeds of trust or mortgages primarily on one- to four-family residential properties;

                                 o payments on the home equity loans due and received after the cut-off date (other than payments of interest due on or prior to July 1, 1999);

                                 o property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

                                 o    certain rights of the depositor under a
                                      mortgage loan purchase agreement;

                                 o    amounts on deposit in the accounts
                                      specified in this prospectus supplement;

                                 o    rights under any hazard insurance
                                      policies, if any covering the mortgaged
                                      properties; and

                                 o    proceeds of the foregoing.

The Home Equity Loans

     General.....................On the closing date, the trust will purchase a pool of home equity loans. The statistical information presented in this prospectus supplement is with respect to 8,559 home equity loans, in the aggregate principal balance of approximately $940,747,487 as of the cut-off date. Certain of these home equity loans may not be purchased by the trust and other home equity loans may be purchased by the trust on the closing date.

                                 The home equity loans will be divided into two groups. Each of the home equity loan groups will constitute a separate sub-trust. The Group I home equity loan group will contain home equity loans that bear interest at fixed rates. The Group II home equity loan group will contain home equity loans that bear interest at rates that adjust semi-annually based on six-month LIBOR and the applicable gross margin (subject to the limitations described herein). The home equity loans in each group will be subdivided into subgroups based on whether the principal balance of such loan is greater than or equal to or less than, in most cases, $240,000.

                                 The initial rate adjustment date for those home equity loans that bear interest at an adjustable rate is either (a) six months after the date of origination of the related home equity loan or (b) two or three years after the date of origination of the related home equity loan. The home equity loans are secured by first lien mortgages or deeds of trust primarily on one- to four-family residential properties, located in 50 states and the District of Columbia. None of the home equity loans are insured by primary mortgage insurance policies.

     Group Ia Home Equity
      Loans......................The home equity loans in Group Ia will have the following characteristics as of the cut-off date:

                                 o  number of home equity loans:           2,430
                                 o  aggregate principal balance:    $179,931,873
                                 o  average principal balance:           $74,046
                                 o  maximum principal balance:          $356,214
                                 o  minimum principal balance:           $12,421
                                 o  latest maturity date:          April 1, 2029
                                 o  interest rates range:        7.00% to 13.99%
                                 o  weighted average interest rate:       10.16%
                                                                   (approximate)
                                 o  weighted average remaining
                                    term:                          333.44 months
                                                                  (approximate)
                                 o  remaining term range:          105 months to
                                                                   358 months
                                 o  weighted average
                                    original loan-to-value ratio:         73.70%
                                                                  (approximate)
                                 o  maximum original loan-to-value ratio: 90.00%
                                 o  % of balloon loans:                    0.81%
                                                                  (approximate)

     Group Ib Home Equity
      Loans......................The home equity loans in Group Ib will have the following characteristics as of the cut-off date:

                                 o  number of home equity loans:             388
                                 o  aggregate principal balance:     $52,418,242
                                 o  average principal balance:          $135,099
                                 o  maximum principal balance:          $748,825
                                 o  minimum principal balance:            $8,605
                                 o  latest maturity date:          April 1, 2029
                                 o  interest rates range:        7.25% to 13.50%
                                 o  weighted average interest rate:        9.75%
                                                                   (approximate)
                                 o  weighted average remaining
                                    term:                          348.49 months
                                                                  (approximate)
                                 o  remaining term range:          165 months to
                                                                   358 months
                                 o  weighted average
                                     original loan-to-value ratio:        74.97%
                                                                   (approximate)
                                 o  maximum original loan-to-value ratio: 90.00%
                                 o  % of balloon loans:                    0.26%
                                                                   (approximate)

     Group IIa Home Equity
      Loans The home equity loans in Group IIa will have the following characteristics as of the cut-off date:

                                 o  number of home equity loans:           4,477
                                 o  aggregate principal balance:    $453,279,647
                                 o  average principal balance:          $101,246
                                 o  maximum principal balance:          $349,391
                                 o  minimum principal balance:           $11,846
                                 o  latest maturity date:          April 1, 2029
                                 o  weighted average current interest rate:9.79%
                                                                   (approximate)
                                 o  current interest rates range:6.49% to 14.25%
                                 o  weighted average gross margin:         6.74%
                                                                   (approximate)
                                 o  gross margin range:          4.00% to 10.00%
                                 o  weighted average maximum
                                     interest rate:                       15.79%
                                                                   (approximate)
                                 o  maximum interest rate range:12.49% to 20.25%
                                 o  weighted average minimum
                                    interest rate:                         9.78%
                                                                   (approximate)
                                 o  minimum interest rate range: 6.49% to 14.25%
                                 o  weighted average remaining
                                    term:                          355.22 months
                                                                   (approximate)
                                 o  remaining term range:          172 months to
                                                                   358 months
                                 o  weighted average original
                                    loan-to-value ratio:                  77.63%
                                                                   (approximate)
                                 o  maximum original loan-to-value
                                    ratio:                                90.00%
                                 o  % of Six-Month Adjustable Rate Loans
                                    (by principal balance):                5.53%
                                 o  % of 2/28 Adjustable Rate Loans (by
                                    principal balance):                   87.45%
                                 o  % of 3/27 Adjustable Rate Loans (by
                                    principal balance):                    7.02%
                                 o  weighted average initial interest rate
                                    adjustment cap:                        1.13%
                                 o  weighted average periodic interest
                                    rate adjustment cap:                   1.00%
                                 o  weighted average lifetime interest rate
                                    adjustment cap:                        6.01%

     Group IIb Home Equity
      Loans......................The home equity loans in Group IIb will have the following characteristics as of the cut-off date:

                                 o  number of home equity loans:           1,264
                                 o  aggregate principal balance:    $255,117,725
                                 o  average principal balance:          $201,834
                                 o  maximum principal balance:          $868,868
                                 o  minimum principal balance:           $14,275
                                 o  latest maturity date:          April 1, 2029
                                 o  weighted average current
                                    interest rate:                         9.36%
                                                                   (approximate)
                                 o  current interest rates range:       6.99% to
                                                                          12.99%
                                 o  weighted average gross margin:         6.79%
                                                                   (approximate)
                                 o  gross margin range:          4.25% to 10.90%
                                 o  weighted average maximum
                                    interest rate:                        15.36%
                                                                   (approximate)
                                 o  maximum interest rate
                                    range:                      12.99% to 18.99%
                                 o  weighted average minimum
                                    interest rate:                         9.36%
                                                                   (approximate)
                                 o  minimum interest rate range: 6.99% to 12.99%
                                 o  weighted average remaining
                                    term:                          355.61 months
                                                                   (approximate)
                                 o  remaining term range:          117 months to
                                                                   358 months
                                 o  weighted average original
                                    loan-to-value ratio:                  78.55%
                                                                   (approximate)
                                 o  maximum original loan-to-value
                                    ratio:                                90.00%
                                 o  % of Six-Month Adjustable Rate
                                    Loans (by principal balance):          8.93%
                                 o  % of 2/28 Adjustable Rate Loans (by
                                    principal balance):                   84.26%
                                 o  % of 3/27 Adjustable Rate Loans (by
                                    principal balance):                    6.80%
                                 o  weighted average initial interest rate
                                    adjustment cap:                        1.12%
                                 o  weighted average periodic interest
                                    rate adjustment cap:                   1.00%
                                 o  weighted average lifetime interest rate
                                    adjustment cap:                        6.00%

Delinquency Advances, Servicing
Advances and Compensating
Interest.........................Each month the servicer will determine the amount of any unpaid interest and principal due on the home equity loans due to delinquent payments. If the servicer believes that such unpaid interest and principal can be recovered, then the servicer will advance such unpaid interest and principal (net of the servicing fee) to the trust. The servicer will also pay expenses in connection with loss mitigation strategies. The trust will reimburse the servicer for such advances and expenses from future collections on the related home equity loan.

                                 The servicer will provide to the trust any shortfall in the anticipated collection of interest on a home equity loan (net of the servicing fee) that is caused by a full prepayment of a home equity loan up to the amount of the servicing fee.

Credit Enhancement...............Credit enhancement refers to a mechanism that is intended to protect the holders of certain classes of certificates against losses due to defaults by the borrowers under the home equity loans.

                                 The Class A and Class A-IO component
                                 certificates have the benefit of four types of credit enhancement:

                                 o the use of excess interest to cover losses and to create overcollateralization;

                                 o    the two year interest rate cap agreement;

                                 o    subordination of the Class B Certificates;
                                      and

                                 o    the financial guaranty insurance policies.

                                 The Class B component certificates, and
                                 consequently, the subordinated offered
                                 certificates have the benefit of only the first two forms of credit enhancement described above. The subordinated certificates are not covered by the financial guaranty insurance policies.

Optional Termination.............On any date when the aggregate principal balance of the certificates is less than 10% of their principal balances on the closing date and to the extent certain conditions specified in the pooling and servicing agreement are satisfied, the holder of the Class X-F certificates will have the right to purchase the home equity loans from the trust. If the holder of the Class X-F certificates does not exercise such right, the certificate insurer or the servicer may purchase such home equity loans.

Optional Purchase of
Defaulted Home Equity Loans......The holder of the related Class X certificate has the option, but is not obligated, and if such option is not exercised, the servicer has the option, but is not obligated, to purchase from the trust any home equity loan that becomes 90 days or more delinquent.

Federal Tax Consequences.........Stroock & Stroock & Lavan LLP has acted as counsel to the depositor and is of the opinion that:

                                 o    The trust will include four real estate
                                      mortgage investment conduits or "REMICs" for federal income tax purposes.

                                 o The offered certificates will constitute "regular interests" in a REMIC and will be treated as debt instruments of such REMIC for federal income tax purposes with payment terms equivalent to the terms of such certificates.

ERISA Considerations.............The acquisition of a Class A or Class A-IO certificate by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA could, in some instances, result in a "prohibited transaction" or other violation of the fiduciary responsibility provisions of ERISA and the Internal Revenue Code. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the Class A or Class A-IO certificates. The subordinated offered certificates are not eligible for purchase by plans other than insurance company general accounts pursuant to Prohibited Transaction Class Exemption 95-60.

                                 Any plan fiduciary considering whether to purchase any Class A or Class A-IO certificate on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Internal Revenue Code. Subject to the considerations and conditions described under herein and in the prospectus, it is expected that the Class A or Class A-IO certificates may be purchased by a plan.

Legal Investment.................Considerations The Class A and Class A-IO
                                 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984) as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The subordinated offered certificates will not constitute "mortgage related securities."

Certificate Rating...............Before the offered certificates can be issued, the trust must obtain the following ratings:

                                 Class A Certificates

                                 o    "AAA" by Standard & Poor's Ratings
                                      Services, a division of The McGraw-Hill
                                      Companies, Inc. and Duff & Phelps Credit
                                      Rating Co.
                                 o    "Aaa" by Moody's Investors Service, Inc.

                                 Class A-IO Certificates
                                 o    "AAAr" by Standard & Poor's Ratings
                                      Services, a division of The McGraw-Hill
                                      Companies, Inc.
                                 o    "Aaa" by Moody's Investors Service, Inc.
                                 o    "AAA" by Duff & Phelps Credit Rating Co.

                                 Class B-1 Certificates
                                 o    "BBB" by Duff & Phelps Credit Rating Co.
                                 o    "Baa3" by Moody's Investors Service, Inc.

                                  RISK FACTORS

     You should carefully consider the following risk factors prior to any purchase of certificates. You should also consider the information set forth under "Risk Factors" in the prospectus.

     You May Have Difficulty Selling Your Certificates. The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriter intends to make a secondary market for the offered certificates. The underwriter may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be such times again in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

     Underwriting Standards. Long Beach Mortgage Company's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan and the applicant's credit standing and ability to repay. Long Beach Mortgage Company provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While Long Beach Mortgage Company's primary consideration in underwriting a mortgage loan is the value of the mortgaged property as collateral, Long Beach Mortgage Company also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Long Beach Mortgage Company's underwriting standards do not prohibit a mortgagor from obtaining secondary financing from other sources at the time of origination of Long Beach Mortgage Company's first lien. Any such secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property that is indicated in Long Beach Mortgage Company's loan-to-value ratio determination. Asset Backed Securities Corporation believes that WMC Mortgage Corp.'s underwriting standards utilize factors similar to Long Beach Mortgage Company's underwriting standards in underwriting mortgage loans to its underwriting standards.

     As a result of the foregoing, the rates of delinquency, foreclosure and bankruptcy on the home equity loans are likely to be higher, and may be substantially higher, than on mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related home equity loans.

     Servicing Risk. The servicing of home equity loans of the type originated by the originators (as compared to the servicing of prime mortgage loans) requires special skill and diligence. The servicing of these types of home equity loans generally require more attention to each account, earlier and more frequent contact with borrowers in default and commencing the foreclosure process at an earlier stage of default. The servicer began directly servicing home equity loans in November 1998. As a result the servicer has limited experience servicing home equity loans similar to the home equity loans being sold to the trust. The servicer's lack of experience in servicing home equity loans may result in greater defaults and losses on the home equity loans. This may result in an accelerated prepayment of your certificates and losses on the subordinated certificates.

     Because the servicer commenced its direct servicing operations in November 1998, the servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the servicer's performance in servicing mortgage loans similar to the home equity loans, other than to the limited extent as described under "THE SERVICER-- Delinquency and Loss Experience" in this prospectus supplement. There can be no assurance that such experience is or will be representative of the performance of the home equity loans.

     Pursuant to the pooling and servicing agreement, the certificate insurer will have the right to remove the servicer and the holders of the Class X certificates (with the prior written consent of the certificate insurer) of the related group will have the right to appoint a special servicer for delinquent mortgage loans. In the event that the certificate insurer removes the servicer and appoints a successor servicer or the holder of a Class X certificate (with the prior written consent of the certificate insurer) appoints a special servicer, the servicing of the home equity loans or a delinquent home equity loan will be transferred. During such period, interruptions in servicing may occur, potentially resulting in the home equity loans suffering a higher default rate.

     For a description of the servicing process, we refer you to "THE SERVICER" for more detail.

     Additional Risks Associated with the Home Equity Loans. Approximately 33.85% of the home equity loans, by aggregate principal balance as of the cut-off date, had a loan-to-value ratio at origination in excess of 80% but will not be covered by a primary mortgage insurance policy. No home equity loan will have a loan-to-value ratio exceeding 90% at origination. Home equity loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any home equity loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

     Geographic Concentration May Affect Performance. Approximately 23.72% and 36.91% of the home equity loans in Group I and Group II, respectively, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties located in the state of California. The aggregate principal balance of home equity loans in the California zip code with the largest amount of such home equity loans was approximately $1,091,165 and $2,587,507 in Group I and Group II, respectively. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the home equity loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the home equity loans may be expected to increase, and may increase substantially. A higher rate of default may result in accelerated payments on your certificates. You will bear any reinvestment risk associated with any accelerated payments.

     Risk of Early Defaults. Substantially all of the home equity loans were originated within twelve months prior to the cut-off date. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

     Prepayment Risks. Approximately 30.63% of the Group I home equity loans and approximately 16.31% of the Group II home equity loans, in each case, as of the cut-off date, may be prepaid in whole or in part at any time without penalty. Home equity loans may not be viewed by borrowers as permanent financing. Accordingly, the home equity loans may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition all of the home equity loans contain due-on-sale provisions and the servicer will be required by the pooling and servicing agreement to enforce such provisions unless such enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice and the pooling and servicing agreement, permits the purchaser of the related mortgaged property to assume such home equity loan. To the extent permitted by applicable law, any such assumption will not release the original borrower from its obligation under any such home equity loan.

     We refer you to "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--'Due-on-Sale Clauses'" in the Prospectus for more detail.

     Approximately 86.31% of the Group II home equity loans as of the cut-off date are 2/28 Adjustable Rate Loans, having a two year fixed rate term followed by a 28 year adjustable rate term. Approximately 6.94% of the Group II home equity loans as of the cut-off date are 3/27 Adjustable Rate Loans, having a three year fixed rate term followed by a 27 year adjustable rate term. As with all home equity loans, the rate of prepayments on home equity loans that are 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans and are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans may differ from that of the other home equity loans. As a 2/28 Adjustable Rate Loan or a 3/27 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

     Generally, if prevailing interest rates fall significantly below the interest rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the home equity loans, the rate of prepayments is likely to decrease. The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments relating to the home equity loans) on the home equity loans. In general, the yield on an offered certificate that is purchased at a premium from the outstanding principal amount thereof may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, the yield on an offered certificate that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level of prepayments.

     We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS" for more detail.

     Effect of Home Equity Loan Yield on Certificate Rate of Group II Certificates and Subordinated Offered Certificates; Basis Risk. Approximately 6.76% of the Group II home equity loans as of the cut-off date are Six-Month Adjustable Rate Loans. Such home equity loans adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits. The remaining Group II home equity loans are either 2/28 Adjustable Rate Loans or 3/27 Adjustable Rate Loans. Such home equity loans provide for a fixed interest rate for a period of approximately two years or three years, as applicable, following origination and thereafter provide for interest rate and payment adjustments in a manner similar to the Six-Month Adjustable Rate Loans. The interest rate for the Group II certificates (other than Class A-IOA component certificate and Class B-IOA certificate) and the Class B component certificates is determined in accordance with and adjusts monthly based upon one-month LIBOR, and is subject to interest rate caps. One-month LIBOR and six-month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or is falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR. Furthermore, even if one-month LIBOR and six-month LIBOR were at the same level, various factors may cause an interest rate cap to limit the amount of interest that would otherwise be distributable on the Group II certificates (other than Class A-IOA component certificate and Class B-IOA certificate) and the Class B component certificates. The operation of an interest rate cap may cause the certificate rate of any of such certificates to be reduced for extended periods in a rising interest rate environment and could result in the temporary or permanent decline in the market value of any of such certificates.

     We refer you to "DESCRIPTION OF THE CERTIFICATES--Calculation of One-Month LIBOR" for more detail.

     In addition, the interest rates on the Group II home equity loans are subject to periodic interest rate adjustment caps and maximum rate caps, the weighted average margin of the home equity loans in Group II is subject to change based upon prepayment experience and the weighted average coupon rate of the home equity loans in Group II is subject to change based upon prepayment experience, which also may result in an interest rate cap limiting increases in the certificate rate for certain of the certificates. Finally, the home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the Group II certificates (other than Class A-IOA component certificate and Class B-IOA certificate) and the Class B component certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days. This may result in an interest rate cap limiting the certificate rate for such certificates in interest periods that have more than 30 days. Consequently, the interest that becomes due on the home equity loans (net of the sum of the fees payable to each of the servicer, the trustee and the certificate insurer) with respect to any distribution date may be insufficient to pay you interest at your stated certificate rate.

     Yield Considerations Relating to Excess Cash. If the Class A and Class B component certificates related to a home equity loan group are overcollateralized by such home equity loan group below the required amount, certain excess interest, if any, will be distributable to you as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which such excess interest is distributed as a payment of principal. If the actual rate of such excess interest distribution is slower than the rate anticipated by an investor who purchases a related offered certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such excess interest distribution is faster than the rate anticipated by an investor who purchases a related offered certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of such excess interest available for such distribution with respect to a home equity loan group on any distribution date will be affected by:

     o the actual amount of interest received, collected or recovered in respect of the home equity loans in such home equity loan group during the calendar month prior to the related distribution date;
     o changes in the weighted average of the coupon rates of such home equity loans resulting from prepayments and liquidations of home equity loans in the related home equity loan group; and
     o in the case of Group II home equity loans, adjustments in the related interest rates.

     Owners of Class A-IO Certificates may not Recover their Initial Investments. An investment in the Class A-IO certificates is risky because the return of the investment depends solely on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made. If borrowers prepay their mortgage loans very fast, investors in the Class A-IO certificates may not recover their initial investments. In addition, the Class A-IO certificates are not entitled to any distributions after the 30th distribution date.

     The Subordinated Offered Certificates have a Greater Risk of Loss than the Other Offered Certificates. The Class B component certificates of a group will not be allocated any distributions of interest until the Class A and Class A-IO component certificates of the related group receive their interest distributions and will not receive any distributions of principal until the Class A and Class A-IO component certificates of the related group receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the Class A, Class A-IO component and Class B component certificates of the related group, one or more of the related Class B component certificates will not receive all of their distributions. In addition, losses due to defaults by borrowers of the related group, will be allocated first to the related Class B component certificates and second to the unrelated Class B component certificates to the extent not covered by the amount of overcollateralization and excess interest in the related group at that time. Any allocation of a loss to a class of Class B component certificates will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. Losses are allocated to the Class B component certificates in the following order: (a) from Group I to the Class B-1F component certificate and then to the Class B-1A component certificate and
(b) from Group II to the Class B-1A component certificate and then to the Class B-1F component certificate. The Class A and Class A-IO Component certificates receive distributions before the Class B component certificates. As a result of the foregoing, the Class B-1 certificates will be affected to a larger degree by any losses on the home equity loans. In addition, following the exercise of the clean-up call, the Class B component certificates and consequently, the Class B-1 Certificates, may not receive amounts with respect to any losses allocated to the Class B component certificates that have not been previously reimbursed.

     The Trust Assets Are the Only Source of Payments on the Offered Certificates. All distributions on the offered certificates will be made from payments by borrowers under the home equity loans or, except in the case of the subordinated offered certificates, payments under the financial guaranty insurance policy. The trust has no other assets to make distributions on the offered certificates. The mortgage loans are not insured or guaranteed by any person. The trust is the only person that is obligated to make distributions on the offered certificates. The offered certificates are not insured by any governmental agency.

     Certificate Rating. The rating of the offered certificates will depend on an assessment by the rating agencies of the home equity loans and, with respect to the Class A and Class A-IO certificates, on an assessment of the claims-paying ability of the certificate insurer. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer below the rating initially given to the Class A and Class A-IO certificates may result in a reduction in the rating of the Class A and Class A-IO certificates. The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates, and such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to the offered certificateholders on a subordinated basis due to the application of the available funds cap described under the section "DESCRIPTION OF THE CERTIFICATES--Certificate Rate" or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons. Any downgrade in the rating of the certificate insurer will likely result in the downgrade of the rating of the offered certificates. No rating of the originator, the servicer or the company is required to maintain the rating of the offered certificates.

     Nature of Collateral. Even assuming that the mortgaged properties provide adequate security for the home equity loans, substantial delays in receiving proceeds could be encountered by the trust in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on offered certificates could occur if either the certificate insurer, the servicer or any special servicer were unable to perform their obligations under the pooling and servicing agreement or the policies. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable on the offered certificates and thereby reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, Class A and Class A-IO certificateholders could experience a loss if the certificate insurer were unable to perform its obligations under the policies.

     We refer you to "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS" in the Prospectus for more detail.

     Payments on the Home Equity Loans. When a full principal prepayment is made on a home equity loan, the mortgagor is charged interest only up to the date of such prepayment, rather than for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections payable on the Class A, Class A-IO component and Class B component certificates that are attributable to prepayment interest shortfalls, but only to the extent of the servicing fee for the related due period. The servicing fee will not be available to cover any shortfalls in interest collections on the home equity loans that are attributable to the Soldier's and Sailor's Civil Relief Act of 1940. Such interest shortfalls will not be covered by payments under the policies. Prepayment interest shortfalls, after application of the servicing fee as described above, will be so covered by the related policy. The policies will not cover the servicer's failure to pay compensating interest.

     Risks Associated With Year 2000 Compliance. As is the case with most companies using computers in their operations, the servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue during the next year. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in a major computer system failure or miscalculations. The servicer is presently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant.

     However, in the event that the servicer, or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the servicer under the agreement could be materially adversely affected.

     The Offered Certificates Are Not Suitable Investments for All Investors. The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                  THE SERVICER

     The information set forth in the following paragraphs has been provided by Long Beach Mortgage Company. None of the Depositor, the Seller, the Trustee, the Certificate Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

GENERAL

     Long Beach Mortgage Company, a Delaware corporation ("Long Beach" or the "Servicer" ), is a specialty finance company engaged in the business of originating, purchasing, servicing and selling sub-prime mortgage loans secured by one- to four-family residences. Long Beach began originating sub-prime mortgage loans in 1988 as a division of Long Beach Bank, F.S.B. To gain greater operating flexibility and improve its ability to compete against other financial services companies, in October 1994, Long Beach Bank, F.S.B. ceased operations, voluntarily surrendered its federal thrift charter and transferred its mortgage banking business to a new Delaware corporation called Long Beach Mortgage Company ("Old Long Beach").

     In May 1997, Old Long Beach completed a reorganization (the "Reorganization") of its business operations by transferring to its wholly-owned subsidiary, Long Beach Financial Corporation ("LBFC"), the assets and personnel related to Old Long Beach's broker-sourced mortgage lending and loan sales operations and approximately $40 million in cash. The assets received from Old Long Beach by LBFC were then transferred to Long Beach, a wholly-owned subsidiary of LBFC. Immediately following the Reorganization, Long Beach continued the activities previously conducted by the broker-sourced and loan sales divisions of Old Long Beach. LBFC is a publicly-traded company based in Orange, California.

     In May 1999, Washington Mutual, Inc. ("WM"), a publicly traded financial services company headquartered in Seattle, Washington, agreed to purchase LBFC. Long Beach anticipates that following the completion of the sale, it will continue to operate under the name Long Beach Mortgage Company with its current management team and employee group, as a subsidiary of WM. The transaction is subject to LBFC shareholder approval and certain regulatory approvals and filings.

     Substantially all of the loans originated by Long Beach while it operated as a division of Old Long Beach were serviced by the servicing division of Old Long Beach. Following the Reorganization, loans originated by Long Beach were master serviced by Long Beach and directly serviced by another entity. In November 1998, Long Beach began directly servicing loans and will directly service all of the Home Equity Loans.

     Long Beach is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

LENDING ACTIVITIES AND LOAN SALES

     Long Beach currently originates real estate loans through its network of offices and loan origination centers. Long Beach also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases Long Beach's whole loan sale agreements provide for the transfer of servicing rights.

     Long Beach's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. Long Beach's single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

     The following table summarizes Long Beach's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by Long Beach from other loan originators.

                     Three Months Ended March 31,                                   Year Ended December 31,
           ---------------------------------------    --------------------------------------------------------------------------

                        1999              1998                  1994(1)       1995(1)        1996(1)       1997(1)         1998

                                                    (Dollars in Thousands)
           ---------------------------------------------------------------------------------------------------------------------

Originations and
Purchases.........    $752,254          $491,058               $565,547      $592,542      $1,058,122    $1,685,742     $2,575,965

Sales.............    $742,004          $482,444               $562,054      $580,366      $1,029,789    $1,679,522     $2,521,606

-----------------
(1) Reflects activity of broker-sourced business of Old Long Beach up to May
    1997.

SERVICING GUIDELINES

     Long Beach services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Long Beach's servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of Long Beach relating to its loan servicing activities are reviewed annually as part of the audit of the Long Beach's financial statements conducted by its independent accountants.

     When a mortgagor fails to make a required payment on a residential mortgage loan, Long Beach attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases deficiencies are cured promptly. Pursuant to Long Beach's customary procedures for residential mortgage loans serviced by it for its own account, Long Beach generally mails a notice of intent to foreclose to the mortgagor after the loan is delinquent two payments and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by Long Beach. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family) first lien loans serviced directly by Long Beach that were originated or purchased by Long Beach:

                                                      Three Months Ended                Year Ended
                                                        March 31, 1999               December 31, 1998
                                                                       (Dollars in Thousands)
Total Outstanding Principal
  Balance......................................             $1,824,137                  $546,581
Number of Loans................................                 16,101                     4,865
DELINQUENCY
Period of Delinquency:
31-60 Days
    Principal Balance..........................                $26,705                      $312
    Number of Loans............................                    238                         2
    Delinquency as a Percentage
          of Total Outstanding
          Principal Balance....................                  1.46%                     0.06%
    Delinquency as a Percentage
          of Number of Loans...................                  1.48%                     0.04%
61-90 Days
    Principal Balance..........................                $11,438                        --
    Number of Loans............................                    108                        --
    Delinquency as a Percentage
          of Total Outstanding
          Principal Balance....................                  0.63%                        --
    Delinquency as a Percentage
          of Number of Loans...................                  0.67%                        --
91 Days or More
    Principal Balance..........................                $27,393                    $7,695
    Number of Loans............................                    264                        97
    Delinquency as a Percentage
          of Total Outstanding
          Principal Balance....................                  1.50%                     1.41%
    Delinquency as a Percentage
          of Number of Loans...................                  1.64%                     1.99%
Total Delinquencies:
    Principal Balance..........................                $65,536                    $8,007
    Number of Loans............................                    610                        99
    Delinquency as a Percentage
          of Total Outstanding
          Principal Balance....................                  3.59%                     1.46%
    Delinquency as a Percentage
          of Number of Loans...................                  3.79%                     2.03%
FORECLOSURES PENDING(1)
    Principal Balance..........................               $27, 354                    $7,597
    Number of Loans............................                    268                        96
    Foreclosures Pending as a
          Percentage of Total
          Outstanding Principal
          Balance..............................                  1.50%                     1.39%
    Foreclosures Pending as a
          Percentage of Number of
          Loans................................                  1.66%                     1.97%
NET LOAN LOSSES for the
  Period(2)....................................                   $397                      $928
NET LOAN LOSSES as a
  Percentage of Total Outstanding
  Principal Balance............................                  0.02%                     0.17%

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by Long Beach have been conveyed to REMIC trust funds.

     As of March 31, 1999, 41 one- to four-family residential properties relating to loans in Long Beach's servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

     There can be no assurance that the delinquency and loss experience of the Home Equity Loans will correspond to the loss experience of the Long Beach's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for Long Beach's total servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the Home Equity Loans will depend on the results obtained over the life of the Trust. Long Beach's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the Home Equity Loans. A substantial number of the Home Equity Loans may also have been originated based on Long Beach Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by Long Beach. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Home Equity Loans.

     The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by Long Beach has increased from $546,581 at December 31, 1998 to $1,824,137 at March 31, 1999, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Home Equity Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Home Equity Loans will not change.

                      ORIGINATION OF THE HOME EQUITY LOANS

GENERAL

     Long Beach originated 86.86% of the Home Equity Loans in Group I and 100.00% of the Home Equity Loans in Group II and WMC Mortgage Corp. ("WMC") originated 13.14% of the Home Equity Loans in Group I. Set forth below are the guidelines pursuant to which Long Beach originated the Home Equity Loans it originated. Asset Backed Securities Corporation believes that WMC's underwriting standards utilizes factors similar to Long Beach's underwriting standards in underwriting mortgage loans to its underwriting standards.

LONG BEACH HOME EQUITY LOANS

     The information set forth in the following paragraphs has been provided by Long Beach with respect to the Home Equity Loans originated by it, and Long Beach makes no statement with regard to the Home Equity Loans originated by WMC. None of the Depositor, the Seller, the Trustee, the Certificate Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

     The Home Equity Loans originated by Long Beach were originated generally in accordance with guidelines (the "Long Beach Underwriting Guidelines") established by Long Beach under the "Full Documentation", "Fast Trac" or "Stated Income" residential loan programs (the "Long Beach Underwriting Programs"). The Long Beach Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, Long Beach may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Long Beach Home Equity Loans to be included in the assets of the Trust will represent such underwriting exceptions.

     Under the Long Beach Underwriting Programs, during the underwriting process, Long Beach or the originator for Long Beach reviews and verifies the loan applicant's sources of income (except under the Stated Income and Fast Trac residential loan programs), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Long Beach Underwriting Guidelines. The Long Beach Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which generally conforms to Freddie Mac and Fannie Mae standards and (ii) a review of such appraisal, which review may be conducted by a representative of Long Beach or a staff appraiser and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Long Beach Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 90%. The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the mortgagor and the overall risks associated with the loan decision. Under the residential loan programs, the maximum combined loan-to-value ratio, including any second deeds of trust subordinate to Long Beach's first deed of trust, is generally 100% for owner occupied mortgaged properties and 90% for non-owner occupied mortgaged properties.

     All of the mortgage loans originated in the Long Beach Underwriting Programs are based on loan application packages submitted through mortgage brokerage companies or Long Beach's retail branches, or are purchased from approved originators pursuant to the Long Beach Underwriting Guidelines described herein. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to Long Beach for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the single-family mortgage loans originated by Long Beach.

     Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Long Beach obtains a credit report on each applicant from a credit reporting company. The applicant must generally provide to Long Beach or the originator for Long Beach a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Under the Full Documentation residential loan program, self-employed individuals are generally required to submit their most recent federal income tax return. As part of its quality control system, Long Beach reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of its pre-funding audit, Long Beach reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the Long Beach Underwriting Guidelines (except under the Stated Income program). Long Beach generally verifies the source of funds for the down payment.

     Mortgaged properties that are to secure mortgage loans underwritten under the Long Beach Underwriting Programs are appraised by qualified independent appraisers who are approved by Long Beach's internal valuation managers. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans in the Long Beach Underwriting Programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of Long Beach or a staff appraiser before the loan is funded.

     The Long Beach Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Long Beach Underwriting Programs generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Long Beach Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

     Under the Fast Trac and Stated Income residential loan programs, the mortgagor's employment and income sources must be stated on the mortgagor's application. The mortgagor's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the mortgagor's income as stated on the application is not independently verified. Verification of employment is required for salaried mortgagors only. Maximum loan-to-value ratios are generally lower under the Fast Trac and Stated Income residential loan programs than those permitted under the Full Documentation residential loan program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral property underwriting guidelines that apply to the Full Documentation residential loan program apply to the Fast Trac and Stated Income residential loan programs.

     Long Beach requires that all mortgage loans in the Long Beach Underwriting Programs have title insurance and be secured by liens on real property. Long Beach also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

     Risk Categories

     Under the Long Beach Underwriting Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Long Beach Underwriting Programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

     The Long Beach Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

     Credit Grade: "A-". Under the "A-" risk category, the applicant generally must have repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of two 30-day late payments and no 60-day late payments within the last 12 months is permitted on an existing mortgage loan. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Any and all payments 60 days or more late within the past 12 months may not represent more than 25% of the credit reported during that period. Minor derogatory items are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units. Generally, the debt service-to-income ratio maximum may be 47%, but this may be allowed to be increased to 55% based on the mortgagor's net disposable income and if the loan-to-value ratio is less than or equal to 85%.

     Credit Grade: "B". Under the "B" risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of three 30-day late payments within the last 12 months is acceptable on an existing mortgage loan. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. One to four minor derogatory items that are late 90 days or more are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. Any and all payments 60 days or more late within the past 12 months may not represent more than 35% of the credit reported during that period. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must be 50% or less but this may be increased to 55% based on the mortgagor's net disposable income and/or loan-to-value ratio.

     Credit Grade: "B-". Under the "B-" risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of one 60-day late payment within the last 12 months, and no payments delinquent more than 30 days at the time of application is permitted on an existing mortgage loan. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Payments 60 days or more late within the last 12 months may not represent more than 50% of the credit items reported during that period. No bankruptcy filings may have occurred during the preceding eighteen months and no discharge or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 75% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 75% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 65% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%.

     Credit Grade: "C". Under the "C" risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day late payments and one 90-day late payment, or three 60-day late payments and no 90-day late payments, within the last 12 months is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Consumer credit derogatory items will be considered on a case-by-case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding twelve months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 70% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

     Credit Grade: "D". Under the "D" risk category, the applicant may have experienced significant credit problems in the past. The applicant may be in bankruptcy, have a notice of default or foreclosure with a reasonable explanation including why the problem no longer exists. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 65% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 65% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 50% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

                      DESCRIPTION OF THE HOME EQUITY LOANS

GENERAL

     The statistical information presented in this Prospectus Supplement concerning the pool of home equity loans transferred to the Trust (the "Home Equity Loans") is with respect to 8,559 Home Equity Loans, in the aggregate principal balance of approximately $940,747,487 to be purchased by the Trust on the Closing Date (the "Home Equity Loans").

     This subsection describes generally certain characteristics of the Home Equity Loans. Unless otherwise noted, all statistical percentages in this Prospectus Supplement are measured by the aggregate outstanding principal balance of the Home Equity Loans as of the Cut-Off Date (the "Cut-Off Date Loan Balance"). All principal balances and percentages described herein are approximates. The "Loan Balance" with respect to each Home Equity Loan and as of any date of determination is the Cut-Off Date Loan Balance with respect to such Home Equity Loan excluding payments of principal due on or prior to the Cut-Off Date, whether or not received, less any principal payments and Delinquency Advances with respect to principal relating to such Home Equity Loan included in previous monthly remittances, provided, however, that the Loan Balance for any Home Equity Loan that has become a Liquidated Loan shall be deemed to be zero as of the first day of the Due Period following the Due Period in which such Home Equity Loan becomes a Liquidated Loan, and at all times thereafter.

     Each Home Equity Loan in the Trust will be assigned to one of two home equity loan groups (each, a "Home Equity Loan Group"). Each Home Equity Loan Group will constitute a separate sub-trust. The Group I Home Equity Loans will bear interest at fixed interest rates. The Group II Home Equity Loans will bear interest at adjustable interest rates. Distributions on the Group I Certificates will be based on amounts available for distribution in respect of the Group I Home Equity Loans. Distributions on the Group II Certificates will generally be based on amounts available for distribution in respect of the Group II Home Equity Loans.

     The Home Equity Loans to be transferred to the Trust on the Closing Date will consist of 2,818 fixed rate Home Equity Loans and 5,741 adjustable rate Home Equity Loans, evidenced by promissory notes (the "Notes") secured by first lien deeds of trust, security deeds or mortgages, which are located in 50 states and the District of Columbia. The aggregate outstanding Cut-Off Date Loan Balance of the Group I Home Equity Loans is $232,350,115 or approximately 24.70% of the Cut-Off Date Loan Balance of the Home Equity Loans; and the aggregate outstanding Cut-Off Date Loan Balance of the Group II Home Equity Loans is $708,397,372 or approximately 75.30% of the Cut-Off Date Loan Balance of the Home Equity Loans. The first lien deeds of trust or mortgages on one- to four-family residential properties (the "Mortgaged Properties") securing the Home Equity Loans consist primarily of one- to four-family residential properties and manufactured housing treated as real property under applicable state law. The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes). All of the Home Equity Loans were originated no earlier than September 16, 1997. No Original Loan-to-Value Ratio relating to any Home Equity Loan exceeded 90.00% as of the Cut-Off Date. None of the Home Equity Loans are insured by pool mortgage insurance policies or primary mortgage insurance policies.

     The Original Loan-to-Value Ratios shown below were calculated based upon the lesser of the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values") or the sales price of such Mortgaged Property (provided that the sales price shall be deemed to equal the Appraised Value in the case of a Home Equity Loan for which the proceeds were not used to purchase the related Mortgage Property). The "Original Loan-to-Value Ratio" of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the lesser of the Appraised Value or the sales price of such Mortgaged Property (provided that the sales price shall be deemed to equal the Appraised Value in the case of a Home Equity Loan for which the proceeds were not used to purchase the related Mortgage Property). In the instance where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio.

     We refer you to "RISK FACTORS--Underwriting Standards" for more detail.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgage, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

GROUP I HOME EQUITY LOANS

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group I ("Group I Home Equity Loans") was $82,452. The minimum and maximum Cut-Off Date Loan Balance of the Group I Home Equity Loans were $8,605 and $748,825 respectively. As of the Cut-Off Date, the weighted average per annum interest rate (the "Coupon Rate") of the Group I Home Equity Loans was approximately 10.07% per annum; the Coupon Rates of the Group I Home Equity Loans ranged from 7.00% to 13.99% per annum; the weighted average Original Loan-to-Value Ratio of the Group I Home Equity Loans was approximately 73.99%; the weighted average original term to maturity was approximately 342 months; the weighted average remaining term to maturity of the Group I Home Equity Loans was approximately 337 months; and the remaining terms to maturity of the Group I Home Equity Loans ranged from 105 months to 358 months. Group I Home Equity Loans containing "balloon" payments represented approximately 0.69% of the Cut-Off Date Loan Balance of the Group I Home Equity Loans. No Group I Home Equity Loan will mature later than April 1, 2029. As of the Cut-Off Date, 1.28% Group I Home Equity Loans were more than 30 days past due but less than 60 days past due. However, investors in the Offered Certificates should be aware that approximately 6.74% of the Group I Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after May 1, 1999 and it was not possible for such Group I Home Equity Loans to be more than 30 days past due as of the Cut-Off Date.

GROUP Ia HOME EQUITY LOANS

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group Ia ("Group Ia Home Equity Loans") was $74,046. The original Loan Balance of each Group Ia Home Equity Loan at origination will be less than or equal to $240,000, provided that the Loan Balance of Group Ia Home Equity Loans for which the related Mortgaged Property is (i) in Alaska or Hawaii or (ii) is a 2-4 family property, may be up to $461,350. The minimum and maximum Cut-Off Date Loan Balance of the Group Ia Home Equity Loans were $12,421 and $356,214 respectively. As of the Cut-Off Date, the Coupon Rate of the Group Ia Home Equity Loans was approximately 10.16% per annum; the Coupon Rates of the Group Ia Home Equity Loans ranged from 7.00% to 13.99% per annum; the weighted average Original Loan-to-Value Ratio of the Group Ia Home Equity Loans was approximately 73.70%; the weighted average original term to maturity was approximately 339 months; the weighted average remaining term to maturity of the Group Ia Home Equity Loans was approximately 333 months; and the remaining terms to maturity of the Group Ia Home Equity Loans ranged from 105 months to 358 months. With respect to each Group Ia Home Equity Loan, the original principal balance was no more than $360,000. Group Ia Home Equity Loans containing "balloon" payments represented approximately 0.81% of the Cut-Off Date Loan Balance of the Group Ia Home Equity Loans. No Group Ia Home Equity Loan will mature later than April 1, 2029. As of the Cut-Off Date, 1.37% Group Ia Home Equity Loans were more than 30 days past due but less than 60 days past due. However, investors in the Offered Certificates should be aware that approximately 7.33% of the Group Ia Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after May 1, 1999 and it was not possible for such Group Ia Home Equity Loans to be more than 30 days past due as of the Cut-Off Date.

     Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Group Ia Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group Ia and other fixed rate Home Equity Loans may be substituted therefor. Certain characteristics of the Group Ia Home Equity Loans may vary but any such variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

     PRINCIPAL BALANCES AT ORIGINATION OF THE GROUP IA HOME EQUITY LOANS

                                                                                         % of Group Ia Loans
                                       Number of Home           Aggregate Original      by Aggregate Original
Principal Balance at Origination        Equity Loans            Principal Balance        Principal Balance

$  10,000.01 -    $  20,000.00               64                   $    1,117,338            0.62%
$  20,000.01 -    $  30,000.00              210                        5,479,005            3.03
$  30,000.01 -    $  40,000.00              336                       11,863,921            6.56
$  40,000.01 -    $  50,000.00              320                       14,549,885            8.05
$  50,000.01 -    $  60,000.00              298                       16,508,690            9.13
$  60,000.01 -    $  70,000.00              215                       14,063,338            7.78
$  70,000.01 -    $  80,000.00              172                       12,930,397            7.15
$  80,000.01 -    $  90,000.00              138                       11,766,043            6.51
$  90,000.01 -    $ 100,000.00              120                       11,506,446            6.36
$ 100,000.01 -    $ 110,000.00              101                       10,582,149            5.85
$ 110,000.01 -    $ 120,000.00               90                       10,393,862            5.75
$ 120,000.01 -    $ 130,000.00               77                        9,635,069            5.33
$ 130,000.01 -    $ 140,000.00               60                        8,103,030            4.48
$ 140,000.01 -    $ 150,000.00               37                        5,371,270            2.97
$ 150,000.01 -    $ 160,000.00               25                        3,882,068            2.15
$ 160,000.01 -    $ 170,000.00               28                        4,631,920            2.56
$ 170,000.01 -    $ 180,000.00               30                        5,280,060            2.92
$ 180,000.01 -    $ 190,000.00               24                        4,433,435            2.45
$ 190,000.01 -    $ 200,000.00               21                        4,082,440            2.26
$ 200,000.01 -    $ 210,000.00               18                        3,713,950            2.05
$ 210,000.01 -    $ 220,000.00               16                        3,449,495            1.91
$ 220,000.01 -    $ 230,000.00               11                        2,464,400            1.36
$ 230,000.01 -    $ 240,000.00                9                        2,106,100            1.17
$ 240,000.01 -    $ 250,000.00                3                          735,300            0.41
$ 250,000.01 -    $ 350,000.00                6                        1,771,500            0.98
$ 350,000.01 -    $ 450,000.00                1                          360,000            0.20

Total                                    2,430                     $180,781,110          100.00%

         REMAINING PRINCIPAL BALANCES OF THE GROUP IA HOME EQUITY LOANS

                                                                                         % of Group Ia Loans
                                       Number of Home           Aggregate Original      by Aggregate Original
Principal Balance at Origination        Equity Loans            Principal Balance          Principal Balance

$ 10,000.01     -   $ 20,000.00             65                  $      1,126,925                 0.63%
$ 20,000.01     -   $ 30,000.00            215                         5,595,056                 3.11
$ 30,000.01     -   $ 40,000.00            336                        11,833,702                 6.58
$ 40,000.01     -   $ 50,000.00            319                        14,464,943                 8.04
$ 50,000.01     -   $ 60,000.00            295                        16,306,413                 9.06
$ 60,000.01     -   $ 70,000.00            216                        14,097,401                 7.83
$ 70,000.01     -   $ 80,000.00            171                        12,814,676                 7.12
$ 80,000.01     -   $ 90,000.00            138                        11,742,398                 6.53
$ 90,000.01     -   $100,000.00            121                        11,584,792                 6.44
$100,000.01     -   $110,000.00             99                        10,357,325                 5.76
$110,000.01     -   $120,000.00             90                        10,357,167                 5.76
$120,000.01     -   $130,000.00             78                         9,745,481                 5.42
$130,000.01     -   $140,000.00             61                         8,232,294                 4.58
$140,000.01     -   $150,000.00             35                         5,075,352                 2.82
$150,000.01     -   $160,000.00             26                         4,032,792                 2.24
$160,000.01     -   $170,000.00             28                         4,636,824                 2.58
$170,000.01     -   $180,000.00             29                         5,095,677                 2.83
$180,000.01     -   $190,000.00             25                         4,610,711                 2.56
$190,000.01     -   $200,000.00             19                         3,682,520                 2.05
$200,000.01     -   $210,000.00             18                         3,694,787                 2.05
$210,000.01     -   $220,000.00             18                         3,875,649                 2.15
$220,000.01     -   $230,000.00             10                         2,245,377                 1.25
$230,000.01     -   $240,000.00              8                         1,869,127                 1.04
$240,000.01     -   $250,000.00              3                           732,136                 0.41
$250,000.01     -   $350,000.00              6                         1,766,134                 0.98
$350,000.01     -   $450,000.00              1                           356,214                 0.20

Total                                    2,430                      $179,931,873               100.00%


          GEOGRAPHIC DISTRIBUTION OF THE GROUP IA MORTGAGED PROPERTIES

                                                                                      % of Group Ia Loans
                               Number of Home           Aggregate Remaining       by Aggregate Remaining
State                            Equity Loans            Principal Balance           Principal Balance

Alabama                           142                     $   7,779,552                    4.32%
Alaska                              6                           685,075                    0.38
Arizona                            24                         2,029,474                    1.13
Arkansas                           12                           606,675                    0.34
California                        342                        36,414,893                   20.24
Colorado                           66                         5,946,199                    3.30
Connecticut                        15                         1,621,984                    0.90
Florida                           169                        11,499,822                    6.39
Georgia                            28                         1,580,604                    0.88
Hawaii                             39                         7,493,953                    4.16
Idaho                              28                         1,741,225                    0.97
Illinois                           74                         5,539,825                    3.08
Indiana                            59                         3,140,245                    1.75
Iowa                               39                         2,122,790                    1.18
Kansas                              4                           212,705                    0.12
Louisiana                         147                         7,360,970                    4.09
Maine                               4                           186,694                    0.10
Maryland                            9                           816,310                    0.45
Massachusetts                      15                         1,404,094                    0.78
Michigan                           82                         5,253,256                    2.92
Minnesota                          26                         1,991,309                    1.11
Mississippi                        35                         2,029,868                    1.13
Missouri                           39                         2,173,802                    1.21
Montana                             9                           596,317                    0.33
Nebraska                           30                         1,761,649                    0.98
Nevada                             19                         2,157,407                    1.20
New Hampshire                       1                            49,968                    0.03
New Jersey                         13                           977,324                    0.54
New Mexico                         11                           996,627                    0.55
New York                          154                        13,845,181                    7.69
North Carolina                     11                           781,157                    0.43
North Dakota                        1                           119,319                    0.07
Ohio                               62                         3,508,784                    1.95
Oklahoma                           78                         3,628,872                    2.02
Oregon                             56                         4,481,775                    2.49
Pennsylvania                       76                         3,737,008                    2.08
Rhode Island                        4                           211,569                    0.12
South Carolina                     32                         2,064,710                    1.15
South Dakota                        7                           449,809                    0.25
Tennessee                          54                         3,899,702                    2.17
Texas                             283                        17,253,271                    9.59
Utah                               19                         1,751,855                    0.97
Vermont                             1                           142,203                    0.08
Virginia                           29                         2,107,626                    1.17
Washington                         43                         3,762,821                    2.09
Washington D C                      1                           127,305                    0.07
West Virginia                       2                           196,290                    0.11
Wisconsin                          24                         1,416,697                    0.79
Wyoming                             6                           275,305                    0.15
                                 ------                    ------------                  -------
Total                            2,430                     $179,931,873                  100.00%
                                 ======                    ============                  =======

             CURRENT COUPON RATES OF THE GROUP IA HOME EQUITY LOANS

                                                                                  % of Group Ia Loans
                              Number of Home           Aggregate Remaining       by Aggregate Remaining
Coupon Rate                   Equity Loans              Principal Balance          Principal Balance

 7.000% to  7.499%                7                       $    977,339                  0.54%
 7.500% to  7.999%               15                          1,667,591                  0.93
 8.000% to  8.499%               68                          8,074,671                  4.49
 8.500% to  8.999%               291                        31,038,494                 17.25
 9.000% to  9.499%               150                        13,638,073                  7.58
 9.500% to  9.999%               518                        41,409,737                 23.01
10.000% to 10.499%               219                        15,034,185                  8.36
10.500% to 10.999%               416                        28,696,278                 15.95
11.000% to 11.499%               180                        10,687,408                  5.94
11.500% to 11.999%               234                        13,335,140                  7.41
12.000% to 12.499%               121                         6,095,539                  3.39
12.500% to 12.999%               157                         6,970,222                  3.87
13.000% to 13.499%                40                         1,710,387                  0.95
13.500% to 13.999%                14                           596,810                  0.33
                               -----                         ---------                ------
Total                          2,430                      $179,931,873                100.00%
                               =====                      ============                =======

         REMAINING MONTHS TO MATURITY OF THE GROUP IA HOME EQUITY LOANS

                                                                                          % of Group Ia Loans
                                Number of Home              Aggregate Remaining          by Aggregate Remaining
Months Remaining                Equity Loans                 Principal Balance              Principal Balance

  61  to  120                          12                     $     557,656                   0.31%
121  to   180                         340                        18,614,323                  10.35
181  to   300                          43                         2,479,178                   1.38
301  to   360                       2,035                       158,280,716                  87.97
                                    -----                       -----------                 -------
Total                               2,430                      $179,931,873                 100.00%
                                    =====                      ============                 =======

         ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP IA HOME EQUITY LOANS

                                                                                     % of Group Ia Loans
                                Number of Home               Aggregate Remaining    by Aggregate Remaining
Original Loan-to-Value Ratio     Equity Loans                 Principal Balance       Principal Balance

50.00%  or less                     227                     $  12,433,852                    6.91%
50.01%  to 55.00%                   63                          4,153,861                    2.31
55.01%  to 60.00%                   137                        10,124,842                    5.63
60.01%  to 65.00%                   202                        14,053,798                    7.81
65.01%  to 70.00%                   308                        19,756,164                   10.98
70.01%  to 75.00%                   376                        25,222,399                   14.02
75.01%  to 80.00%                   562                        44,596,801                   24.79
80.01%  to 85.00%                   396                        35,169,869                   19.55
85.01%  to 90.00%                   159                        14,420,288                    8.01
                                  -----                      ------------                  ------
Total                             2,430                      $179,931,873                  100.00%
                                  =====                      ============                  =======

                LOAN PROGRAM OF THE GROUP IA HOME EQUITY LOANS(1)

                                                                                  % of Group Ia Loans
                              Number of Home             Aggregate Remaining    by Aggregate Remaining
Program                       Equity Loans               Principal Balance        Principal Balance

Fast Trac                          80                       $7,045,046                 4.58%
Full Documentation              1,524                      112,836,326                 73.28
Stated Income                     456                       34,099,869                 22.15
                                -----                     ------------                -------
Total                           2,060                     $153,981,241                100.00%
                                =====                     ============                =======
--------------
(1)      Only refers to Home Equity Loans originated by Long Beach.

                    PURPOSE OF THE GROUP IA HOME EQUITY LOANS

                                                                                            % of Group Ia Loans
                                 Number of Home              Aggregate Remaining          by Aggregate Remaining
Purpose                           Equity Loans                Principal Balance              Principal Balance

Purchase                              602                       $  40,517,758                 22.52%
Refinance - No Cash Out               472                          39,877,619                 22.16
Refinance Equity Take-Out           1,356                          99,536,495                 55.32
                                    -----                        ------------                -------
Total                               2,430                        $179,931,873                100.00%
                                    =====                        ============                ========

                      RISK CATEGORY OF THE GROUP IA HOME EQUITY LOANS(1)


                                                                                        % of Group Ia Loans
                               Number of Home             Aggregate Remaining          by Aggregate Remaining
Risk Category                   Equity Loans               Principal Balance              Principal Balance

A-                                 987                     $  86,551,521                 56.21%
B                                  265                        19,835,077                 12.88
B-                                 301                        20,567,931                 13.36
C                                  361                        18,440,460                 11.98
D                                  146                         8,586,252                  5.58
                                 -----                      ------------                -------
Total                            2,060                      $153,981,241                100.00%
                                 =====                      ============                =======

--------------
(1)      Only refers to Home Equity Loans originated by Long Beach.


           MORTGAGED PROPERTY TYPES OF THE GROUP IA HOME EQUITY LOANS

                                                                                           % of Group Ia Loans
                                  Number of Home             Aggregate Remaining          by Aggregate Remaining
Mortgaged Property Type            Equity Loans               Principal Balance              Principal Balance

2 to 4 units                          116                    $   9,684,788                 5.38%
Single Family                       2,314                      170,247,085                94.62
                                    -----                     ------------               -------
Total                               2,430                     $179,931,873               100.00%
                                    =====                     ============               =======

               OCCUPANCY STATUS OF THE GROUP IA HOME EQUITY LOANS

                                                                                         % of Group Ia Loans
                                Number of Home             Aggregate Remaining          by Aggregate Remaining
Occupancy Status                 Equity Loans               Principal Balance              Principal Balance

Non-Owner Occupied                    267                    $  15,250,087                  8.48%
Owner Occupied                      2,151                      163,819,587                  91.05
Second Home                            12                          862,199                   0.48
                                    -----                     ------------                 -------
Total                               2,430                     $179,931,873                 100.00%
                                    =====                     ============                 =======

GROUP Ib HOME EQUITY LOANS

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group Ib ("Group Ib Home Equity Loans") was $135,099. The minimum and maximum Cut-Off Date Loan Balance of the Group Ib Home Equity Loans were $8,605 and $748,825 respectively. As of the Cut-Off Date, the Coupon Rate of the Group Ib Home Equity Loans was approximately 9.75% per annum; the Coupon Rates of the Group Ib Home Equity Loans ranged from 7.25% to 13.50% per annum; the weighted average Original Loan-to-Value Ratio of the Group Ib Home Equity Loans was approximately 74.97%; the weighted average original term to maturity was approximately 354 months; the weighted average remaining term to maturity of the Group Ib Home Equity Loans was approximately 348 months; and the remaining terms to maturity of the Group Ib Home Equity Loans ranged from 165 months to 358 months. With respect to each Group Ib Home Equity Loan, the original principal balance was no more than $750,000. Group Ib Home Equity Loans containing "balloon" payments represented approximately 0.26% of the Cut-Off Date Loan Balance of the Group Ib Home Equity Loans. No Group Ib Home Equity Loan will mature later than April 1, 2029. As of the Cut-Off Date, 0.96% of Group Ib Home Equity Loans were more than 30 days past due but less than 60 days past due. However, investors in the Offered Certificates should be aware that approximately 4.73% of the Group Ib Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after May 1, 1999 and it was not possible for such Group Ib Home Equity Loans to be more than 30 days past due as of the Cut-Off Date.

     Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Group Ib Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group Ib and other fixed rate Home Equity Loans may be substituted therefor. Certain characteristics of the Group Ib Home Equity Loans may vary but any such variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

       PRINCIPAL BALANCES AT ORIGINATION OF THE GROUP IB HOME EQUITY LOANS

                                                                                               % of Group Ib Loans
                                      Number of Home             Aggregate Original          by Aggregate Original
Principal Balance at Origination       Equity Loans               Principal Balance            Principal Balance

$        -    -  $    10,000.00               2                   $     20,000                    0.04%
$  10,000.01  -  $    20,000.00              13                        220,635                    0.42
$  20,000.01  -  $    30,000.00              29                        700,460                    1.33
$  30,000.01  -  $    40,000.00              27                        964,935                    1.83
$  40,000.01  -  $    50,000.00              38                      1,747,945                    3.32
$  50,000.01  -  $    60,000.00              35                      1,927,430                    3.66
$  60,000.01  -  $    70,000.00              29                      1,902,440                    3.61
$  70,000.01  -  $    80,000.00              29                      2,156,405                    4.10
$  80,000.01  -  $    90,000.00              18                      1,536,600                    2.92
$  90,000.01  -  $   100,000.00              15                      1,447,315                    2.75
$ 100,000.01  -  $   110,000.00              16                      1,676,240                    3.18
$ 110,000.01  -  $   120,000.00               7                        816,328                    1.55
$ 120,000.01  -  $   130,000.00               6                        749,900                    1.42
$ 130,000.01  -  $   140,000.00               6                        822,500                    1.56
$ 140,000.01  -  $   150,000.00               4                        580,150                    1.10
$ 150,000.01  -  $   160,000.00               5                        787,290                    1.50
$ 160,000.01  -  $   170,000.00               2                        332,400                    0.63
$ 170,000.01  -  $   180,000.00               4                        702,200                    1.33
$ 180,000.01  -  $   190,000.00               4                        745,000                    1.42
$ 190,000.01  -  $   200,000.00               4                        786,600                    1.49
$ 200,000.01  -  $   210,000.00               2                        409,500                    0.78
$ 210,000.01  -  $   220,000.00               1                        220,000                    0.42
$ 220,000.01  -  $   230,000.00               1                        224,250                    0.43
$ 230,000.01  -  $   240,000.00               4                        944,550                    1.79
$ 240,000.01  -  $   250,000.00               9                      2,209,000                    4.20
$ 250,000.01  -  $   350,000.00              42                     12,467,800                   23.68
$ 350,000.01  -  $   450,000.00              28                     11,184,860                   21.24
$ 450,000.01 and greater                      8                      4,367,350                    8.30
                                            ---                    ------------                 -------
Total                                       388                    $52,650,083                  100.00%
                                            ===                    ===========                  =======

         REMAINING PRINCIPAL BALANCES OF THE GROUP IB HOME EQUITY LOANS

                                                                                               % of Group Ib Loans
                                      Number of Home             Aggregate Original          by Aggregate Original
Principal Balance at Origination       Equity Loans               Principal Balance            Principal Balance

 $        -    -  $    10,000.00             3                     $     28,570                 0.05%
 $  10,000.01  -  $    20,000.00            14                          237,611                 0.45
 $  20,000.01  -  $    30,000.00            28                          675,926                 1.29
 $  30,000.01  -  $    40,000.00            28                        1,000,474                 1.91
 $  40,000.01  -  $    50,000.00            37                        1,696,928                 3.24
 $  50,000.01  -  $    60,000.00            34                        1,870,840                 3.57
 $  60,000.01  -  $    70,000.00            29                        1,895,979                 3.62
 $  70,000.01  -  $    80,000.00            29                        2,151,402                 4.10
 $  80,000.01  -  $    90,000.00            18                        1,532,883                 2.92
 $  90,000.01  -  $   100,000.00            15                        1,441,915                 2.75
 $ 100,000.01  -  $   110,000.00            16                        1,672,335                 3.19
 $ 110,000.01  -  $   120,000.00             7                          814,836                 1.55
 $ 120,000.01  -  $   130,000.00             6                          748,121                 1.43
 $ 130,000.01  -  $   140,000.00             6                          820,269                 1.56
 $ 140,000.01  -  $   150,000.00             5                          726,050                 1.39
 $ 150,000.01  -  $   160,000.00             4                          635,330                 1.21
 $ 160,000.01  -  $   170,000.00             2                          331,922                 0.63
 $ 170,000.01  -  $   180,000.00             4                          700,234                 1.34
 $ 180,000.01  -  $   190,000.00             4                          743,593                 1.42
 $ 190,000.01  -  $   200,000.00             5                          985,144                 1.88
 $ 200,000.01  -  $   210,000.00             1                          207,645                 0.40
 $ 210,000.01  -  $   220,000.00             1                          219,697                 0.42
 $ 220,000.01  -  $   230,000.00             1                          223,970                 0.43
 $ 230,000.01  -  $   240,000.00             5                        1,181,124                 2.25
 $ 240,000.01  -  $   250,000.00             8                        1,964,457                 3.75
 $ 250,000.01  -  $   350,000.00            42                       12,417,555                23.69
 $ 350,000.01  -  $   450,000.00            28                       11,138,756                21.25
 $ 450,000.01 and greater                    8                        4,354,674                 8.31
                                           ---                      -----------               -------
Total                                      388                      $52,418,242               100.00%
                                           ===                      ===========               =======

          GEOGRAPHIC DISTRIBUTION OF THE GROUP IB MORTGAGED PROPERTIES

                                                                                        % of Group Ib Loans
                             Number of Home              Aggregate Remaining          by Aggregate Remaining
State                         Equity Loans                Principal Balance              Principal Balance

Alabama                             3                   $      562,885                       1.07%
Alaska                              1                           76,328                       0.15
Arizona                             6                          809,707                       1.54
Arkansas                            1                           30,653                       0.06
California                         88                       18,695,906                      35.67
Colorado                           22                        2,437,353                       4.65
Connecticut                         5                        1,077,121                       2.05
Florida                            83                        5,864,031                      11.19
Georgia                             3                        1,002,894                       1.91
Hawaii                             23                        2,808,362                       5.36
Idaho                               1                           86,134                       0.16
Illinois                            7                        1,051,424                       2.01
Indiana                             2                          111,193                       0.21
Iowa                                1                           18,464                       0.04
Kentucky                            1                           52,795                       0.10
Louisiana                           5                          327,202                       0.62
Maryland                            1                          130,754                       0.25
Massachusetts                       3                          283,434                       0.54
Michigan                            6                          532,729                       1.02
Minnesota                           6                        1,152,556                       2.20
Mississippi                         2                          201,949                       0.39
Missouri                            2                           97,500                       0.19
Montana                             1                          114,579                       0.22
Nebraska                            1                           10,012                       0.02
Nevada                              4                          947,256                       1.81
New Jersey                          4                          791,248                       1.51
New Mexico                          4                          213,579                       0.41
New York                           17                        3,794,326                       7.24
North Carolina                      4                          219,027                       0.42
Ohio                                2                          402,529                       0.77
Oklahoma                            2                           31,666                       0.06
Oregon                              9                        1,267,208                       2.42
Pennsylvania                        2                           48,165                       0.09
South Carolina                      5                          472,404                       0.90
Tennessee                           3                          182,901                       0.35
Texas                              44                        3,838,867                       7.32
Utah                                3                          896,543                       1.71
Virginia                            2                          640,098                       1.22
Washington                          9                        1,136,461                       2.17
                                  ---                      -----------                    -------
Total                             388                      $52,418,242                    100.00%
                                  ===                      ===========                    =======

             CURRENT COUPON RATES OF THE GROUP IB HOME EQUITY LOANS

                                                                                      % of Group Ib Loans
                                Number of Home             Aggregate Remaining      by Aggregate Remaining
Coupon Rate                      Equity Loans               Principal Balance          Principal Balance

 7.000% to  7.499%                  1                        $    289,904                   0.55%
 7.500% to  7.999%                  7                           2,047,739                   3.91
 8.000% to  8.499%                 17                           2,555,484                   4.88
 8.500% to  8.999%                 79                          14,450,429                  27.57
 9.000% to  9.499%                 17                           4,447,840                   8.49
 9.500% to  9.999%                 91                          12,507,749                  23.86
10.000% to 10.499%                 21                           2,787,956                   5.32
10.500% to 10.999%                 72                           6,131,651                  11.70
11.000% to 11.499%                 20                           1,591,943                   3.04
11.500% to 11.999%                 32                           2,163,131                   4.13
12.000% to 12.499%                  7                           1,067,957                   2.04
12.500% to 12.999%                 18                           2,052,223                   3.92
13.000% to 13.499%                  5                             294,811                   0.56
13.500% to 13.999%                  1                              29,426                   0.06
                                  ---                         -----------                 -------
Total                             388                         $52,418,242                 100.00%
                                  ===                         ===========                 =======

         REMAINING MONTHS TO MATURITY OF THE GROUP IB HOME EQUITY LOANS

                                                                                      % of Group Ib Loans
                                Number of Home             Aggregate Remaining      by Aggregate Remaining
Months Remaining                 Equity Loans               Principal Balance          Principal Balance

121 to 180                          31                        $  1,646,590                  3.14%
181 to 300                           4                             220,216                   0.42
301 to 360                         353                          50,551,436                 96.44
                                   ---                         -----------                --------
  Total                            388                         $52,418,242                100.00%
                                   ===                         ===========                ========

         ORIGINAL LOAN0TO0VALUE RATIO OF THE GROUP IB HOME EQUITY LOANS

                                                                                      % of Group Ib Loans
                                Number of Home             Aggregate Remaining      by Aggregate Remaining
Original Loan-to-Value Ratio     Equity Loans               Principal Balance          Principal Balance

50.00%  or less                     32                        $  2,559,554                    4.88%
50.01%  to 55.00%                    6                             857,474                    1.64
55.01%  to 60.00%                   21                           3,405,023                    6.50
60.01%  to 65.00%                   22                           1,978,129                    3.77
65.01%  to 70.00%                   43                           6,046,867                   11.54
70.01%  to 75.00%                   56                           8,609,553                   16.43
75.01%  to 80.00%                  105                          13,035,771                   24.87
80.01%  to 85.00%                   78                          11,774,738                   22.46
85.01%  to 90.00%                   25                           4,151,134                    7.92
                                   ---                         -----------                  -------
Total                              388                         $52,418,242                  100.00%
                                   ===                         ===========                  =======

                LOAN PROGRAM OF THE GROUP IB HOME EQUITY LOANS(1)

                                                                                      % of Group Ib Loans
                                Number of Home             Aggregate Remaining      by Aggregate Remaining
Program                          Equity Loans               Principal Balance          Principal Balance

Fast Trac                           11                        $  1,669,350                    3.49%
Full Documentation                 267                          37,545,326                   78.47
Stated Income                       82                           8,633,374                   18.04
                                   ---                         -----------                  -------
Total                              360                         $47,848,050                  100.00%
                                   ===                         ===========                  =======

-----------------

(1)  Only refers to Home Equity Loans originated by Long Beach.


                                     PURPOSE OF THE GROUP IB HOME EQUITY LOANS

                                                                                      % of Group Ib Loans
                                Number of Home             Aggregate Remaining      by Aggregate Remaining
Purpose                          Equity Loans               Principal Balance          Principal Balance

Purchase                            122                       $ 11,874,592                 22.65%
Refinance 0 No Cash Out              86                         14,223,958                 27.14
Refinance Equity Take0Out           180                         26,319,693                 50.21
                                    ---                        -----------                ------
Total                               388                        $52,418,242                100.00%
                                    ===                        ===========                =======

               RISK CATEGORY OF THE GROUP IB HOME EQUITY LOANS(1)

                                                                                      % of Group Ib Loans
                                Number of Home             Aggregate Remaining      by Aggregate Remaining
Risk Category                    Equity Loans               Principal Balance          Principal Balance

A-                                  211                        $33,512,781                 70.04%
B                                    39                          3,888,691                  8.13
B-                                   40                          4,088,726                  8.55
C                                    39                          2,786,457                  5.82
D                                    31                          3,571,395                  7.46
                                    ---                        -----------                -------
Total                               360                        $47,848,050                100.00%
                                    ===                        ===========                =======

-------------------

(1)    Only refers to Home Equity Loans originated by Long Beach.

             MORTGAGED PROPERTY TYPES OF THE GROUP IB HOME EQUITY LOANS

                                                                                      % of Group Ib Loans
                                Number of Home             Aggregate Remaining      by Aggregate Remaining
Mortgaged Property Type          Equity Loans               Principal Balance          Principal Balance

2 to 4 units                         2                       $    755,374                  1.44%
Condo                              150                         11,052,406                 21.09
Manufactured Home                   68                          4,207,838                  8.03
PUD                                 60                          6,605,366                  12.60
Single Family                      102                         29,313,280                 55.92
Townhouse                            6                            483,977                  0.92
                                   ---                        -----------                -------
Total                              388                        $52,418,242                100.00%
                                   ===                        ===========                =======

               OCCUPANCY STATUS OF THE GROUP IB HOME EQUITY LOANS

                                                                                      % of Group Ib Loans
                                Number of Home             Aggregate Remaining      by Aggregate Remaining
Occupancy Status                 Equity Loans               Principal Balance          Principal Balance

Non-Owner Occupied                   35                        $  3,031,245                  5.78%
Owner Occupied                      346                          48,896,359                 93.28
Second Home                           7                             490,638                  0.94
                                    ---                         -----------                -------
Total                               388                         $52,418,242                100.00%
                                    ===                         ===========                =======

Group II Home Equity Loans

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group II ("Group II Home Equity Loans") was $123,393. The minimum and maximum Cut-Off Date Loan Balance of the Group II Home Equity Loans were $11,846 and $868,868, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group II Home Equity Loans was approximately 77.96%; the weighted average original term to maturity was approximately 360 months; the weighted average remaining term to maturity of the Group II Home Equity Loans was approximately 355 months; and the remaining terms to maturity of the Group II Home Equity Loans ranged from 117 months to 358 months. No Group II Home Equity Loan will mature later than April 1, 2029. As of the Cut-Off Date, 1.52% of Group II Home Equity Loans were more than 30 days past due but less than 60 days past due. However, investors in the Offered Certificates should be aware that approximately 6.58% of the Group II Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after May 1, 1999 and it was not possible for such Group II Home Equity Loans to be more than 30 days past due as of the Cut-Off Date.

     As of the Cut-Off Date, for approximately 6.76% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is six months after the date of origination of the related Home Equity Loan ("Six-Month Adjustable Rate Loans"), for approximately 86.31% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is two years after the date of origination of the related Home Equity Loan ("2/28 Adjustable Rate Loans") and for approximately 6.94% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans the first adjustment date is three years after the date or origination of the related Home Equity Loan ("3/27 Adjustable Rate Loans"). As of the Cut-Off Date, and with respect to the Group II Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 3 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately 20 months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately 32 months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on such loan, a weighted average initial interest rate adjustment cap of 1.01%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of 6.01% above the initial rate of such loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on such loan, a weighted average initial interest rate adjustment cap of 1.03%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of 6.01% above the initial rate of such loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on such loan, a weighted average initial interest rate adjustment cap of 2.52%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of 6.04% above the initial rate of such loan. As of the Cut-Off Date, the weighted average Coupon Rate of the Group II Home Equity Loans was approximately 9.63% per annum. The Coupon Rates borne by the Group II Home Equity Loans as of the Cut-Off Date ranged from 6.49% to 14.25% per annum. The Group II Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately 6.76%. As of the Cut-Off Date, the gross margins for the Group II Home Equity Loans ranged from 4.00% to 10.90%. As of the Cut-Off Date, the maximum rates at which interest may accrue on the Group II Home Equity Loans (the "Maximum Rates") ranged from 12.49% to 20.25% per annum. The Group II Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately 15.64% per annum. As of the Cut-Off Date, the minimum rates at which interest may accrue on the Group II Home Equity Loans (the "Minimum Rates") ranged from 6.49% to 14.25% per annum. As of the CutOff Date, the weighted average Minimum Rate on the Group II Home Equity Loans was approximately 9.63% per annum.

Group IIa Home Equity Loans

     The average Cut-Off Date Loan Balance of the Home Equity Loans in Group IIa ("Group IIa Home Equity Loans") was $101,246. The original Loan Balance of each Group IIa Home Equity Loan at origination will be less than or equal to $240,000, provided that the Loan Balance of Group IIa Home Equity Loans for which the related Mortgaged Property is (i) in Alaska or Hawaii or (ii) is a 204 family property, may be up to $461,350. The minimum and maximum Cut-Off Date Loan Balance of the Group IIa Home Equity Loans were $11,846, and $349,391, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group IIa Home Equity Loans was approximately 77.63%; the weighted average original term to maturity was approximately 359 months; the weighted average remaining term to maturity of the Group IIa Home Equity Loans was approximately 355 months; and the remaining terms to maturity of the Group IIa Home Equity Loans ranged from 172 months to 358 months. No Group IIa Home Equity Loan will mature later than April 1, 2029. As of the Cut-Off Date, 1.52% Group IIa Home Equity Loans were more than 30 days past due but less than 60 days past due. However, investors in the Offered Certificates should be aware that approximately 6.64% of the Group IIa Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after May 1, 1999 and it was not possible for such Group IIa Home Equity Loans to be more than 30 days past due as of the Cut-Off Date.

     As of the Cut-Off Date, approximately 5.53% of the Cut-Off Date Loan Balance of the Group IIa Home Equity Loans are Six-Month Adjustable Rate Loans, approximately 87.45% of the Cut-Off Date Loan Balance of the Group IIa Home Equity Loans are 2/28 Adjustable Rate Loans and approximately 7.02% of the Cut-Off Date Loan Balance of the Group II Home Equity Loans are 3/27 Adjustable Rate Loans. As of the Cut-Off Date, and with respect to the Group IIa Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 3 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately 20 months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately 32 months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on such loan, a weighted average initial interest rate adjustment cap of 1.03%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of 6.02% above the initial rate of such loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on such loan, a weighted average initial interest rate adjustment cap of 1.03%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of 6.01% above the initial rate of such loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on such loan, a weighted average initial interest rate adjustment cap of 2.51%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of 6.04% above the initial rate of such loan. As of the Cut-Off Date, the weighted average Coupon Rate of the Group IIa Home Equity Loans was approximately 9.79% per annum. The Coupon Rates borne by the Group IIa Home Equity Loans as of the Cut-Off Date ranged from 6.49% to 14.25% per annum. The Group IIa Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately 6.74%. As of the Cut-Off Date, the gross margins for the Group IIa Home Equity Loans ranged from 4.00% to 10.00%. As of the Cut-Off Date, the Maximum Rates ranged from 12.49% to 20.25% per annum. The Group IIa Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately 15.79% per annum. As of the Cut-Off Date, the Minimum Rates ranged from 6.49% to 14.25% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group IIa Home Equity Loans was approximately 9.78% per annum.

     Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Group IIa Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group IIa and other fixed and adjustable rate Home Equity Loans may be substituted therefor. Certain characteristics of the Home Equity Loans may vary but any such variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

       PRINCIPAL BALANCE AT ORIGINATION OF THE GROUP IIa HOME EQUITY LOANS

                                                                                        % of Group IIa Loans
                                      Number of Home             Aggregate Original     by Aggregate Original
Principal Balance at Origination       Equity Loans              Principal Balance        Principal Balance

$  10,000.01 - $  20,000.00                30                   $     537,843                 0.12%
$  20,000.01 - $  30,000.00               123                       3,213,450                 0.71
$  30,000.01 - $  40,000.00               247                       8,804,733                 1.94
$  40,000.01 - $  50,000.00               308                      14,037,980                 3.09
$  50,000.01 - $  60,000.00               384                      21,323,304                 4.69
$  60,000.01 - $  70,000.00               370                      24,218,423                 5.33
$  70,000.01 - $  80,000.00               370                      27,767,547                 6.11
$  80,000.01 - $  90,000.00               344                      29,499,822                 6.49
$  90,000.01 - $ 100,000.00               349                      33,282,476                 7.33
$ 100,000.01 - $ 110,000.00               315                      33,136,834                 7.29
$ 110,000.01 - $ 120,000.00               300                      34,596,420                 7.61
$ 120,000.01 - $ 130,000.00               193                      24,118,627                 5.31
$ 130,000.01 - $ 140,000.00               187                      25,262,995                 5.56
$ 140,000.01 - $ 150,000.00               154                      22,352,434                 4.92
$ 150,000.01 - $ 160,000.00               139                      21,562,390                 4.75
$ 160,000.01 - $ 170,000.00               113                      18,720,650                 4.12
$ 170,000.01 - $ 180,000.00               115                      20,211,425                 4.45
$ 180,000.01 - $ 190,000.00               103                      19,115,324                 4.21
$ 190,000.01 - $ 200,000.00                89                      17,416,595                 3.83
$ 200,000.01 - $ 210,000.00                61                      12,559,647                 2.76
$ 210,000.01 - $ 220,000.00                54                      11,606,632                 2.55
$ 220,000.01 - $ 230,000.00                63                      14,212,285                 3.13
$ 230,000.01 - $ 240,000.00                47                      11,071,020                 2.44
$ 250,000.01 - $ 350,000.00                19                       5,728,350                 1.26
                                        -----                    ------------               --------
Total                                   4,477                    $454,357,206               100.00%
                                        =====                    ============               =======

         REMAINING PRINCIPAL BALANCE OF THE GROUP IIa HOME EQUITY LOANS

                                                                                          % of Group IIa Loans
Remaining                            Number of Home             Aggregate Remaining      by Aggregate Remaining
Principal Balance                     Equity Loans               Principal Balance          Principal Balance

$  10,000.01 -  $ 20,000.00                30                     $     535,681                  0.12%
$  20,000.01 -  $ 30,000.00               124                         3,228,248                  0.71
$  30,000.01 -  $ 40,000.00               247                         8,796,312                  1.94
$  40,000.01 -  $ 50,000.00               308                        14,015,058                 3.09
$  50,000.01 -  $ 60,000.00               384                        21,284,565                 4.70
$  60,000.01 -  $ 70,000.00               371                        24,244,735                 5.35
$  70,000.01 -  $ 80,000.00               371                        27,803,899                 6.13
$  80,000.01 -  $ 90,000.00               343                        29,372,379                 6.48
$ 90,000.01  -  $100,000.00               350                        33,331,608                 7.35
$100,000.01  -  $110,000.00               315                        33,090,780                 7.30
$110,000.01  -  $120,000.00               298                        34,306,483                 7.57
$120,000.01  -  $130,000.00               199                        24,852,374                 5.48
$130,000.01  -  $140,000.00               192                        25,968,107                 5.73
$140,000.01  -  $150,000.00               143                        20,773,063                 4.58
$150,000.01  -  $160,000.00               139                        21,527,113                 4.75
$160,000.01  -  $170,000.00               113                        18,686,503                 4.12
$170,000.01  -  $180,000.00               118                        20,706,546                 4.57
$180,000.01  -  $190,000.00               101                        18,718,226                 4.13
$190,000.01  -  $200,000.00                87                        16,994,978                 3.75
$200,000.01  -  $210,000.00                61                        12,533,101                 2.76
$210,000.01  -  $220,000.00                54                        11,578,605                 2.55
$220,000.01  -  $230,000.00                66                        14,865,856                 3.28
$230,000.01  -  $240,000.00                44                        10,352,967                 2.28
$250,000.01  -  $350,000.00                19                         5,712,460                 1.26
                                         -----                     ------------               -------
Total                                    4,477                     $453,279,647               100.00%
                                         =====                     ============               =======

          GEOGRAPHIC DISTRIBUTION OF THE GROUP IIa MORTGAGED PROPERTIES

                                                                                          % of Group IIa Loans
Remaining         Number of Home             Aggregate Remaining      by Aggregate Remaining
State              Equity Loans               Principal Balance          Principal Balance

Alabama                28                        1,855,447                      0.41%
Alaska                 12                        1,782,413                      0.39
Arizona                39                        3,444,131                      0.76
Arkansas                7                          445,547                      0.10
California            929                      126,601,941                     27.93
Colorado              407                       43,467,444                      9.59
Connecticut             5                          810,136                      0.18
Delaware                4                          291,176                      0.06
Florida               191                       15,020,512                      3.31
Georgia                50                        5,316,951                      1.17
Hawaii                 36                        7,128,545                      1.57
Idaho                  86                        7,015,464                      1.55
Illinois              166                       17,285,377                      3.81
Indiana                78                        4,882,932                      1.08
Iowa                   59                        3,270,312                      0.72
Kansas                 41                        3,255,841                      0.72
Kentucky                7                          396,106                      0.09
Louisiana              39                        3,342,018                      0.74
Maine                  28                        1,786,784                      0.39
Maryland               19                        2,122,134                      0.47
Massachusetts          59                        7,274,770                      1.60
Michigan              383                       33,848,761                      7.47
Minnesota             184                       16,536,184                      3.65
Mississippi            10                          773,193                      0.17
Missouri              115                        8,003,293                      1.77
Montana                 7                          893,799                      0.20
Nebraska               73                        4,838,960                      1.07
Nevada                180                       18,008,677                      3.97
New Hampshire           9                        1,079,109                      0.24
New Jersey             47                        4,998,496                      1.10
New Mexico             31                        2,985,319                      0.66
New York              126                       13,239,183                      2.92
North Carolina         13                        1,285,564                      0.28
North Dakota            6                          479,514                      0.11
Ohio                   84                        5,876,407                      1.30
Oklahoma               30                        1,705,344                      0.38
Oregon                202                       21,379,142                      4.72
Pennsylvania           55                        3,427,043                      0.76
Rhode Island            2                          137,391                      0.03
South Carolina         13                          838,234                      0.18
South Dakota           10                          765,200                      0.17
Tennessee              39                        3,466,909                      0.76
Texas                 240                       18,694,119                      4.12
Utah                  144                       15,168,790                      3.35
Virginia               17                        2,024,966                      0.45
Washington            108                       11,974,542                      2.64
Washington DC           2                          108,657                      0.02
West Virginia           2                          140,294                      0.03
Wisconsin              35                        2,570,929                      0.57
Wyoming                20                        1,235,648                      0.27
                    -----                     ------------                    -------
Total               4,477                     $453,279,647                    100.00%
                    =====                     ============                    =======

             CURRENT COUPON RATES OF THE GROUP IIa HOME EQUITY LOANS


                                                                            % of Group IIa Loans
                       Number of Home             Aggregate Remaining      by Aggregate Remaining
Coupon Rates            Equity Loans               Principal Balance          Principal Balance

 6.000% to  6.499%            1                    $      69,680                0.02%
 6.500% to  6.999%            7                          895,015                 0.20
 7.000% to  7.499%            5                          732,522                 0.16
 7.500% to  7.999%          121                       16,662,556                 3.68
 8.000% to  8.499%          138                       18,409,647                 4.06
 8.500% to  8.999%          736                       94,493,458                20.85
 9.000% to  9.499%          401                       46,269,036                10.21
 9.500% to  9.999%        1,198                      123,983,859                27.35
10.000% to 10.499%          403                       38,262,413                 8.44
10.500% to 10.999%          699                       60,127,934                13.27
11.000% to 11.499%          196                       15,375,291                 3.39
11.500% to 11.999%          351                       23,434,494                 5.17
12.000% to 12.499%          140                        9,026,800                 1.99
12.500% to 12.999%           67                        4,876,824                 1.08
13.000% to 13.499%           11                          533,065                 0.12
13.500% to 13.999%            2                           99,079                 0.02
14.000% to 14.499%            1                           27,975                 0.01
                          -----                     ------------               -------
    Total                 4,477                     $453,279,647               100.00%
                          =====                     ============               ========

         REMAINING MONTHS TO MATURITY OF THE GROUP IIa HOME EQUITY LOANS

                                                                                  % of Group IIa Loans
                            Number of Home             Aggregate Remaining      by Aggregate Remaining
Months Remaining             Equity Loans               Principal Balance          Principal Balance

121 to 180                       11                       $   1,189,413                    0.26%
181 to 300                        2                             251,610                    0.06
301 to 360                    4,464                         451,838,624                   99.68
                              ------                       ------------                  -------
Total                         4,477                        $453,279,647                  100.00%
                              ======                       ============                  =======

                 PRODUCT TYPE OF THE GROUP IIa HOME EQUITY LOANS

                                                                                        % of Group IIa Loans
                               Number of Home             Aggregate Remaining          by Aggregate Remaining
Product Type                    Equity Loans               Principal Balance              Principal Balance

2/28                                3,954                      $396,411,008                   87.45%
3/27                                  322                        31,800,038                    7.02
6 month-LIBOR                         201                        25,068,600                    5.53
                                    -----                      ------------                  -------
Total                               4,477                      $453,279,647                  100.00%
                                    =====                      ============                  =======

         ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP IIa HOME EQUITY LOANS

                                                                                                     % of Group IIa Loans
                                            Number of Home             Aggregate Remaining          by Aggregate Remaining
Original Loan-to-Value Ratio                 Equity Loans               Principal Balance              Principal Balance

50.00%  or     Less                             152                      $ 10,051,558                       2.22%
50.01%  to     55.00%                            57                         4,580,328                       1.01
55.01%  to     60.00%                           126                        11,864,191                       2.62
60.01%  to     65.00%                           229                        20,662,738                       4.56
65.01%  to     70.00%                           489                        43,540,648                       9.61
70.01%  to     75.00%                           642                        57,137,564                      12.61
75.01%  to     80.00%                         1,438                       148,708,025                      32.81
80.01%  to     85.00%                         1,093                       125,499,288                      27.69
85.01%  to     90.00%                           251                        31,235,307                       6.89
                                              -----                      ------------                     -------
Total                                         4,477                      $453,279,647                     100.00%
                                              =====                      ============                     =======

                 LOAN PROGRAM OF THE GROUP IIa HOME EQUITY LOANS

                                                                                          % of Group IIa Loans
                                 Number of Home             Aggregate Remaining          by Aggregate Remaining
Program                           Equity Loans               Principal Balance              Principal Balance

Fast Trac                             209                    $  24,108,395                       5.32%
Full Documentation                  3,425                      345,586,389                      76.24
Stated Income                         843                       83,584,864                      18.44
                                    -----                     ------------                     -------
Total                               4,477                     $453,279,647                     100.00%
                                    =====                     ============                     =======

                   PURPOSE OF THE GROUP IIa HOME EQUITY LOANS

                                                                                                  % of Group IIa Loans
                                            Number of Home             Aggregate Remaining       by Aggregate Remaining
Purpose                                      Equity Loans               Principal Balance           Principal Balance

Purchase                                        1,892                      $180,885,495                39.91%
Refinance - No Cash Out                         1,005                       112,046,087                24.72
Refinance Equity Take0Out                       1,580                       160,348,065                35.38
                                                -----                      ------------               -------
Total                                           4,477                      $453,279,647               100.00%
                                                =====                      ============               =======

                RISK CATEGORY OF THE GROUP IIa HOME EQUITY LOANS

                                                                                         % of Group IIa Loans
                                Number of Home             Aggregate Remaining          by Aggregate Remaining
Risk Category                    Equity Loans               Principal Balance              Principal Balance

A-                                  2,040                      $228,185,982                50.34%
B                                     661                        71,029,419                15.67
B-                                    676                        65,537,169                14.46
C                                     751                        58,236,334                12.85
D                                     349                        30,290,743                 6.68
                                    -----                      ------------               -------
Total                               4,477                      $453,279,647               100.00%
                                    =====                      ============               =======

           MORTGAGED PROPERTY TYPES OF THE GROUP IIa HOME EQUITY LOANS

                                                                                                     % of Group IIa Loans
                                            Number of Home             Aggregate Remaining          by Aggregate Remaining
Mortgaged Property Type                      Equity Loans               Principal Balance              Principal Balance

2 to 4 units                                    185                    $  18,642,605                 4.11%
Single Family                                 4,292                      434,637,042                95.89
                                              -----                     ------------               --------
Total                                         4,477                     $453,279,647               100.00%
                                              =====                     ============               ========

               OCCUPANCY STATUS OF THE GROUP IIa HOME EQUITY LOANS

                                                                                  % of Group IIa Loans
                            Number of Home             Aggregate Remaining       by Aggregate Remaining
Occupancy Status             Equity Loans               Principal Balance           Principal Balance

Non-Owner Occupied               304                      $  24,136,531                  5.33%
Owner Occupied                 4,155                        426,947,561                 94.19
Second Home                       18                          2,195,555                  0.48
                               -----                       ------------               -------
Total                          4,477                       $453,279,647               100.00%
                               =====                       ============               ========

    MONTH AND YEAR OF NEXT RATE ADJUSTMENT OF THE GROUP IIa HOME EQUITY LOANS

                                                                                  % of Group IIa Loans
Month and Year of            Number of Home             Aggregate Remaining      by Aggregate Remaining
Next Rate Adjustment          Equity Loans               Principal Balance          Principal Balance

July 1999                         61                        $  7,702,967                 1.70%
August 1999                       49                           6,273,037                 1.38
September 1999                    47                           5,885,276                 1.30
October 1999                      15                           1,955,088                 0.43
November 1999                      1                             119,129                 0.03
December 1999                     28                           3,133,105                 0.69
June 2000                          2                             164,712                 0.04
July 2000                          2                             165,004                 0.04
August 2000                        8                             669,416                 0.15
September 2000                    18                           1,408,613                 0.31
October 2000                      13                           1,024,137                 0.23
November 2000                     51                           5,413,191                 1.19
December 2000                    473                          48,640,149                10.73
January 2001                   1,132                         113,491,563                25.04
February 2001                    988                          99,861,866                22.03
March 2001                       974                          98,825,126                21.80
April 2001                       293                          26,747,231                 5.90
August 2001                        1                              58,211                 0.01
November 2001                     11                           1,053,918                 0.23
December 2001                     34                           3,015,042                 0.67
January 2002                      88                           9,499,740                 2.10
February 2002                    116                          11,158,570                 2.46
March 2002                        54                           5,469,146                 1.21
April 2002                        18                           1,545,411                 0.34
                               -----                        ------------               -------
Total                          4,477                        $453,279,647               100.00%
                               =====                        ============               =======


                GROSS MARGINS OF THE GROUP IIa HOME EQUITY LOANS

                                                                                    % of Group IIa Loans
                            Number of Home            Aggregate Remaining           by Aggregate Remaining
Gross Margin                Equity Loans              Principal Balance              Principal Balance

4.000% to   4.499%                4                   $   365,097                      0.08%
4.500% to   4.999%                5                       510,483                      0.11
5.000% to   5.499%               22                     2,076,178                      0.46
5.500% to   5.999%              436                    44,245,915                      9.76
6.000% to   6.499%              636                    61,932,900                     13.66
6.500% to   6.999%            3,303                   336,811,245                     74.31
7.000% to   7.499%               44                     4,312,586                      0.95
7.500% to   7.999%               19                     2,018,617                      0.45
8.000% to   8.499%                3                       510,763                      0.11
8.500% to   8.999%                2                       149,357                      0.03
9.500% and  greater               3                       346,507                      0.08
                              -----                  ------------                    -------
   Total                      4,477                  $453,279,647                    100.00%
                              =====                  ============                    =======

                                      MAXIMUM LOAN RATES OF THE GROUP IIa HOME EQUITY LOANS

                                                                                    % of Group IIa Loans
                            Number of Home             Aggregate Remaining          by Aggregate Remaining
Maximum Rate                Equity Loans               Principal Balance              Principal Balance

12.000% to   12.499%              1                        $   69,680                    0.02%
12.500% to   12.999%              8                           971,836                    0.21
13.000% to   13.499%              6                           904,604                    0.20
13.500% to   13.999%            115                        15,700,134                    3.46
14.000% to   14.499%            139                        18,647,851                    4.11
14.500% to   14.999%            733                        93,842,648                   20.70
15.000% to   15.499%            403                        46,726,229                   10.31
15.500% to   15.999%          1,191                       123,314,130                   27.21
16.000% to   16.499%            403                        38,643,787                    8.53
16.500% to   16.999%            685                        59,182,356                   13.06
17.000% to   17.499%            207                        16,223,533                    3.58
17.500% to   17.999%            362                        24,158,691                    5.33
18.000% to   18.499%            142                         9,312,264                    2.05
18.500% to   18.999%             66                         4,833,456                    1.07
19.000% to   19.499%             12                           578,026                    0.13
19.500% to   19.999%              3                           142,447                    0.03
20.000% to   20.499%              1                            27,975                    0.01
                               ----                          --------                    -----
Total                         4,477                      $453,279,647                  100.00%
                              =====                      ============                  =======

              MINIMUM LOAN RATES OF THE GROUP IIa HOME EQUITY LOANS

                                                                                    % of Group IIa Loans
                           Number of Home             Aggregate Remaining          by Aggregate Remaining
Minimum Rate                Equity Loans               Principal Balance              Principal Balance

  6.000% to    6.499%            1                       $   69,680                       0.02%
  6.500% to    6.999%            8                          971,836                       0.21
  7.000% to    7.499%            6                          904,604                       0.20
  7.500% to    7.999%          121                       16,477,765                       3.64
  8.000% to    8.499%          140                       18,815,944                       4.15
  8.500% to    8.999%          733                       94,052,830                      20.75
  9.000% to    9.499%          402                       46,560,924                      10.27
  9.500% to    9.999%        1,195                      123,533,236                      27.25
10.000%  to   10.499%          405                       38,557,404                       8.51
10.500%  to   10.999%          691                       59,356,416                      13.09
11.000%  to   11.499%          203                       15,978,144                       3.53
11.500%  to   11.999%          350                       23,293,419                       5.14
12.000%  to   12.499%          141                        9,170,502                       2.02
12.500%  to   12.999%           67                        4,876,824                       1.08
13.000%  to   13.499%           11                          533,065                       0.12
13.500%  to   13.999%            2                           99,079                       0.02
14.000%  to   14.499%            1                           27,975                       0.01
                              -----                      ----------                       -----
Total                        4,477                     $453,279,647                     100.00%
                             ======                    ============                     =======


Group IIb Home Equity Loans

          The average Cut-Off Date Loan Balance of the Home Equity Loans in Group IIb ("Group IIb Home Equity Loans") was $201,834. The minimum and maximum Cut-Off Date Loan Balance of the Group IIb Home Equity Loans were $14,275, and $868,868, respectively. As of the Cut-Off Date, the weighted average Original Loan-to-Value Ratio of the Group IIb Home Equity Loans was approximately 78.55%; the weighted average original term to maturity was approximately 360 months; the weighted average remaining term to maturity of the Group IIb Home Equity Loans was approximately 356 months; and the remaining terms to maturity of the Group IIb Home Equity Loans ranged from 117 months to 358 months. No Group IIb Home Equity Loan will mature later than April 1, 2029. As of the Cut-Off Date, 1.53% of Group IIb Home Equity Loans were more than 30 days past due but less than 60 days past due. However, investors in the Offered Certificates should be aware that approximately 6.46% of the Group IIb Home Equity Loans by Cut-Off Date Loan Balance had a first monthly payment due on or after May 1, 1999 and it was not possible for such Group IIb Home Equity Loans to be more than 30 days past due as of the Cut-Off Date.

          As of the Cut-Off Date, approximately 8.93% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are Six-Month Adjustable Rate Loans, approximately 84.26% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are 2/28 Adjustable Rate and approximately 6.80% of the Cut-Off Date Loan Balance of the Group IIb Home Equity Loans are 3/27 Adjustable Rate Loans. As of the Cut-Off Date, and with respect to the Group IIb Home Equity Loans, the weighted average remaining period to the next interest rate adjustment date for the Six-Month Adjustable Rate Loans was approximately 3 months; the weighted average remaining period to the next interest rate adjustment date for the 2/28 Adjustable Rate Loans was approximately 20 months; the weighted average remaining period to the next interest rate adjustment date for the 3/27 Adjustable Rate Loans was approximately 32 months; each Six-Month Adjustable Rate Loan will have an initial payment adjustment effective with the seventh monthly payment on such loan, a weighted average initial interest rate adjustment cap of 1.00%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such Six-Month Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of 6.00% above the initial rate of such loan; each 2/28 Adjustable Rate Loan will have an initial payment adjustment effective with the 25th monthly payment on such loan, a weighted average initial interest rate adjustment cap of 1.02%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such 2/28 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of 6.00% above the initial rate of such loan; and each 3/27 Adjustable Rate Loan will have an initial payment adjustment effective with the 37th monthly payment on such loan, a weighted average initial interest rate adjustment cap of 2.55%, a semi-annual interest rate adjustment cap of 1.00%, in each case, above the then current interest rate for such 3/27 Adjustable Rate Loan and a weighted average lifetime interest rate adjustment cap of 6.02% above the initial rate of such loan. As of the Cut-Off Date, the weighted average Coupon Rate of the Group IIb Home Equity Loans was approximately 9.36% per annum. The Coupon Rates borne by the Group IIb Home Equity Loans as of the Cut-Off Date ranged from 6.99% to 12.99% per annum. The Group IIb Home Equity Loans had a weighted average gross margin as of the Cut-Off Date of approximately 6.79%. As of the Cut-Off Date, the gross margins for the Group IIb Home Equity Loans ranged from 4.25% to 10.90%. As of the CutOff Date, the Maximum Rates ranged from 12.99% to 18.99% per annum. The Group IIb Home Equity Loans had a weighted average Maximum Rate as of the Cut-Off Date of approximately 15.36% per annum. As of the Cut-Off Date, the Minimum ranged from 6.99% to 12.99% per annum. As of the Cut-Off Date, the weighted average Minimum Rate on the Group IIb Home Equity Loans was approximately 9.36% per annum.

         Set forth below is certain approximate statistical information as of the Cut-Off Date regarding the Group IIb Home Equity Loans. Prior to the Closing Date, Home Equity Loans may be removed from Group IIb and other fixed and adjustable rate Home Equity Loans may be substituted therefor. Certain characteristics of the Home Equity Loans may vary but any such variance will not be material. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

       PRINCIPAL BALANCE AT ORIGINATION OF THE GROUP IIb HOME EQUITY LOANS

                                                                                              % of Group IIb Loans
                                          Number of Home             Aggregate Original       by Aggregate Original
Principal Balance at Origination          Equity Loans               Principal Balance         Principal Balance

$  10,000.01 - $  20,000.00                   3                        $   46,280                  0.02%
$  20,000.01 - $  30,000.00                  10                           280,875                  0.11
$  30,000.01 - $  40,000.00                  33                         1,182,674                  0.46
$  40,000.01 - $  50,000.00                  43                         1,919,825                  0.75
$  50,000.01 - $  60,000.00                  82                         4,576,846                  1.79
$  60,000.01 - $  70,000.00                  64                         4,185,840                  1.64
$  70,000.01 - $  80,000.00                  42                         3,158,540                  1.24
$  80,000.01 - $  90,000.00                  48                         4,095,444                  1.60
$  90,000.01 - $ 100,000.00                  58                         5,518,594                  2.16
$ 100,000.01 - $ 110,000.00                  60                         6,292,128                  2.46
$ 110,000.00 - $ 120,000.00                  46                         5,275,198                  2.06
$ 120,000.01 - $ 130,000.00                  36                         4,528,728                  1.77
$ 130,000.01 - $ 140,000.00                  36                         4,852,587                  1.90
$ 140,000.01 - $ 150,000.00                  23                         3,350,300                  1.31
$ 150,000.01 - $ 160,000.00                  31                         4,832,455                  1.89
$ 160,000.01 - $ 170,000.00                  15                         2,492,520                  0.97
$ 170,000.01 - $ 180,000.00                  23                         4,036,808                  1.58
$ 180,000.01 - $ 190,000.00                  11                         2,036,050                  0.80
$ 190,000.01 - $ 200,000.00                  22                         4,327,351                  1.69
$ 200,000.01 - $ 210,000.00                  15                         3,067,415                  1.20
$ 210,000.01 - $ 220,000.00                  16                         3,434,024                  1.34
$ 220,000.01 - $ 230,000.00                  11                         2,501,889                  0.98
$ 230,000.01 - $ 240,000.00                  12                         2,819,268                  1.10
$ 240,000.01 - $ 250,000.00                  46                        11,300,510                  4.42
$ 250,000.01 - $ 350,000.00                 291                        84,150,611                 32.90
$ 350,000.01 - $ 450,000.00                 119                        46,833,041                 18.31
$ 450,000.01 and greater                     68                        34,649,502                 13.55
                                            ---                        ----------                 ------
Total                                     1,264                      $255,745,303                100.00%
                                          =====                      ============                =======


                           REMAINING PRINCIPAL BALANCE OF THE GROUP IIb HOME EQUITY LOANS

                                                                                       % of Group IIb Loans
Remaining                        Number of Home             Aggregate Remaining          by Aggregate Remaining
Principal Balance                Equity Loans               Principal Balance            Principal Balance

$ 10,000.01 - $  20,000.00            3                        $   46,222                  0.02%
$ 20,000.01 - $  30,000.00           10                           280,500                  0.11
$ 30,000.01 - $  40,000.00           33                         1,179,693                  0.46
$ 40,000.01 - $  50,000.00           43                         1,915,161                  0.75
$ 50,000.01 - $  60,000.00           83                         4,627,205                  1.81
$ 60,000.01 - $  70,000.00           64                         4,185,714                  1.64
$ 70,000.01 - $  80,000.00           42                         3,156,921                  1.24
$ 80,000.01 - $  90,000.00           49                         4,186,696                  1.64
$ 90,000.01 - $ 100,000.00           58                         5,527,124                  2.17
$100,000.01  - $110,000.00           58                         6,076,716                  2.38
$110,000.01  - $120,000.00           46                         5,262,658                  2.06
$120,000.01  - $130,000.00           36                         4,519,659                  1.77
$130,000.01  - $140,000.00           36                         4,840,214                  1.90
$140,000.01  - $150,000.00           24                         3,492,434                  1.37
$150,000.01  - $160,000.00           30                         4,670,390                  1.83
$160,000.01  - $170,000.00           15                         2,486,599                  0.97
$170,000.01  - $180,000.00           23                         4,026,001                  1.58
$180,000.01  - $190,000.00           11                         2,031,410                  0.80
$190,000.01  - $200,000.00           23                         4,516,777                  1.77
$200,000.01  - $210,000.00           14                         2,860,546                  1.12
$210,000.01  - $220,000.00           17                         3,646,622                  1.43
$220,000.01  - $230,000.00           10                         2,275,806                  0.89
$230,000.01  - $240,000.00           12                         2,811,803                  1.10
$240,000.01  - $250,000.00           50                        12,274,942                  4.81
$250,000.01  - $350,000.00           288                       83,301,504                 32.65
$350,000.01  - $450,000.00           119                       46,816,312                 18.35
$450,000.01 and greater               67                       34,102,096                 13.37
                                    -----                      ----------                ------
Total                              1,264                     $255,117,725               100.00%
                                   ======                    ============               =======

          GEOGRAPHIC DISTRIBUTION OF THE GROUP IIb MORTGAGED PROPERTIES

                                                                                                    % of Group IIb Loans
                  Number of Home              Aggregate Remaining Principal         by Aggregate Remaining
State              Equity Loans                          Balance                       Principal Balance

Alabama                 2                            $    81,111                          0.03%
Alaska                  1                                 58,787                          0.02
Arizona                16                              3,156,371                          1.24
California            524                            134,848,294                         52.86
Colorado              113                             20,032,992                          7.85
Florida                79                              8,791,674                          3.45
Georgia                11                              1,847,357                          0.72
Hawaii                 19                              3,529,411                          1.38
Idaho                  13                              2,082,670                          0.82
Illinois               45                              8,987,107                          3.52
Indiana                 4                                241,580                          0.09
Iowa                    2                                169,313                          0.07
Kansas                  4                                239,337                          0.09
Kentucky                1                                259,496                          0.10
Louisiana               4                              1,043,264                          0.41
Maine                   4                                744,337                          0.29
Maryland                3                                632,747                          0.25
Massachusetts          12                              2,398,818                          0.94
Michigan               30                              5,797,174                          2.27
Minnesota              31                              4,109,829                          1.61
Missouri                5                                646,526                          0.25
Montana                 1                                109,432                          0.04
Nebraska                4                                516,098                          0.20
Nevada                 77                             11,035,965                          4.33
New Jersey             20                              4,187,319                          1.64
New Mexico              5                                734,992                          0.29
New York               17                              5,006,547                          1.96
North Carolina         10                                767,032                          0.30
Ohio                    5                                822,563                          0.32
Oklahoma                1                                254,621                          0.10
Oregon                 35                              5,530,240                          2.17
Pennsylvania            5                              1,435,171                          0.56
South Carolina          9                                573,661                          0.22
Tennessee               6                                442,700                          0.17
Texas                  84                             12,580,583                          4.93
Utah                   20                              4,539,509                          1.78
Virginia                3                                335,191                          0.13
Washington             32                              5,673,046                          2.22
Wisconsin               3                                217,532                          0.09
Wyoming                 4                                657,334                          0.26
                      ---                              ---------                         -----
Total               1,264                           $255,117,725                        100.00%
                    =====                           ============                        =======


             CURRENT COUPON RATES OF THE GROUP IIb HOME EQUITY LOANS

                                                                                % of Group IIb Loans
                        Number of Home             Aggregate Remaining          by Aggregate Remaining
Coupon Rates            Equity Loans               Principal Balance              Principal Balance

6.500% to 6.999%               5                     $    1,261,481                    0.49%
7.000% to 7.499%              12                          2,986,288                    1.17
7.500% to 7.999%              45                         11,360,564                    4.45
8.000% to 8.499%              72                         19,895,775                    7.80
8.500% to 8.999%             306                         73,077,234                   28.64
9.000% to 9.499%             153                         32,419,007                   12.71
9.500% to 9.999%             343                         69,305,338                   27.17
10.000% to 10.499%           110                         16,724,612                    6.56
10.500% to 10.999%           132                         16,662,673                    6.53
11.000% to 11.499%            30                          3,781,975                    1.48
11.500% to 11.999%            32                          5,276,437                    2.07
12.000% to 12.499%            17                          1,370,672                    0.54
12.500% to 12.999%             7                            995,667                    0.39
                            -----                       -----------                   -----
Total                      1,264                       $255,117,725                  100.00%
                           ======                      ============                  =======


                          REMAINING MONTHS TO MATURITY OF THE GROUP IIb HOME EQUITY LOANS

                                                                              % of Group IIb Loans
                      Number of Home             Aggregate Remaining          by Aggregate Remaining
Months Remaining       Equity Loans               Principal Balance              Principal Balance

 61 to 120               1                       $      34,429                      0.01%
181 to 300               2                             109,648                      0.04
301 to 360           1,261                         254,973,648                     99.94
                     -----                        ------------                    -------
Total                1,264                       $ 255,117,725                    100.00%
                     =====                       =============                    =======


                 PRODUCT TYPE OF THE GROUP IIb HOME EQUITY LOANS

                                                                                         % of Group IIb Loans
                                Number of Home             Aggregate Remaining          by Aggregate Remaining
Product Type                     Equity Loans               Principal Balance              Principal Balance

2/28                                  1,097                   $ 214,972,301                     84.26%
3/27                                     81                      17,354,964                      6.80
Six-Month LIBOR                          86                      22,790,459                      8.93
                                       ----                    ------------                     ------
Total                                 1,264                   $ 255,117,725                    100.00%
                                      =====                   =============                    =======


                          ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP IIb HOME EQUITY LOANS

                                                                                       % of Group IIb Loans
                                Number of Home             Aggregate Remaining         by Aggregate Remaining
Original Loan-to-Value Ratio     Equity Loans               Principal Balance            Principal Balance

50.00% or less                      23                     $   3,511,140                  1.38%
50.01% to 55.00%                    10                         2,202,505                  0.86
55.01% to 60.00%                    26                         5,372,775                  2.11
60.01% to 65.00%                    46                         9,401,637                  3.69
65.01% to 70.00%                   110                        19,091,500                  7.48
70.01% to 75.00%                   178                        36,804,754                 14.43
75.01% to 80.00%                   435                        82,574,481                 32.37
80.01% to 85.00%                   336                        75,672,928                 29.66
85.01% to 90.00%                   100                        20,486,006                  8.03
                                 -----                     -------------                -------
Total                            1,264                    $  255,117,725                100.00%
                                 =====                    ==============                =======

                     LOAN PROGRAM OF THE GROUP IIb HOME EQUITY LOANS

                                                                                        % of Group IIb Loans
                               Number of Home             Aggregate Remaining          by Aggregate Remaining
Program                         Equity Loans               Principal Balance              Principal Balance

Fast Trac                           92                       $  23,359,484                  9.16%
Full Documentation                 899                         180,616,368                 70.80
Stated Income                      273                          51,141,872                 20.05
                                 -----                       -------------                ------
Total                            1,264                       $ 255,117,725                100.00%
                                 =====                       =============                =======

                                     PURPOSE OF THE GROUP IIb HOME EQUITY LOANS

                                                                                           % of Group IIb Loans
                                    Number of Home             Aggregate Remaining          by Aggregate Remaining
Purpose                               Equity Loans               Principal Balance            Principal Balance

Purchase                              629                          $ 106,358,953                41.69%
Refinance - No Cash Out               253                             54,675,378                21.43
Refinance Equity Take-Out             382                             94,083,395                36.88
                                     ----                           ------------               --------
Total                               1,264                          $ 255,117,725               100.00%
                                    ======                         =============               =======


                                  RISK CATEGORY OF THE GROUP IIb HOME EQUITY LOANS

                                                                                        % of Group IIb Loans
                                Number of Home             Aggregate Remaining          by Aggregate Remaining
Risk Category                    Equity Loans               Principal Balance              Principal Balance

A-                                    732                      $ 162,797,396                   63.81%
B                                     173                         32,774,706                   12.85
B-                                    145                         26,688,475                   10.46
C                                     157                         21,266,214                    8.34
D                                      57                         11,590,934                    4.54
                                    -----                      -------------                  ------
Total                               1,264                      $ 255,117,725                  100.00%
                                    =====                      =============                  =======


                            MORTGAGED PROPERTY TYPES OF THE GROUP IIb HOME EQUITY LOANS

                                                                                          % of Group IIb Loans
                               Number of Home             Aggregate Remaining            by Aggregate Remaining
Mortgaged Property Type          Equity Loans               Principal Balance               Principal Balance

Single Family                      433                        $ 143,503,746                   56.25%
2 to 4 units                        12                            5,104,088                    2.00
Condo                              353                           40,738,863                   15.97
Manufactured Home                  125                           10,541,209                    4.13
Townhouse                           11                              931,756                    0.37
PUD                                330                           54,298,063                   21.28
                                 -----                        -------------                  -------
Total                            1,264                        $ 255,117,725                  100.00%
                                 =====                        =============                  =======

               OCCUPANCY STATUS OF THE GROUP IIb HOME EQUITY LOANS

                                                                                          % of Group IIb Loans
                                 Number of Home             Aggregate Remaining          by Aggregate Remaining
Occupancy Status                   Equity Loans               Principal Balance              Principal Balance

Owner Occupied                        1,169                     $ 243,027,884                  95.26%
Non-Owner Occupied                       78                         9,087,797                   3.56
Second Home                              17                         3,002,044                   1.18
                                      -----                     -------------                 -------
Total                                 1,264                     $ 255,117,725                 100.00%
                                      =====                     =============                 =======


                     MONTH AND YEAR OF NEXT RATE ADJUSTMENT OF THE GROUP IIb HOME EQUITY LOANS

                                                                                       % of Group IIb Loans
Month and Year of              Number of Home             Aggregate Remaining          by Aggregate Remaining
Next Rate Adjustment           Equity Loans               Principal Balance              Principal Balance

July 1999                           24                       $    6,193,658                   2.43%
August 1999                         22                            5,771,632                   2.26
September 1999                      17                            5,214,998                   2.04
October 1999                        10                            2,921,684                   1.15
November 1999                        3                              619,734                   0.24
December 1999                       11                            2,937,621                   1.15
July 2000                            1                              647,848                   0.25
August 2000                          3                              509,907                   0.20
September 2000                       2                              653,793                   0.26
October 2000                         5                            1,447,965                   0.57
November 2000                       12                            2,980,978                   1.17
December 2000                      122                           22,350,485                   8.76
January 2001                       336                           68,131,956                  26.71
February 2001                      243                           47,199,004                  18.50
March 2001                         285                           56,811,097                  22.27
April 2001                          87                           13,370,400                   5.24
November 2001                        1                              264,453                   0.10
December 2001                       10                            2,640,512                   1.04
January 2002                        15                            3,407,348                   1.34
February 2002                       27                            6,666,934                   2.61
March 2002                          21                            3,172,795                   1.24
April 2002                           7                            1,202,922                   0.47
                                 -----                      ---------------                 -------
Total                            1,264                      $   255,117,725                 100.00%
                                 =====                      ===============                 =======

                GROSS MARGINS OF THE GROUP IIb HOME EQUITY LOANS

                                                                                           % of Group IIb Loans
                                  Number of Home             Aggregate Remaining          by Aggregate Remaining
Gross Margin                       Equity Loans               Principal Balance              Principal Balance

4.000% to 4.499%                        1                      $     228,962                   0.09%
4.500% to 4.999%                        3                            861,252                   0.34
5.000% to 5.499%                        4                            922,049                   0.36
5.500% to 5.999%                      113                         23,414,940                   9.18
6.000% to 6.499%                      141                         25,683,634                  10.07
6.500% to 6.999%                      985                        200,218,401                  78.48
7.000% to 7.499%                       12                          1,719,424                   0.67
7.500% to 7.999%                        2                          1,113,131                   0.44
8.000% to 8.499%                        1                            660,671                   0.26
8.500% to 8.999%                        1                            246,312                   0.10
9.500% and greater                      1                             48,950                   0.02
                                     ----                    ---------------                 -------
Total                               1,264                    $   255,117,725                 100.00%
                                    =====                    ===============                 =======


              MAXIMUM LOAN RATES OF THE GROUP IIb HOME EQUITY LOANS

                                                                                         % of Group IIb Loans
                              Number of Home                Aggregate Remaining           by Aggregate Remaining
Maximum Rate                   Equity Loans                  Principal Balance              Principal Balance

12.500% to 12.999%                     5                     $     1,261,481                    0.49%
13.000% to 13.499%                    14                           3,533,597                    1.39
13.500% to 13.999%                    45                          11,189,501                    4.39
14.000% to 14.499%                    71                          19,750,809                    7.74
14.500% to 14.999%                   306                          73,462,357                   28.80
15.000% to 15.499%                   154                          32,491,433                   12.74
15.500% to 15.999%                   336                          67,336,677                   26.39
16.000% to 16.499%                   112                          17,171,192                    6.73
16.500% to 16.999%                   134                          17,444,389                    6.84
17.000% to 17.499%                    29                           3,675,747                    1.44
17.500% to 17.999%                    33                           5,327,975                    2.09
18.000% to 18.499%                    18                           1,476,900                    0.58
18.500% to 18.999%                     7                             995,667                    0.39
                                   -----                     ---------------                    -----
Total                              1,264                     $   255,117,725                  100.00%
                                   =====                     ===============                  =======

              MINIMUM LOAN RATES OF THE GROUP IIb HOME EQUITY LOANS

                                                                                           % of Group IIb Loans
                                  Number of Home             Aggregate Remaining          by Aggregate Remaining
Minimum Rate                       Equity Loans               Principal Balance              Principal Balance

    6.500% to    6.999%                5                     $     1,261,481                   0.49%
    7.000% to    7.499%               14                           3,533,597                   1.39
    7.500% to    7.999%               45                          11,189,501                   4.39
    8.000% to    8.499%               71                          19,750,809                   7.74
    8.500% to    8.999%              306                          73,462,357                  28.80
    9.000% to    9.499%              154                          32,491,433                  12.74
    9.500% to    9.999%              340                          68,326,856                  26.78
   10.000% to   10.499%              111                          17,014,267                   6.67
   10.500% to   10.999%              132                          16,662,673                   6.53
   11.000% to   11.499%               30                           3,781,975                   1.48
   11.500% to   11.999%               32                           5,276,437                   2.07
   12.000% to   12.499%               17                           1,370,672                   0.54
   12.500% to   12.999%                7                             995,667                   0.39
                                   -----                     ---------------                 -------
Total                              1,264                     $   255,117,725                 100.00%
                                   =====                     ===============                 =======

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The rate of principal payments on each class of Offered Certificates (other than the Class A-IO Certificates), the aggregate amount of distributions on such Offered Certificates and the yield to maturity of such Offered Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Home Equity Loans due to defaults, casualties, condemnations and repurchases by the Originators or the Seller ("Prepayments")). Certain of the Home Equity Loans may be prepaid by the Mortgagors at any time without penalty. Certain of the Home Equity Loans are subject to penalties for prepayments.

Subordinated Offered Certificates

          The Subordinated Offered Certificates provide credit enhancement for all of the Class A and Class A-IO Component Certificates and may absorb losses on the Home Equity Loans in either Home Equity Loan Group. The weighted average lives of, and the yields to maturity on, the related Class B Component Certificates, and consequently, on the Subordinated Offered Certificates, in order of their relative loss allocation priority will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Home Equity Loans in the related Home Equity Loan Group and in both Home Equity Loan Groups. If the actual rate and severity of losses on the Home Equity Loans is higher in a particular Home Equity Loan Group or for both Home Equity Loan Groups than those assumed by a holder of a Subordinated Offered Certificate, the actual yield to maturity on such holder's Certificate may be lower than the yield expected by such holder based on such assumption. Realized Losses on the Home Equity Loans will reduce the Certificate Principal Balance of the class or classes of the Class B Component Certificates (and the related Subordinated Offered Certificates) then due to be allocated a loss if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date, exceeds the outstanding principal balance of the Home Equity Loans. As a result of such reductions, less interest will accrue on such Class B Component Certificates (and the related class of Subordinated Offered Certificates) than otherwise would be the case. The related Group Principal Distribution Amount includes the net proceeds in respect of principal received upon liquidation of a related Liquidated Loan. If such net proceeds are less than the unpaid principal balance of the Liquidated Loan, the outstanding principal balance of the Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the Offered Certificates, thereby reducing the Class B Subordinated Amount. If such difference is not covered by the Class B Subordinated Amount or the application of Net Monthly Excess Cash Flow, the class of the Class B Component Certificates (and the related Subordinated Offered Certificates) then due to be allocated a loss will bear such loss. In addition, the Class B Component Certificates (and the related Subordinated Offered Certificates) will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the Certificates with a higher relative payment priority have been paid in full). Because of the disproportionate distribution of principal of the Class A Certificates, depending on the timing of Realized Losses, the Class B Component Certificates (and the related Subordinated Offered Certificates) may bear a disproportionate percentage of the Realized Losses on the Home Equity Loans. The "Class B Subordinated Amount" means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the preceding Due Period over (y) the aggregate outstanding Certificate Principal Balance of the related Class A Certificates and Class B Component Certificates as of such Distribution Date (after taking into account the payment of the Group Principal Distribution Amount related to such Home Equity Loan Group (except for any Subordination Reduction Amount or Subordination Increase Amount related to such Home Equity Loan Group) on such Distribution Date).

Prepayments

          On the first Distribution Date, you will receive a payment of principal equal to the sum of (a) two months of scheduled and unscheduled principal collections and (b) approximately $11,000,000, representing the outstanding principal balance of home equity loans that were expected to be conveyed to the Trust on the Closing Date but were not so conveyed. Of the amounts described in clause (b) above, $1,253,095.40, $677,370.94, $6,327,553.92 and $2,432,623.00 will be allocated to Group Ia, Group Ib, Group IIa, and Group IIb, respectively (the "Closing Date Deposits").

          Prepayments, liquidations and purchases of the Home Equity Loans (including any optional purchase by the holder of the related Class X Certificates or the Servicer of a delinquent Home Equity Loan and any optional purchase by the holders of the Class X-F Certificates of the remaining Home Equity Loans) will result in distributions on the related class or classes of Offered Certificates then entitled to distributions of principal amounts which would otherwise be distributed over the remaining terms of such Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which a Certificate of such class is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Home Equity Loans.

          Holders of the Offered Certificates should consider, in the case of any such Certificates purchased at a discount, and particularly the Subordinated Offered Certificates, the risk that a slower than anticipated rate of principal payments on the related Home Equity Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related Home Equity Loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the related Home Equity Loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield of maturity.

          The rate of prepayment on the Home Equity Loans cannot be predicted. Approximately 19.84% of all of the Home Equity Loans by Cut-Off Date Loan Balance may be prepaid in whole or in part at any time without penalty. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional first home equity loans. The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans contain "due-on-sale" provisions, and the Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans will also be affected by the magnitude of any penalty in connection with a prepayment.

         We refer you to "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--'Due-on-Sale Clauses'" in the Prospectus for more detail.

          As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates such as the Group I Home Equity Loans is affected by prevailing market rates for home equity loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. The prepayment behavior of the 2/28 Adjustable Rate Loans and 3/27 Adjustable Rate Loans may differ from that of the other Home Equity Loans. As a 2/28 Adjustable Rate Loan or 3/27 Adjustable Rate Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Coupon Rate, even if fixed-rate loans are only available at rates that are slightly lower or higher than the Coupon Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed-rate home equity loans, adjustable-rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate home equity loans at competitive rates may encourage mortgagors to refinance their adjustable-rate home equity loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

          Net Monthly Excess Cash Flow for the Home Equity Loans in the applicable Home Equity Loan Group will be distributed in reduction of the Certificate Principal Balance of the related Class of Class A and Class B Component Certificates entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount for the Home Equity Loans in the applicable Home Equity Loan Group exceeds the actual overcollateralization amount. If purchased at a premium or a discount, the yield to maturity on a Class of Offered Certificates will be affected by the rate at which the Net Monthly Excess Cash Flow for the Home Equity Loans in the related Home Equity Loan Group is distributed in reduction of the Certificate Principal Balance of the applicable Class B Component Certificates. If the actual rate of such Net Monthly Excess Cash Flow distribution is slower than the rate anticipated by an investor who purchases a Class of Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Net Monthly Excess Cash Flow distribution is faster than the rate anticipated by an investor who purchases a Class of Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Net Monthly Excess Cash Flow on any Distribution Date will be affected by the actual amount of interest received, collected or recovered in respect of the Home Equity Loans during the related Due Period and such amount will be influenced by changes in the weighted average of the Coupon Rates of such Home Equity Loans resulting from prepayments and liquidations. The amount of Net Monthly Excess Cash Flow distributions applied in reduction of the applicable Certificate Principal Balance on each Distribution Date will be based on the required overcollateralization amount.

         We refer you to "DESCRIPTION OF THE CERTIFICATES--Credit Enhancement" for more detail.

Payment Delay Feature of the Group I Certificates

          The effective yield to the Group I Certificateholders will be lower than the yield otherwise produced by the Certificate Rate for such Class and the purchase price of such Certificates because distributions will not be payable to the Group I Certificates until the Distribution Date following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

Weighted Average Lives

          Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the Home Equity Loans in the related Home Equity Loan Group occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average life of the Class A and Class B Component Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans in the related Home Equity Loan Group and the recoveries, if any, on defaulted Home Equity Loans in the related Home Equity Loan Group and foreclosed properties.

          The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize such Home Equity Loans ("Balloon Loans").

          Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Group I Certificates (the "Prepayment Assumption") assumes a constant prepayment rate ("CPR") of 4.0% per annum of the then unpaid principal balance of such home equity loan in the first month of the life of such home equity loans and an additional approximately 1.455% (precisely 16/11%) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such home equity loans, 100% Prepayment Assumption assumes a CPR of 20%. The model used with respect to the Group II Certificates is CPR, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. Neither model purports to be either a historical description of the prepayment experience of any pool of home equity loans or a prediction of the anticipated rate of prepayment of any home equity loans, including the Home Equity Loans to be included in the Trust.

          Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

          The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):
(i) the Home Equity Loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below, (ii) the Closing Date for the Offered Certificates is July 21, 1999 and interest on the Group II Certificates begins to accrue on such date, (iii) distributions on the Offered Certificates are made on the 21st day of each month, commencing in August 1999 and are made in accordance with the priorities described herein, (iv) scheduled monthly payments of principal will be timely delivered on the first day of each month commencing in July 1999 (with no defaults, delinquencies, modifications, waivers or amendments), (v) scheduled monthly payments of interest will be timely delivered on the first day of each month commencing in August 1999 (with no defaults, delinquencies, modifications, waivers or amendments), (vi) on the first distribution date in August 1999, scheduled monthly payments of principal due from July 1, 1999 through August 1, 1999, prepayments of principal received from June 2, 1999 through July 31, 1999 and scheduled monthly payments of interest due from August 1, 1999 will be available to be distributed to Certificateholders, (vii) the Home Equity Loans prepay at the specified percentages of the Prepayment Assumption in the case of the Group I Home Equity Loans, or at the indicated Percentage of CPR, in the case of the Group II Home Equity Loans, as indicated in the prepayment scenarios below, (viii) all prepayments are prepayments in full received on the last day of each month commencing in June 1999 and include 30 days' interest thereon, (ix) no optional termination is exercised (except as set forth below with respect to weighted average life to call), (x) the Offered Certificates of each Class have the respective Certificate Rates and initial Certificate Principal Balances or Notional Amount as set forth herein, (xi) the required overcollateralization levels are set initially as specified herein, and thereafter decrease in accordance with the provisions of the Agreement, (xii) the Coupon Rate for each Group II Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates (if necessary) to equal the sum of the applicable gross margin and the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR") (such sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors),
(xiii) Six-Month LIBOR remains constant at 5.5975% per annum and One-Month LIBOR remains constant at 5.1825% per annum; (xiv) the servicing fee rate and the trustee fee rate together are 0.51% of the Loan Balance of each Home Equity Loan and the Minimum Spread is assumed to be 0%; and (xv) the definition of Class A Principal Distribution Amount does not have clause (z) and the definition of Specified Subordinated Amount does not have clause (iii).

                                                      Group Ia

                                                                                       Remaining
                                                             Original             Term to         Remaining
Pool                                       Coupon          Amortization         Maturity         Amortization         Amortization
Number      Loan Balance ($)               Rate (%)        Term (months)        (months)         Term (months)           Method

   1          557,656.45                   9.668              120                  116               116                Level Pay
   2       17,228,439.79                   9.918              180                  174               174                Level Pay
   3        2,479,177.88                  10.177              240                  236               236                Level Pay
   4      158,210,108.36                  10.195              360                  355               355                Level Pay
   5        1,456,490.60                   9.639              351                  183               345                  Balloon

                                                      Group Ib

                                                                                  Remaining
                                                            Original            Term to           Remaining
Pool                                      Coupon            Amortization        Maturity          Amortization        Amortization
Number     Loan Balance ($)                Rate (%)         Term (months)       (months)          Term (months)           Method

     1      1,508,538.74                   9.491              180                  173               173                Level Pay
     2        220,216.16                  10.915              240                  236               236                Level Pay
     3     50,551,435.94                   9.751              360                  355               355                Level Pay
     4        138,050.95                  10.893              360                  170               350                Balloon

                                                    Group IIa

                                                                          Initial                                         Months
                          Original    Remaining    Current                Periodic                          Next Rate     Between
Pool                      Term to       Term       Coupon       Gross     Rate       Lifetime   Lifetime    Adjustment    Rate
Number Loan Balance ($)   Maturity    to Maturity  Rate (%)    Margin(%)  Cap (%)    Cap (%)    Floor (%)   Period        Adjustment
                                                                (%)

1       7,702,966.61         360         355        8.406       6.600      1.007      14.448      8.405       1               6
2       6,273,036.70         360         356        8.345       6.683      1.000      14.226      8.226       2               6
3       5,885,275.65         360         357        8.632       6.690      1.043      14.613      8.604       3               6
4       1,955,088.01         360         358        8.779       6.781      1.000      14.779      8.693       4               6
5         119,128.88         360         353       12.490       6.990      1.000      18.000      12.000      5               6
6       3,133,104.64         360         354        9.225       6.585      1.126      15.185      9.185       6               6
7     396,411,008.19         360         356        9.851       6.748      1.029      15.858      9.851       20              6
8      31,800,038.43         354         350        9.902       6.753      2.512      15.948      9.905       32              6


                                                    Group IIb

                                                                         Initial                                           Months
                           Original     Remaining   Current              Periodic                           Next Rate     Between
 Pool                      Term to       Term       Coupon       Gross     Rate      Lifetime   Lifetime    Adjustment     Rate
 Number  Loan Balance ($)  Maturity    to Maturity  Rate (%)    Margin (%) Cap (%)    Cap (%)    Floor (%)   Period      Adjustment

 1       6,193,658.20        360         355        8.132       6.744      1.000      14.132      8.132        1              6
 2       5,771,631.74        360         356        8.557       6.752      1.000      14.557      8.557        2              6
 3       5,214,998.05        360         357        9.105       6.934      1.000      14.987      8.987        3              6
 4       2,921,684.46        360         352        9.405       7.079      1.000      15.326      9.326        4              6
 5         619,733.88        360         353        8.724       6.107      1.000      13.397      7.397        5              6
 6       2,937,620.71        360         354        7.844       6.674      1.000      13.844      7.844        6              6
 7     214,103,433.71        360         356        9.432       6.794      1.018      15.435      9.432       20              6
 8      17,354,963.98        360         355        9.553       6.707      2.546      15.577      9.553       32              6



                                                Prepayment Scenarios

                           I              II            III           IV              V              VI

        Group I(1)         0%             50%          100%          120%           150%            200%

       Group II(2)         0%             15%           20%           25%            30%            40%

------------------
 (1)  Percentage of the Prepayment Assumption.
 (2)  Percentage of CPR.


Decrement Tables

          The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at the indicated prepayment scenario, and the corresponding weighted average lives of such Classes. It is not likely that (i) all of the Home Equity Loans will have the characteristics assumed, (ii) the Home Equity Loans will prepay at the specified percentages of Prepayment Assumption or CPR or at any other constant percentage or (iii) the level of One-Month LIBOR or Six-Month LIBOR will remain constant at the level assumed or at any other level. Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the Prepayment Assumption or CPR even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.


          Percent of Initial Certificate Principal Balance Outstanding

                                      Class A-1F                                       Class A-2F
                                    Prepayment Scenario                               Prepayment Scenario
                     ----------------------------------------------------     -----------------------------------------------------
Distribution Date     I        II        III      IV         V        VI        I          II       III      IV         V    VI

Initial Percentage  100       100       100      100       100       100       100        100      100       100       100  100
July 2000            97        87        77       73        67        57        98        87        77        73        67   57
July 2001            96        77        59       53        43        30        97        77        59        53        44   30
July 2002            95        67        45       37        27        14        96        68        45        37        27   14
July 2003            94        59        35       29        21        11        95        59        36        29        21   12
July 2004            93        51        28       22        14         7        94        52        28        22        15    7
July 2005            91        44        22       16        10         4        93        45        22        16        10    4
July 2006            89        39        17       12         7         2        91        40        18        12         7    2
July 2007            87        35        14        9         5         1        90        35        14         9         5    1
July 2008            85        30        11        7         3         0        88        31        11         7         3    0
July 2009            83        27         8        5         2         0        86        28         9         5         2    0
July 2010            81        23         6        4         1         0        84        24         7         4         1    0
July 2011            78        20         5        3         1         0        82        22         5         3         1    0
July 2012            75        18         4        2         0         0        80        19         4         2         0    0
July 2013            72        15         3        1         0         0        77        16         3         1         0    0
July 2014            69        13         2        1         0         0        74        14         2         1         0    0
July 2015            65        11         2        0         0         0        71        12         2         0         0    0
July 2016            63        10         1        0         0         0        68        11         1         0         0    0
July 2017            59         9         1        0         0         0        65         9         1         0         0    0
July 2018            56         7         0        0         0         0        61         8         0         0         0    0
July 2019            52         6         0        0         0         0        57         7         0         0         0    0
July 2020            48         5         0        0         0         0        53         6         0         0         0    0
July 2021            44         4         0        0         0         0        48         5         0         0         0    0
July 2022            40         4         0        0         0         0        43         4         0         0         0    0
July 2023            35         3         0        0         0         0        38         3         0         0         0    0
July 2024            30         2         0        0         0         0        33         2         0         0         0    0
July 2025            24         1         0        0         0         0        27         2         0         0         0    0
July 2026            18         1         0        0         0         0        20         1         0         0         0    0
July 2027            11         0         0        0         0         0        13         0         0         0         0    0
July 2028             4         0         0        0         0         0        5          0         0         0         0    0
July 2029             0         0         0        0         0         0        0          0         0         0         0    0

Weighted Average
Life (Years) (1)(2)18.9       7.2       3.9      3.3       2.5       1.8     19.8        7.4       4.0       3.3       2.6  1.8
Weighted Average
Life (Years (1)(3) 18.9       6.4       3.6      3.0       2.3       1.6     19.8        6.5       3.6       3.0       2.3  1.6


(1)  The weighted average life of an Offered Certificate is determined by
     (i) multiplying the amount of each distribution in reduction of the related
     Certificate Principal Balance by the number of years from the date of issuance of such Offered Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original Certificate
     Principal Balance of such Offered Certificate.
(2)  To maturity.
(3)  To call.


                                                     Class A-3A                                     Class A-4A
                                                Prepayment Scenario                            Prepayment Scenario
                      ------------------------------------------------------     --------------------------------------------------
Distribution Date      I        II        III      IV         V        VI        I         II        III       IV        V      VI

Initial Percentage    100       100       100      100       100       100      100       100       100       100       100    100
July 2000             97        80        74       69        63        52        97        80        74        69        63     52
July 2001             97        66        57       49        41        27        96        66        57        49        41     27
July 2002             96        54        43       34        26        12        96        54        43        34        25     12
July 2003             96        45        35       27        20        11        95        44        35        27        20     11
July 2004             95        38        28       20        14         6        95        38        28        20        14      6
July 2005             94        32        22       15        10         4        94        32        22        15        10      4
July 2006             94        27        17       11         7         2        93        27        17        11         7      2
July 2007             93        23        14        8         5         1        92        23        14         8         5      1
July 2008             92        19        11        6         3         0        91        19        11         6         3      0
July 2009             90        16         9        5         2         0        90        16         9         4         2      0
July 2010             89        13         7        3         1         0        89        13         7         3         1      0
July 2011             88        11         5        2         1         0        87        11         5         2         1      0
July 2012             86         9         4        2         0         0        86         9         4         2         0      0
July 2013             84         8         3        1         0         0        84         8         3         1         0      0
July 2014             82         6         3        1         0         0        82         6         3         1         0      0
July 2015             80         5         2        0         0         0        79         5         2         0         0      0
July 2016             77         4         1        0         0         0        77         4         1         0         0      0
July 2017             74         4         1        0         0         0        74         4         1         0         0      0
July 2018             70         3         1        0         0         0        70         3         1         0         0      0
July 2019             66         2         0        0         0         0        66         2         0         0         0      0
July 2020             62         2         0        0         0         0        62         2         0         0         0      0
July 2021             57         1         0        0         0         0        57         1         0         0         0      0
July 2022             51         1         0        0         0         0        51         1         0         0         0      0
July 2023             45         1         0        0         0         0        45         1         0         0         0      0
July 2024             39         0         0        0         0         0        39         0         0         0         0      0
July 2025             32         0         0        0         0         0        32         0         0         0         0      0
July 2026             24         0         0        0         0         0        24         0         0         0         0      0
July 2027             16         0         0        0         0         0        16         0         0         0         0      0
July 2028              6         0         0        0         0         0         6         0         0         0         0      0
July 2029              0         0         0        0         0         0         0         0         0         0         0      0
Weighted Average
Life (Years) (1)(2) 21.2       5.2       3.9      3.0       2.4       1.6      21.2       5.2       3.9       3.0       2.4    1.6
Weighted Average
Life (Years)(1)(3)  21.2       4.9       3.5      2.8       2.2       1.5      21.1       4.9       3.5       2.7       2.2    1.5


(1)  The weighted average life of an Offered Certificate is determined by
     (i) multiplying the amount of each distribution in reduction of the related
     Certificate Principal Balance by the number of years from the date of issuance of such Offered Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original Certificate
     Principal Balance of such Offered Certificate.
(2)  To maturity.
(3)  To call.


                                                     Class A-5A                                     Class B-1
                                                Prepayment Scenario                            Prepayment Scenario
                     ---------------------------------------------------------  ---------------------------------------------------
Distribution Date      I        II        III      IV         V        VI        I         II        III       IV        V      VI

Initial Percentage   100       100       100      100       100       100       100        100       100       100       100   100
July 2000             97        80        74       69        63        52       100        100       100       100       100   100
July 2001             97        66        57       49        41        27       100        100       100       100       100   100
July 2002             96        54        43       34        26        12       100        100       100       100       100   100
July 2003             96        44        35       27        20        11       100        100       79        61        46     25
July 2004             95        38        28       20        14         6       100        89        63        46        32     14
July 2005             94        32        22       15        10         4       100        79        50        34        22      5
July 2006             93        27        17       11         7         2       100        67        39        26        15      0
July 2007             93        23        14        8         5         1       100        58        31        19         8      0
July 2008             91        19        11        6         3         0       100        49        25        13         3      0
July 2009             90        16         9        5         2         0       100        42        19         7         0      0
July 2010             89        13         7        3         1         0       100        36        15         3         0      0
July 2011             88        11         5        2         1         0       100        30        10         0         0      0
July 2012             86         9         4        2         0         0       100        26         6         0         0      0
July 2013             84         8         3        1         0         0       100        22         3         0         0      0
July 2014             82         6         3        1         0         0       100        18         0         0         0      0
July 2015             80         5         2        0         0         0       100        14         0         0         0      0
July 2016             77         4         1        0         0         0       100        11         0         0         0      0
July 2017             74         4         1        0         0         0       100         8         0         0         0      0
July 2018             70         3         1        0         0         0       100         5         0         0         0      0
July 2019             66         2         0        0         0         0       100         3         0         0         0      0
July 2020             62         2         0        0         0         0       100         2         0         0         0      0
July 2021             57         1         0        0         0         0       100         2         0         0         0      0
July 2022             51         1         0        0         0         0        98         1         0         0         0      0
July 2023             45         1         0        0         0         0        95         0         0         0         0      0
July 2024             39         0         0        0         0         0        83         0         0         0         0      0
July 2025             32         0         0        0         0         0        68         0         0         0         0      0
July 2026             24         0         0        0         0         0        52         0         0         0         0      0
July 2027             16         0         0        0         0         0        33         0         0         0         0      0
July 2028              6         0         0        0         0         0        10         0         0         0         0      0
July 2029              0         0         0        0         0         0         0         0         0         0         0      0
Weighted Average
Life (Years) (1)(2) 21.2       5.2       3.9      3.0       2.4       1.6      26.9      10.1       6.9       5.6       4.7    3.9
Weighted Average
Life (Years) (1)(3) 21.2       4.9       3.5      2.7       2.2       1.5      26.9       9.5       6.4       5.1       4.3    3.7


 (1) The weighted average life of an Offered Certificate is determined by
     (i) multiplying the amount of each distribution in reduction of the related
     Certificate Principal Balance by the number of years from the date of issuance of such Offered Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the original Certificate
     Principal Balance of such Offered Certificate.
(2)  To maturity.
(3)  To all.


          These tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                    FORMATION OF THE TRUST AND TRUST PROPERTY

          Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 (the "Trust") will be created and established pursuant to the Pooling and Servicing Agreement dated as of June 1, 1999 (the "Agreement") among Asset Backed Securities Corporation (the "Depositor"), the Servicer, and The Chase Manhattan Bank (the "Trustee"). On or prior to the Closing Date, the Originators will transfer without recourse the Home Equity Loans to the Seller. On or before the Closing Date, the Seller will transfer without recourse the Home Equity Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement dated as of June 1, 1999 (the "Loan Purchase Agreement") among the Depositor, the Seller and Long Beach. On the Closing Date, the Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Certificates at the direction of the Depositor.

          The property of the Trust shall include all (a) the Home Equity Loans together with the related Home Equity Loan documents and the Originators' interest in any Mortgaged Property which secures a Home Equity Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing (other than principal received on or before the applicable Cut-Off Date and interest due on or prior to July 1, 1999), (b) such amounts as may be held by the Trustee in the Certificate Account, the Cap Reserve Fund, the LIBOR Carryover Funds and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts as may be held by the Servicer in the Principal and Interest Account, if any, whether in the form of cash, instruments, securities or other properties, (c) the Depositor's rights but not its obligations under the Loan Purchase Agreement,
(d) the Cap Agreement and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Agreement (collectively, the "Trust Estate"). In addition to the foregoing, the Depositor shall cause the Certificate Insurer to deliver the Policies to the Trustee for the benefit of the Owners of the Class A and Class A-IO Certificates.

          The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Seller, the Originators, the Servicer, the Trustee or any of their affiliates. Certain distributions due to the Owners of the Class A and Class A-IO Certificates are insured by the Certificate Insurer.

          Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the proceeds thereof and rights appurtenant thereto. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                             ADDITIONAL INFORMATION

          The description in this Prospectus Supplement of the Home Equity Loans and the Mortgaged Properties is based upon the Home Equity Loans in each Home Equity Loan Group as constituted at the Cut-Off Date. Prior to the issuance of the Offered Certificates, Home Equity Loans may be removed from any of the Home Equity Loan Groups as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Depositor or the Certificate Insurer deems such removal necessary or appropriate and other Home Equity Loans may be added to a Home Equity Loan Group prior to the issuance of the Offered Certificates.

                         DESCRIPTION OF THE CERTIFICATES

          Pursuant to the Agreement, the Trust will issue on the Closing Date the Asset Backed Securities Corporation Home Equity Loan Pass-Through Certificates, Series 1999-LB1, Class A-1F (the "Class A-1F Certificates"), Class A-2F (the "Class A-2F Certificates" and together with the Class A-1F Certificates, the "Class AI Certificates"), Class A-3A (the "Class A-3A Certificates"), Class A-4A (the "Class A-4A Certificates"), Class A-5A (the "Class A-5A Certificates" and together with the Class A-3A Certificates and together with the Class A-4A Certificates, the "Class AII Certificates" and together with the Class AI Certificates, the "Class A Certificates"), Class A-IO (the "Class A-IO Certificates"), Class B-1 (the "Class B-1 Certificates" or the "Subordinated Offered Certificates" and together with the Class A and Class A-IO Certificates, the "Offered Certificates"). The Trust will also issue on the Closing Date the Class B-IOF Certificates (the "Class B-IOF Certificates"), the Class B-IOA Certificates (the "Class B-IOA Certificates" and, together with the Class A-IO and Class B-IOF Certificates, the "Notional Amount Certificates"), the Class X-F Certificates (the "Class X-F Certificates"), the Class X-A Certificates (the "Class X-A Certificates" and together with the Class X-F Certificates, the "Class X Certificates"), the Class P-F Certificates (the "Class P-F Certificates"), the Class P-A Certificates (the "Class P-A Certificates") and certain residual classes of certificates (the "Class R Certificates" and together with the Class X-F Certificates, the Class X-A Certificates, the Class P-F Certificates and the Class P-A Certificates, the "Nonoffered Certificates" and together with the Offered Certificates, the "Certificates"). Only the Offered Certificates are being offered hereby. The Class B-1 Certificates are comprised of two component certificates, the Class B-1F Component Certificate (the "Class B-1F Component Certificate") and the Class B-1A Component Certificate (the "Class B-1A Component Certificate"). The Class A-IO Certificates are comprised of two component certificates, the Class A-IOF Component Certificate (the "Class A-IOF Component Certificate") and the Class A-IOA Component Certificate (the "Class A-IOA Component Certificate"). The Class AI Certificates, Class A-IOF Component Certificates, Class B-1F Component Certificates, Class B-IOF Certificates are referred to as the "Group I Certificates." The Class AII Certificates, Class A-IOA Component Certificates, Class B-1A Component Certificates, and Class B-IOA Certificates are referred to as the "Group II Certificates."

          The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part and the Agreement will be filed in a current report on Form 80K within fifteen days of the Closing Date. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

General

          The Offered Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Home Equity Loans; (ii) payments on the Home Equity Loans due and received after the Cut-Off Date (exclusive of principal received on or prior to the Cut-Off Date and interest due on or prior to July 1,
1999); (iii) Mortgaged Properties relating to the Home Equity Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Principal and Interest Account and the Certificate Account and funds on deposit therein; (v) rights under certain hazard insurance policies, if any, covering the Mortgaged Properties; (vi) an assignment of certain of the Depositor's rights (but none of its obligations) under the Loan Purchase Agreement; (vii) amounts on the deposit in certain accounts including the Cap Reserve Account and the LIBOR Carryover Funds; (viii) the Cap Agreement; and (ix) proceeds of the foregoing. In addition, the Depositor will cause MBIA Insurance Corporation (the "Certificate Insurer") to issue two irrevocable and unconditional certificate guaranty insurance policies (the "Policies") one for the benefit of the holders of the Class A-1F, Class A-2F and Class A-IOF Component Certificates and the other for the benefit of the holders of the Class A-3A, Class A-4A, Class A-5A and Class A-IOA Component Certificates, pursuant to which the Certificate Insurer will guarantee certain payments to the Class A and Class A-IO Certificateholders as described herein and in the Policies. Definitive Certificates (as defined below) will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

         We refer you to "--Book-Entry Certificates" below for more detail.

          No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

          Each Home Equity Loan in the trust will be assigned to one of two home equity loan groups ("Group I", and "Group II," respectively, and each a "Home Equity Loan Group"). Distributions on the Group I Certificates will be derived from payments on the home equity loans in Group I. Principal distributions on the Class A-1F Certificates and the Class A-2F Certificates, respectively will be based on the principal received on subgroups of Group I consisting of home equity loans with initial principal balances of $240,000 or less and greater than $240,000, respectively. The Group II Certificates will receive distributions primarily based upon collections on the Home Equity Loans in Group
II. Distributions on the Group II Certificates will be derived from payments on the home equity loans in Group II. Principal distributions on the Class A-3A and Class A-4A Certificates, respectively, will be based on the principal received on subgroups of Group II consisting of home equity loans with initial principal balances of $240,000, or less and greater than $240,000, respectively. Principal distributions on the Class A-5A Certificates will be based on ratio of the outstanding principal balance of the Class A-5A Certificates and the outstanding balance of the Class A Certificates in Group II.

          The principal amount of a class of Offered Certificates and a class of Class B Component Certificates (other than the Class A-I0F and Class A-I0A Certificates) (each, a "Certificate Principal Balance") on any Distribution Date is equal to the applicable Certificate Principal Balance on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of such class of Offered Certificates. On any date, the "Aggregate Principal Balance" with respect to the Group I Certificates or the Group II Certificates is the aggregate of the related Certificate Principal Balances on such date. The notional amount of each class of Notional Amount Certificates (each, a "Notional Amount") will be the notional amount for such Distribution Date as set forth in this prospectus supplement.

          Each class of Class A, Class A-IO Component and Class B Component Certificates represents the right to receive payments of interest at the Certificate Rate for such Class and payments of principal (other than with respect to the Class A-IO Certificates) as described below.

          The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a "Certificateholder."

Book-Entry Certificates

          The Offered Certificates will initially be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Certificateowners") may hold through DTC (in the United States), or Cedelbank ("Cedelbank") or the Euroclear System ("Euroclear")(in Europe), which in turn hold through DTC, if they are participants in such systems, or indirectly through organizations that are participants in such systems ("Participants"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts or notional amounts, as applicable, of $1,000 and in integral multiples of $1 in excess thereof. Except as described below, no beneficial owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

          Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"). Cedelbank and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Certificateowners will not be Owners as that term is used in the Agreement. Certificateowners are only permitted to exercise their rights indirectly through Participants.

          Transfers between Participants in DTC ("DTC Participants") will occur in accordance with DTC rules. Transfers between Participants in Cedelbank ("Cedelbank Participants") and Participants in Euroclear ("Euroclear Participants") will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Cedelbank or Euroclear by its Depositary. However, each such cross-market transaction will require delivery of instructions to Cedelbank or Euroclear by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Cedelbank or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.

          Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participants or Euroclear Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of Offered Certificates by or through a Cedelbank Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

          DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC Participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

          Certificateowners that are not DTC Participants or Indirect DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or an interest in, Offered Certificates under the DTC System may do so only through DTC Participants or Indirect DTC Participants. DTC Participants will receive a credit for the Offered Certificates in DTC's records. The ownership interest of each Certificateowners in turn will be recorded on the DTC Participants' and Indirect DTC Participants' respective records. Certificateowners will not receive written confirmation from DTC of their purchase, but Certificateowners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Certificateowner entered into the transaction. Transfers of ownership interests in the Offered Certificates will be accomplished by entries made on the books of DTC Participants acting on behalf of Certificateowners.

          To facilitate subsequent transfers, all Offered Certificates deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Offered Certificates with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Certificateowners and its records will reflect only the identity of the DTC Participants to whose accounts such Offered Certificates are credited, which may or may not be the Certificateowners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Certificateowners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          Principal and interest payments with respect to the Offered Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Certificateowners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and Indirect DTC Participant and not of DTC, the Trustee, the Servicer, the Seller or the Depositor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Offered Certificates to DTC will be the responsibility of the Trustee, disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to Certificateowners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Certificateowners may experience some delay in their receipt of payments.

          Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Certificateowner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Offered Certificates, may be limited due to the lack of a physical Certificate for such Offered Certificates.

          Neither DTC nor Cede will consent or vote with respect to the Offered Certificates. Under its usual procedures, DTC mails an "Omnibus Proxy" to the Trustee as soon as possible after any applicable record date for such a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Offered Certificates are credited on that record date (identified in a listing attached to the Omnibus Proxy). None of the Depositor, the Servicer, the Certificate Insurer, the Trustee nor the Depositor will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Offered Certificates held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for Cedelbank Participants and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 34 currencies, including United States dollars. Cedelbank provides to Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depositary, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions with respect to Offered Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Offered Certificateholder on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the related Depositary's ability to effect such actions on its behalf through DTC.

          Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          Definitive Certificates will be issued to Certificateowners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Certificateowners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificateowners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificateowners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Agreement.

          Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          DTC has advised the Depositor that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that is has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC ("Depositary Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its service is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to : (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

ASSIGNMENT OF RIGHTS

          A Certificateowner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Offered Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee a Certificateowner of the Trust without compliance with the provisions of the Agreement. Notwithstanding the foregoing, the Agreement provides that the Certificate Insurer will, in connection with the subrogation of the Certificate Insurer to the rights of the Certificateowners of the Offered Certificates in an amount equal to Insured Payments for which the Certificate Insurer has not received reimbursement, be considered to be an "Owner" to the extent (but only to the extent) of such rights.

DISTRIBUTION DATES

          On each Distribution Date, distributions will be made to Certificateholders from amounts then on deposit in the certificate accounts established and maintained by the Trustee in accordance with the Agreement (each a "Certificate Account"). The "Distribution Date" shall be the 21st day of each month and if any such day is not a Business Day, then the next succeeding Business Day. Distributions will be made in immediately available funds to Certificateholders of Offered Certificates by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"). Certificateowners may experience some delay in the receipt of their payments due to the operations of DTC.

          "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which the Certificate Insurer is closed or (iii) a day on which banking institutions in the City of New York, New York, Orange, California, Houston or Dallas, Texas or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

          "Record Date" means with respect to any Distribution Date, the last day of the month immediately preceding the calendar month in which such Distribution Date occurs.

          We refer you to "--Book Entry Certificates" for more detail.

          The Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send such Certificate to the Trustee. The Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed cancelled for all purposes of the Agreement and the Policies.

          Each Certificateholder of record of a class of Offered Certificates will be entitled to receive such Certificateholder's Percentage Interest in the amounts due such Class on each Distribution Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance or notional amount of such Offered Certificate as of the Closing Date by the Certificate Principal Balance or Notional Amount for the related class of Offered Certificates as of the Closing Date.

DISTRIBUTIONS

          The Trustee will be required to deposit into the Certificate Account,
(i) the proceeds of any liquidation of the assets of the Trust, (ii) all remittances made to the Trustee by or on behalf of the Servicer, the Seller or the Depositor, (iii) any Cap Reserve Fund Transfer Amounts, any withdrawals from the LIBOR Carryover Funds, (iv) any Insured Payments from the Certificate Insurer (provided that such amounts shall only be available to pay the applicable Class A Certificates and Class A-IO Certificates) and (iv) certain other amounts required in the Agreement.

          The Agreement establishes a Certificate Rate on each class of Class A, Class A-IO Component and Class B Component Certificates as set forth herein under "--Certificate Rate." The Subordinated Offered Certificates will receive all of the interest and principal payments paid with respect to the related Class B Component Certificates. The "Expense Fee" for any Distribution Date will equal the sum of the Trustee Fee and the amounts payable to the Certificate Insurer as premium on the Policies (the "Premium Amount") on such Distribution Date. The Premium Amount as of each Distribution Date and Home Equity Loan Group will be as set out in the Agreement.

          On each Distribution Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement:

                    (i) first, on each Distribution Date from amounts then on deposit in the Certificate Account and with respect to a Home Equity Loan Group, (A) to the Trustee, the Trustee Fee for the related Home Equity Loan Group and (B) provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, the Premium Amount for the related class of Class A and Class A-IO Certificates such Distribution Date to the Certificate Insurer;

                    (ii) second, on each Distribution Date, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to each Home Equity Loan Group with respect to such Distribution Date plus (y) any Subordination Reduction Amount with respect to the related Home Equity Loan Group with respect to such Distribution Date (such sum for each Home Equity Loan Group being the "Total Monthly Excess Cashflow") as follows:

                    (A) first, such Total Monthly Excess Cashflow with respect to such Home Equity Loan Group shall be allocated to the payment of the related Class A Distribution Amount (excluding any related Subordination Increase Amount) pursuant to clause (iii) below in an amount equal to the amount, if any, by which (x) such Class A Distribution Amount (excluding any related Subordination Increase Amount) exceeds (y) the Available Funds with respect to such Home Equity Loan Group (net of the related Expense Fees);

                    (B) second, provided that no Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocation described in clause (ii) (A) above shall be allocated to the Certificate Insurer in respect of any Reimbursement Amount (as defined in the Agreement) with respect to the related class of Class A and Class A-IO Certificates; provided further that if a Certificate Insurer Default as defined in clause (x) of the definition thereof has occurred and is continuing, then the priority of this allocation shall follow immediately after clause
               (ii)(C) below;

                    (C) third, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocation described in clauses (ii) (A) and (B) above shall be used to reduce to zero, through the payment to the Certificateholders of the related class of Class A and Class B Component Certificates of a Subordination Increase Amount included in the related Group Principal Distribution Amount which shall be paid pursuant to clause (iii) (D) below and the payment priorities specified below under "--Principal Priorities," in an amount, if any, equal to the excess of the Specified Subordinated Amount with respect to such Home Equity Loan Group over the Subordinated Amount with respect to such Home Equity Loan Group (assuming application of 100% of scheduled principal collections received during such Due Period and principal prepayments received during the related Prepayment Period but prior to the application of any Subordination Increase Amount) (such excess, the "Subordination Deficiency Amount") as of such Distribution Date;

                    (D) fourth, if the Subordinated Amount for Group II has
               never equaled the Specified Subordinated Amount for Group II, any portion of the Total Monthly Excess Cashflow with respect to Group I remaining after the allocation described in clauses (ii)
               (A), (B) and (C) above shall be used to reduce to zero, through the payment to the Certificateholders of the Class A and Class B Component Certificates of Group II of a Subordination Increase Amount included in the Principal Distribution Amount for Group II which shall be paid pursuant to clause (iii) (D) below and the payment priorities specified below under "--Principal Priorities," in an amount, if any, equal to the remaining Subordination Deficiency Amount for Group II as of such Distribution Date;

                    (E) fifth, any Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocations described in clauses (ii) (A), (B), (C) and (D) above shall be allocated to the unrelated Class B Component Certificates and paid pursuant to clause (iii)(E) below, to the extent of any unreimbursed Unrelated Principal Carryover Shortfalls;

                    (F) sixth, any Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocations described in clauses (ii) (A), (B), (C), (D) and (E) above shall be allocated to the related Class B Component Certificates and paid pursuant to clause (iii)(F) below, to the extent of any unreimbursed Related Principal Carryover Shortfalls;

                    (G) seventh, any portion of Total Monthly Excess Cashflow
               with respect to such Home Equity Loan Group remaining after the allocations described in clauses (ii) (A), (B), (C), (D), (E) and
               (F) above shall be allocated to the related Class X Certificates and paid to the LIBOR Carryover Fund pursuant to clause (iii)(G) below, to the extent of any related required LIBOR Carryover Fund Deposit; and

                    (H) eighth, any Total Monthly Excess Cashflow remaining
               after the allocations described in clauses (ii) (A), (B), (C),
               (D), (E), (F) and (G) above shall be allocated to the Servicer and paid pursuant to clause (iii)(I) below, to the extent of any unreimbursed Delinquency Advances and unreimbursed Servicing Advances and certain other amounts specified in the Agreement;

                  (iii) third, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts (including any related Insured Payment which shall be paid only to the Certificateholders of the related Class A and Class A-IO Certificates) then on deposit in the Certificate Account with respect to the related Home Equity Loan Group, the Trustee shall distribute based on and after giving effect to the allocations provided in clause (ii) above:

                    (A) to the related Class A and Class A-IO Component
               Certificates, the related Current Interest for each Class (including the proceeds of any Insured Payments with respect to Current Interest made by the Certificate Insurer) on a pro rata basis based on each such Class A and Class A-IO Component Certificate's Current Interest without priority among the Class A and Class A-IO Component Certificates;

                    (B) to the related Class B Component Certificates and the
               Class B-IOA or Class B-IOF Certificates, as applicable, the related Current Interest;

                    (C) to the Certificate Insurer, the amounts described in
               clause (ii)(B) above;

                    (D) the Group Principal Distribution Amount applicable to
               each of the Group I and Group II Certificates shall be distributed as described under "--Principal Priorities" below;

                    (E) to the unrelated Class B Component Certificate the
               amounts described in clause (ii)(E) above until its Unrelated Principal Carryover Shortfall is reduced to zero;

                    (F) to the related Class B Component Certificate the amounts described in clause (ii)(F) above until its Related Principal Carryover Shortfall is reduced to zero;

                    (G) from the amounts described in clause (ii) (G) above the related LIBOR Carryover Fund Deposit to the related Class X Certificates for concurrent deposit in the related LIBOR Carryover Fund;

                    (H) from amounts on deposit in the LIBOR Carryover Fund, the lesser of the related Certificateholders' Interest Index Carryover and the Available LIBOR Carryover Amount (1) first, pro rata based on Certificateholders' Interest Index Carryover, an amount up to the related outstanding Certificateholders' Interest Index Carryover to the related Class A Certificates, and (2) second, to the related Class B Component Certificates, an amount up to the related outstanding Certificateholders' Interest Index Carryover to the related Class B Component Certificates; and

                    (I) to the Servicer the amounts described in clause (ii)(H)
               above;

                  (iv) fourth, following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Certificate Account, the Trustee shall distribute the remaining distributable amounts for such Distribution Date to the Trustee, a successor servicer and the Nonoffered Certificateholders, as specified in the Agreement.

PRINCIPAL PRIORITIES

          On each Distribution Date, the Trustee will distribute the Group Principal Distribution Amount with respect to Group I in the following order of priority, to the extent of the funds remaining therefor:

          (A) to the Class AI Certificateholders, the related Class A Principal Distribution Amount, concurrently, as follows:

                  (i) an amount equal to the Class A-1F Principal Distribution Amount to the Class A-1F Certificates until the principal balance of such Class is reduced to zero; and

                  (ii) an amount equal to the Class A-2F Principal Distribution Amount to the Class A-2F Certificates until the principal balance of such Class is reduced to zero;

          (B) to the Class B-1F Component Certificates, the related Class B Component Principal Distribution Amount, until the principal balance of such Class is reduced to zero; and

          (C) to the Nonoffered Certificateholders related to Group I, any remaining amounts, as specified in the Agreement.

          On each Distribution Date, the Trustee will distribute the Group Principal Distribution Amount with respect to Group II in the following order of priority, to the extent of the funds remaining therefor:

          (A) to the Class AII Certificateholders, the related Class A Principal Distribution Amount, concurrently, as follows:

                  (i) an amount equal to the Class A-3A Principal Distribution Amount to the Class A-3A Certificates until the principal balance of such Class is reduced to zero;

                  (ii) an amount equal to the Class A-4A Principal Distribution Amount to the Class A-4A Certificates until the principal balance of such Class is reduced to zero; and

                  (iii) an amount equal to the Class A-5A Principal Distribution Amount to the Class A-5A Certificates until the principal balance of such Class is reduced to zero;

          (B) to the Class B-1A Component Certificates, the related Class B Component Principal Distribution Amount, until the principal balance of such Class is reduced to zero; and

          (C) to the Nonoffered Certificateholders related to Group II, any remaining amounts, as specified in the Agreement.

          To the extent that the Trustee receives an Insured Payment with respect to any Distribution Date, the Trustee will distribute any portion of such Insured Payment with respect to the related Guaranteed Principal Amount to the related Class A Certificates in the same manner as Class A Principal Distribution Amount for the related Home Equity Loan Group is allocated to the related Class A Certificates.

CERTAIN DEFINITIONS

          "Available Funds" as to each Home Equity Loan Group and Distribution Date is the amount on deposit in the Certificate Account with respect to the related Home Equity Loan Group on such Distribution Date (excluding any Cap Reserve Fund Transfer Amount for such Distribution Date and including any amounts to be transferred from the LIBOR Carryover Funds), net of Total Monthly Excess Cashflow and any prepayment penalties with respect to such Home Equity Loan Group and disregarding the amounts of any Insured Payments to be made on such Distribution Date.

          The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Certificateholder of Class A and Class A-IO Certificates any Insured Payment from the Certificate Insurer and deposit such amounts into the Certificate Account and (ii) disburse the same to each Certificateholder of Class A and Class A-IO Certificates. The Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Certificateholders of such Class A and Class A-IO Certificates the Certificate Insurer will be subrogated to the rights of such Certificateholders of Class A and Class A-IO Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payment as provided in the Agreement, but only from the sources and in the manner provided in the Agreement; such subrogation and reimbursement to have no effect on the Certificate Insurer's obligations under the Policies.

          "Available LIBOR Carryover Amount" means with respect to any Distribution Date and a class of Certificates, the amount on deposit in the related LIBOR Carryover Fund after giving effect to deposits thereto on such Distribution Date.

          "Cap Reserve Fund Transfer Amount" means with respect to any Distribution Date, the lesser of (1) the amount to be on deposit in the Cap Reserve Fund with respect to such Distribution Date and (2) as of any Distribution Date, the excess, if any, of (a) the sum of (i) the related Current Interest for the related Certificates for such Distribution Date, (ii) the amounts described in clause (b) of the definition of Guaranteed Principal Amount for the related Class A Certificates for such Distribution Date, (iii) the amount by which the Certificate Principal Balance of the related Group I or Group II Certificates, as applicable, after giving effect to all payments on such Distribution Date except with respect to any Cap Reserve Fund Transfer Amounts on such Distribution Date exceeds the Loan Balance of the Home Equity Loans in the related Home Equity Loan Group as of the end of the related Due Period; (iv) on the Cap Reserve Fund Release Date, an amount necessary to cause the Subordinated Amount for each Home Equity Loan Group to equal the specified Subordinated Amount for such Home Equity Loan Group and (v) on the Cap Reserve Fund Release Date, Principal Carryover Shortfalls for the related Class B Component Certificates over (b) the related Total Available Funds for such Distribution Date (net of the Premium Amount with respect to the related Class A Certificates and Class A-IO Component Certificates and the Trustee Fee with respect to the related Home Equity Loan Group and excluding any transfers to be made from the Cap Reserve Fund for such Distribution Date).

          "Carry-Forward Amount" with respect to any class of Certificates is the amount as of any Distribution Date, equal to the sum of (i) the amount, if any, by which (x) the Current Interest for such Class for the immediately preceding Distribution Date exceeded (y) the amount of the actual distribution in respect to interest on such class of Certificates made to the Certificateholders of such class of Certificates on such immediately preceding Distribution Date and (ii) interest on such excess for the related Interest Period at the related Certificate Rate for such class of Certificates.

          "Certificate Insurer Default" is defined under the Agreement as the occurrence and continuance of (x) the failure by the Certificate Insurer to make a required payment under any of the Policies, which failure continues unremedied for five Business Days or (y) certain events of bankruptcy or insolvency of the Certificate Insurer.

          "Class A Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be the sum of (x) Current Interest for the Class A and Class A-IO Component Certificates related to such Home Equity Loan Group, and
(y) the Class A Principal Distribution Amount for such Home Equity Loan Group.

          "Class A Principal Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (i) 100% of the related Group Principal Distribution Amount and (ii) the aggregate Certificate Principal Balance of the related Class A Certificates, and (b) any other Distribution Date, an amount equal to the excess, if any, of
(i) the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of
(x) the product of 82.50% with respect to Group I and 82.00% with respect to Group II and the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period, (y) the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period minus the sum of (A) $1,161,751 in case of Group I and $3,541,987 in case of Group II and (B) the related 270-Day Delinquency Amount and (z) the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period minus sum of the outstanding principal balances of the three largest Home Equity Loans as of the last day of the related Due Period in such Home Equity Loan Group; provided, however, on the Final Scheduled Distribution Date for each class of Class A Certificates, the related Class A Principal Distribution Amount shall equal the aggregate Certificate Principal Balance of the related Class A Certificates.

          "Class A Subordination Increase Amount" means with respect to any Distribution Date and Home Equity Loan Group, the portion of any Subordination Increase Amount for such Home Equity Loan Group. The Class A Subordination Increase Amount with respect to Group I will be allocated between the Class A01F Certificates and Class A-2F Certificates as follows; (1) first, pro rata, based on cumulative Realized Losses in Group Ia and Group Ib, respectively until Class A Subordination Increase Amounts in an amount equal to such cumulative Realized Losses has been paid the Class A-1F Certificates and Class A-2F Certificates on such Distribution Date or on prior Distribution Dates and (2) second, the remainder, pro rata, based upon the percentage that the outstanding Loan Balance of Group Ia or Group Ib represents of the Group I Home Equity Loans; provided, however, if the Certificate Principal Balance of either the Class A-1F Certificates or the Class A-2F Certificates has been reduced to zero, 100% of the Class A Subordination Increase Amount with respect to Group I shall be allocated to the outstanding Class A-1F Certificates or Class A-2F Certificates, as applicable. The Class A Subordination Increase Amount with respect to Group II will be allocated among the Class A-3A, Class A-4A and Class A-5A Certificates as follows; (1) first, an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5A Certificates immediately preceding such Distribution Date and the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding such Distribution Date and (y) the related Class A Subordination Increase Amount, will be paid to the Class A-5A Certificates, (2) second, the remainder pro rata, to the Class A-3A and Class A-4A Certificates, based on cumulative Realized Losses in Group IIa and Group IIb, respectively until Class A Subordination Increase Amounts in an amount equal to such cumulative Realized Losses has been paid to the Class A-3A and Class A-4A Certificates on such Distribution Date or on prior Distribution Dates and (3) third, the remainder, pro rata, to the Class A-3A and Class A-4A Certificates based upon the percentage that the outstanding principal balance at Group IIa or Group IIb represents of the Group II Home Equity Loans; provided, however, if the Certificate Principal Balance of either the Class A-3A Certificates or the Class A-4A Certificates has been reduced to zero, the remainder of the Class A Subordination Increase Amount with respect to Group II remaining after the allocation in clause (1) shall be allocated to the outstanding Class A-3A Certificates or Class A-4A Certificates, as applicable.

          "Class A-1F Principal Distribution Amount" means with respect to any Distribution Date and the Class A-1F Certificates, the sum of (1) the product of
(x) the Class A Principal Distribution Amount (less any Class A Subordination Increase Amount included therein) for Group I and (y) (A) if the Certificate Principal Balance of the Class A-2F Certificates is not zero, a fraction (i) the numerator of which is the sum of the amounts described in clauses (b) (A)-(D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group Ia and (ii) the denominator of which is the sum of the amounts described in clauses (b) (A)-(D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group I and (B) if the Certificate Principal Balance of the Class A-2F Certificates is zero, 100%, and (2) the Class A Subordination Increase Amount with respect to the Class A-1F Certificates for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-1F Certificates, the Class A-1F Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-1F Certificates on such Distribution Date, prior to giving effect to any distributions on such date.

          "Class A-2F Principal Distribution Amount" means with respect to any Distribution Date and the Class A-2F Certificates, the sum of (1) the product of
(x) the Class A Principal Distribution Amount (less any Class A Subordination Increase Amount included therein) for Group I and (y) (A) if the Certificate Principal Balance of the Class A-1F Certificates is not zero, a fraction (i) the numerator of which is the sum of the amounts described in clauses (b) (A)-(D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group Ib and (ii) the denominator of which is the sum of the amounts described in clauses (b) (A)-(D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group I, and (B) if the Certificate Principal Balance of the Class A-1F Certificates is zero, 100% and (2) the Class A Subordination Increase Amount with respect to the Class A-2F Certificates for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-2F Certificates, the Class A-2F Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-2F Certificates, prior to giving effect to any distributions on such date.

          "Class A-3A Principal Distribution Amount" means with respect to any Distribution Date and the Class A-3A Certificates, the sum of (1) the product of
(x) the Class A Principal Distribution Amount (less any Class A Subordination Increase Amount included therein) for Group II, (y) (A) if the Certificate Principal Balance of the Class A-4A Certificates is not zero a fraction (i) the numerator of which is the sum of the amounts described in clauses (b) (A)-(D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group IIa and (ii) the denominator of which is the sum of the amounts described in clauses (b) (A)-(D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group II and (B) if the Certificate Principal Balance of the Class A-4A Certificates is zero, 100% and (z) a fraction, (i) the numerator of which is the Certificate Principal Balance of the Class A-3A and Class A-4A Certificates immediately preceding such Distribution Date and (ii) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding such Distribution Date, and (2) the Class A Subordination Increase Amount with respect to the Class A-3A Certificates for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-3A Certificates, the Class A-3A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-3A Certificates on such Distribution Date, prior to giving effect to any distributions on such date.

          "Class A-4A Principal Distribution Amount" means with respect to any Distribution Date and the Class A-4A Certificates, the sum of (1) the product of
(x) the Class A Principal Distribution Amount (less any Class A Subordination Increase Amount included therein) for Group II, (y) (A) if the Certificate Principal Balance of the Class A-3A Certificates is not zero, a fraction (i) the numerator of which is the sum of the amounts described in clauses (b) (A)-(D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group IIb and (ii) the denominator of which is the sum of the amounts described in clauses (b) (A)-(D) of the definition of Group Principal Distribution Amount received with respect to the Home Equity Loans in Group II and (B) if the Certificate Principal Balance of the Class A-3A Certificates is zero, 100% and (z) a fraction, (i) the numerator of which is the Certificate Principal Balance of the Class A-3A and Class A-4A Certificates immediately preceding such Distribution Date and (ii) the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding such Distribution Date, and (2) the Class A Subordination Increase Amount with respect to the Class A-4A Certificates for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-4A Certificates, the Class A-4A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-4A Certificates, prior to giving effect to any distributions on such date.

          "Class A-5A Principal Distribution Amount" means with respect to any Distribution Date and the Class A-5A Certificates, the sum of (1) the product of
(x) the Class A Principal Distribution Amount (less any Class A Subordination Increase Amount included therein) for Group II and (y) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-5A Certificates immediately preceding such Distribution Date and the denominator of which is the Certificate Principal Balance of the Group AII Certificates immediately preceding such Distribution Date and (2) the Class A Subordination Increase Amount with respect to the Class A-5A Certificates for such Distribution Date; provided, however, on the Final Scheduled Distribution Date for the Class A-5A Certificates, the Class A-5A Principal Distribution Amount shall equal the Certificate Principal Balance of the Class A-5A Certificates, prior to giving effect to any distributions on such date.

          "Class B Component Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be the sum of (x) Current Interest for the Class B Component Certificates related to such Home Equity Loan Group and (y) the Class B Component Principal Distribution Amount for such Home Equity Loan Group.

          "Class B Component Principal Distribution Amount" for each Home Equity Loan Group and Distribution Date shall be (a) prior to the Stepdown Date or during the occurrence of a Trigger Event, zero and (b) on any Distribution Date on and after the Stepdown Date and so long as a Trigger Event is not in effect, an amount equal to the excess of (i) the sum of (x) the aggregate Certificate Principal Balance of the related Class A Certificates (after giving effect to the distribution of the related Group Principal Distribution Amount on such Distribution Date) and (y) the Certificate Principal Balance of the related Class B Component Certificates immediately prior to such Distribution Date, over
(ii) the lesser of (x) the product of 94% and the outstanding Loan Balance of the related Home Equity Loans as of the last day of the related Due Period and
(y) the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period minus $1,161,751 in the case of Group I and $3,541,987 in case of Group II; provided, however, that if the aggregate Certificate Principal Balance of the related Class A Certificates is reduced to zero, the related Class B Component Certificates shall be entitled to all of the remaining related Group Principal Distribution Amount, whether or not a Trigger Event is in effect.

          "Compensating Interest Default Amount" means the excess, if any, of
(a) the aggregate Compensating Interest required to be paid by the Servicer on the related Monthly Remittance Date pursuant to the Agreement over (b) the aggregate Compensating Interest actually paid by the Servicer on such Monthly Remittance Date.

          "Current Interest" with respect to each class of Class A, Class A-IO Component and Class B Component Certificates means, with respect to any Distribution Date: (i) the aggregate amount of interest accrued at the related Certificate Rate on the Certificate Principal Balance or Notional Amount, as applicable, of the related Class A, Class A-IO Component and Class B Component Certificates plus (ii) the Carry-Forward Amount, if any, with respect to such class of Class A, Class A-IO Component and Class B Component Certificates; provided, however, that with respect to each class of Class A, Class A-IO Component and Class B Component Certificates, the amount described in clause (i) above will be reduced by such Class' pro rata share of the sum of (a) any shortfalls with respect to the related Home Equity Loan Group resulting from the application of the Soldier's and Sailor's Civil Relief Act of 1940 ("Civil Relief Interest Shortfalls") with respect the related Interest Period and (b) any Compensating Interest Default Amounts with respect to the related Home Equity Loan Group.

          "Delinquency Amount" as to any date of determination, means the product of the related Delinquency Percentage and the Loan Balance of the Home Equity Loans in the related Home Equity Loan Group.

          "Delinquency Percentage" means with respect to each Home Equity Loan Group, the rolling three month average of the percentage equivalent of a fraction, the numerator of which is (a) the sum (without duplication) of the (i) aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are 90 or more days delinquent, (ii) aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are in foreclosure and (iii) the aggregate Loan Balance of all Home Equity Loans in the related Home Equity Loan Group that are relating to REO Properties and the denominator of which is (b) the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group, as of the end of the related Due Period.

          "Due Period" with respect to any Distribution Date is the period beginning on the opening of business on the 2nd day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the close of business on the 1st day of the month in which such Distribution Date occurs.

          "Group Principal Distribution Amount" with respect to the Class A Certificates and the Class B Component Certificates of the related Home Equity Loan Group and Distribution Date shall be the lesser of: (a) the related Total Available Funds plus any Insured Payments paid by the Certificate Insurer related to such Home Equity Loan Group (provided, however, such amounts shall be payable solely to the Class A Certificates and Class A-IO Certificates) minus the related Expense Fee, and minus the Current Interest for such Distribution Date with respect to the related Certificates; and (b) the excess, if any, of
(i) the sum of (without duplication): (A) the principal portion of all scheduled monthly payments on the Home Equity Loans related to such Home Equity Loan Group actually received by the Servicer during the related Due Period, related Delinquency Advances with respect to principal for the related Due Period and any full or partial Prepayments on such Home Equity Loans made by the Mortgagors of Home Equity Loans in the related Home Equity Loan Group and actually received by the Servicer during the related Prepayment Period to the extent such amounts are received by the Trustee; (B) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was repurchased by the Originator or the Seller or purchased by the Servicer on or prior to the related Monthly Remittance Date; (C) any Substitution Amounts to the extent such Substitution Amounts relate to principal); (D) all Net Liquidation Proceeds actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Due Period (to the extent such Net Liquidation Proceeds relate to principal); (E) the amount of any Subordination Deficit with respect to the related Home Equity Loan Group for such Distribution Date; (F) the principal portion of the proceeds received by the Trustee with respect to the related Home Equity Loan Group upon termination of the Trust (to the extent such proceeds relate to principal); (G) the amount of any Subordination Increase Amount (as defined herein) with respect to the related Home Equity Loan Group for such Distribution Date to the extent of any Net Monthly Excess Cashflow available for such purpose and (H) the related Closing Date Deposit; over (ii) the amount of any Subordination Reduction Amount (as defined herein) with respect to the related Home Equity Loan Group for such Distribution Date; provided, however, on the related Final Scheduled Distribution Date for a class of Class A Certificates the Group Principal Distribution Amount with respect to the related class of Class A Certificates shall include the Certificate Principal Balance for such class of Certificates.

          "LIBOR Carryover Fund Deposit" for each Distribution Date and each Home Equity Loan Group, will equal (a) any related Certificateholders' Interest Index Carryover for such Distribution Date, or (b) if no Certificateholders' Interest Index Carryover is payable on such Distribution Date, an amount such that when added to other amounts already on deposit in the applicable LIBOR Carryover Fund, the aggregate amount on deposit therein is equal to $10,000.

          "Monthly Remittance Date" means the date on which the Servicer is required to make deposits to the Certificate Account and reports are required to be delivered to the Trustee as specified in the Agreement.

          "Net Monthly Excess Cashflow" with respect to each Home Equity Loan Group and Distribution Date, means the excess, if any, of (a) the Total Monthly Excess Cashflow for such Home Equity Loan Group over (b) the amounts allocated pursuant to clauses (ii)(A) through (ii)(B) above under "--Distributions" above for such Distribution Date.

          "Prepayment Period" with respect to any Distribution Date is the calendar month preceding the calendar month in which such Distribution Date occurs.

          "Principal Carryover Shortfall" with respect to any Distribution Date and any Class B Component Certificate is the excess, if any, of (1) the sum of
(x) the amount of the reduction in the Certificate Principal Balance of that Class B Component Certificate on such Distribution Date as provided under "--Allocation of Realized Losses" below and (y) the amount of such reductions on prior Distribution Dates over (2) the amount distributed in respect thereof on prior Distribution Dates.

          "Related Principal Carryover Shortfall" with respect to any Distribution Date and any Class B Component Certificate is the Principal Carryover Shortfall of such Class B Component Certificate to the extent that it resulted from a loss in the related Home Equity Loan Group.

          "Senior Enhancement Percentage" means with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the related Subordinated Amount (in each case, prior to taking into account the distribution of the related Group Principal Distribution Amount on such Distribution Date) and the denominator of which is the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period.

          "Stepdown Date" with respect to a Home Equity Loan Group means the later to occur of (x) the Distribution Date in August 2002 and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 17.50% for Group I or 18.00% for Group II.

          "Total Available Funds" as to each Distribution Date and Home Equity Loan Group is the sum of (x) the Available Funds with respect to such Home Equity Loan Group and (y) any amounts of Total Monthly Excess Cashflow with respect to such Home Equity Loan Group or the unrelated Home Equity Loan Group to be applied to the related class of Certificates on such Distribution Date (disregarding the amount of any Insured Payment to be made on such Distribution
Date).

          "Total Monthly Excess Spread" with respect to each Home Equity Loan Group and Distribution Date, means the excess of (i) the aggregate of all interest which is collected on the Home Equity Loans in such Home Equity Loan Group during a Due Period (net of the Servicing Fee and Trustee Fee with respect to such Home Equity Loan Group and any reimbursement of nonrecoverable Delinquency Advances with respect to such Home Equity Loan Group) plus the sum of any Delinquency Advances and Compensating Interest paid by the Servicer with respect to such Home Equity Loan Group plus any Cap Reserve Fund Transfer Amount over (ii) the sum of the Current Interest for the Certificates related to such Home Equity Loan Group and the Premium Amount with respect to the Class A and Class A-IO Certificates related to such Home Equity Loan Group.

          "Trigger Event" means, with respect to Group I or Group II, as applicable, if at any time, (x) the product of (i) 125% and (ii) the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount for the related Home Equity Loan Group and the denominator of which is the outstanding principal balance of the related Home Equity Loans as of the last day of the related Due Period for the related Home Equity Loan Group exceeds (y) the Senior Enhancement Percentage for the related Home Equity Loan Group.

          "270-Day Delinquency Amount" means the aggregate principal balance of the Home Equity Loans in the related Home Equity Loan Group that are 270 or more days delinquent (including without limitation, Home Equity Loans in foreclosure and Home Equity Loans relating to REO Properties).

          "Unrelated Principal Carryover Shortfall" with respect to any Distribution Date and any Class B Component Certificate is the Principal Carryover Shortfall of such Class B Component Certificate to the extent that it resulted from a loss in the unrelated Home Equity Loan Group.

CERTIFICATE RATE

          The "Certificate Rate" on any Distribution Date with respect to the Class A, Class A-IO Component and Class B Component Certificates will be the rate set forth herein except that on any Distribution Date with respect to the Class A-3A, Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates, the related Certificate Rate will be the lesser of (A) the related Formula Rate, and (B) the related Available Funds Cap for such Distribution Date.

          The "Class A-3A Formula Rate" for any Distribution Date is the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.26% (or 0.52% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans) and (B) 14.00% per annum.

          The "Class A-4A Formula Rate" for any Distribution Date is the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.37% (or 0.74% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans) and (B) 14.00% per annum.

          The "Class A-5A Formula Rate" for any Distribution Date is the lesser of (A) the sum of (1) One-Month LIBOR and (2) 0.40% (or 0.80% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans) and (B) 14.00% per annum.

          The "Class B-1F Component Formula Rate" for any Distribution Date is the lesser of (A) the sum of (1) One-Month LIBOR and (2) 2.75% (or 3.25% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans) and (B) 14.00% per annum.

          The "Class B-1A Component Formula Rate" for any Distribution Date is the lesser of (A) the sum of (1) One-Month LIBOR and (2) 2.75% (or 3.25% for each Distribution Date occurring after the date on which the holder of the Class X-F Certificate has the right to terminate the Agreement by purchasing all outstanding Home Equity Loans) and (B) 14.00% per annum.

          The related "Available Funds Cap" with respect to a Certificate or Component Certificate and any Interest Period and the related Distribution Date will be a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is the excess of (1) the product of (a) the weighted average of the Net Coupon Rates on the Home Equity Loans in the related Home Equity Loan Group as of the beginning of the related Due Period and (b) the aggregate Loan Balance of the Home Equity Loans in the related Home Equity Loan Group as of the beginning of the related Due Period over (2) the interest payable on the related Notional Amount Certificates on the related Distribution Date, and the denominator of which is the then outstanding Certificate Principal Balance of the Group I or Group II Certificates, as applicable (adjusted to an effective rate reflecting accrued interest calculated on the basis a 360-day year and the actual number of days elapsed).

          The "Net Coupon Rate" will be the rate per annum equal to the Coupon Rate of such Home Equity Loan minus the sum of (i) the rate at which the Servicing Fee accrues, (ii) the rate at which the Trustee Fee accrues, (iii) the applicable Premium Amount (expressed as a per annum percentage of the aggregate Loan Balance of the related Home Equity Loans) and (iv) in the case of any Group II Home Equity Loan, the Minimum Spread. The "Minimum Spread" shall be a percentage per annum equal to 0.50%.

          If on any Distribution Date the Certificate Rate for any Certificates is based on the related Available Funds Cap, the related Certificateholders will be entitled to receive on subsequent Distribution Dates the applicable Certificateholders' Interest Index Carryover. The applicable "Certificateholders' Interest Index Carryover" is equal to the sum of (A) the excess of (i) the amount of interest such Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the applicable Formula Rate for such Distribution Date over (ii) the amount of interest payable on the such Certificates at the applicable Available Funds Cap for such Distribution Date and (B) the applicable Certificateholders' Interest Index Carryover for all previous Distribution Dates not previously paid to the related Certificateholders (including any interest accrued thereon at the related Formula Rate). The Policies will not cover any Certificateholders' Interest Index Carryover, and the ratings on the Certificates by the Rating Agencies will not address the likelihood of receipt by the related Certificateholders of any amounts in respect Certificateholders' Interest Index Carryovers. Payment of the Certificateholders' Interest Index Carryover will be subject to availability of funds therefor in accordance with the priority of payments set forth under "--Distributions" above.

          The "Interest Period" means, (1) with respect to each Distribution Date and the Class AI, Class A-IOF Component and Class A-IOA Component Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month. Interest on such Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months and (2) with respect to each Distribution Date and the Class AII and Class B Component Certificates, is the period from and including the preceding Distribution Date (or July 21, 1999 in the case of the first Distribution Date) to and including the day preceding the related Distribution Date. Interest will accrue on the Class AII and Class B Component Certificates during the related Interest Period on the basis of the actual number of days in the related Interest Period and a year of 360 days.

CALCULATION OF ONE--MONTH LIBOR

          On each LIBOR Determination Date (as defined below), the Trustee will determine One--Month LIBOR for the next Interest Period.

          "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

          "LIBOR Determination Date" means, with respect to any Interest Period, the second London business day preceding the commencement of such Interest Period (or in the case of the first Distribution Date, July 19, 1999). For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

          "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

CREDIT ENHANCEMENT

          The Policies

          For an explanation of the Policies, we refer you to "THE POLICIES AND THE CERTIFICATE INSURER" for more detail.

          Overcollateralization Resulting from Cash Flow Structure. The Agreement requires that, on each Distribution Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied on such Distribution Date as an accelerated payment of principal on the related Class(es) of Class A and Class B Component Certificates, but only to the limited extent hereafter described.

          Any application of Net Monthly Excess Cashflow for the payment of principal has the effect of accelerating the amortization of the related Class A and Class B Component Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group.

          Pursuant to the Agreement, each Home Equity Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the applicable Class A and Class B Component Certificates until the related Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to each Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the aggregate Loan Balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the preceding Due Period over (y) the aggregate outstanding Certificate Principal Balance of the related Class A Certificates as of such Distribution Date (after taking into account the payment of the Group Principal Distribution Amount related to such Home Equity Loan Group (except for any Subordination Reduction Amount or Subordination Increase Amount related to such Home Equity Loan Group) on such Distribution Date). With respect to each Home Equity Loan Group and Distribution Date, the lesser of (i) the related Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the related Class A Distribution Amounts on such Distribution Date (except for any such Subordination Increase Amount for such Home Equity Loan Group)) and (ii) the aggregate amount of Net Monthly Excess Cashflow available to be applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount or the "Specified Subordinated Amount" for each Home Equity Loan Group with respect to a Distribution Date is (a) prior to the Stepdown Date, the sum of (x) the product of (i) 8.75% for Group I and 9.00% for Group II and (ii) the outstanding principal balance of the related Home Equity Loans as of the Cut-Off Date and (y) the amount of Unrelated Principal Carryover Shortfalls applied to the Class B Component Certificates related to such Home Equity Loan Group; and (b) on and after the Stepdown Date, the greater of (i) the lesser of (x) the amount specified in clause (a) above and (y) the sum of (A) the product of 17.50% for Group I and 18.00% for Group II and the outstanding principal balance of the related Home Equity Loans as of the end of the related Due Period and (B) the amount of Unrelated Principal Carryover Shortfalls applied to the Class B Component Certificates related to such Home Equity Loan Group, (ii) the sum of $1,161,751 with respect to Group I and $3,541,987 with respect to Group II and the applicable 270-Day Delinquency Amount and (iii) the sum of the outstanding principal balances of the three largest Home Equity Loans in such Home Equity Loan Group; provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Specified Subordinated Amount with respect to clause (a) or (b) above, as applicable, will equal the greater of (1) the amount specified above for such Distribution Date and (2) 125% of the Delinquency Amount for the related Home Equity Loan Group.

          With respect to any Home Equity Loan Group and Distribution Date, the excess, if any, of (x) the related Subordinated Amount on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Subordination Reduction Amounts as described in this sentence) over (y) the related Specified Subordinated Amount is the "Excess Subordinated Amount" for such Home Equity Loan Group and Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date, would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed with respect to the related class or classes of Class A and Class B Component Certificates on such Distribution Date shall instead be distributed with respect to the related Nonoffered Certificates (to the extent available therefor) in an amount equal to the lesser of (x) the related Excess Subordinated Amount for such Home Equity Loan Group and Distribution Date and (y) the amount available for distribution on account of principal with respect to such Certificates on such Distribution Date; such amount being the "Subordination Reduction Amount" with respect to the related Home Equity Loan Group and Distribution Date. Following the cure of a Trigger Event, that portion of a Subordination Reduction Amount necessary to cause, when taken together with other distributions with respect to the related Class B Component Certificates for a Distribution Date, an amount equal to the applicable Class B Component Principal Distribution Amount to be distributed to the applicable Class B Component Certificates will be paid to the applicable Class B Component Certificates, and consequently to the Class B-1 Certificates.

          The Agreement provides generally that, on any Distribution Date all amounts collected on account of scheduled principal payments (other than any such amount applied to the payment of a Subordination Reduction Amount) during the prior Due Period and Prepayments during the prior Prepayment Period will be distributed with respect to the related Class A and Class B Component Certificates on such Distribution Date. If any Home Equity Loan became a Liquidated Loan during such prior Due Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Agreement does not contain any requirement that the amount of any Realized Loss be distributed to the Certificateholders of the related Class A and Class B Component Certificates on the Distribution Date which immediately follows the event of loss, i.e., the Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to a Home Equity Loan Group, which to the extent that such reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the applicable Subordinated Amount equals the applicable Specified Subordinated Amount). The effect of the foregoing is to allocate losses initially to the Certificateholders of the Nonoffered Certificates by reducing, or eliminating entirely, payments of Total Monthly Excess Spread and Subordination Reduction Amounts which such Certificateholders would otherwise receive.

          A "Liquidated Loan" is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been recovered or that the Servicer reasonably believes that the cost of obtaining any additional recoveries therefrom would exceed the amount of such recoveries.

          OVERCOLLATERALIZATION AND THE POLICIEs. The Agreement defines a "Subordination Deficit" with respect to a Home Equity Loan Group and a Distribution Date on and after the Distribution Date on which the Certificate Principal Balance of the Subordinated Offered Certificates has been reduced to zero to be the amount, if any, by which (x) the aggregate Certificate Principal Balances of the related Class A Certificates with respect to such Distribution Date, after taking into account all distributions to be made on such Distribution Date (except for any Insured Payment or any Subordination Deficit, exceeds (y) the aggregate Loan Balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the related Due Period. The Agreement requires the Trustee to make a claim for an Insured Payment under the related Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Certificateholders of the related Class A Certificates on such Distribution Date. Each Policy is thus similar to the subordination provisions described above insofar as such Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Certificateholders of the Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Home Equity Loan Group, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the Certificateholders of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Policies. In that respect and to the extent that the Certificate Insurer satisfies such obligations, the Certificateholders of the Class A Certificates are insulated from principal losses on the Certificates.

ALLOCATION OF REALIZED LOSSES

          The Group Principal Distribution Amount for each Home Equity Loan Group includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan. If such Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the principal balance of the related Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the related Class A and Class B Component Certificates. If such difference is not covered by the related Class B Subordinated Amount or the application of the related Net Monthly Excess Cashflow, such losses will be allocated first to the related Class B Component Certificates in the reverse order of payment priority and second to the unrelated Class B Component Certificates in the reverse order of payment priority. Any allocation of a loss to a class of Class B Component Certificates will reduce the amount of interest and, to the extent not reimbursed from future Net Monthly Excess Cashflow, principal they will receive and accordingly the amounts that the related Subordinated Offered Certificates would receive. Losses are allocated with respect to each Home Equity Loan Group, to the Class B Component Certificates in the following order: (a) from Group I to the Class B-1F Component Certificate and then to the Class B-1A Component Certificate and
(b) from Group II to the Class B-1A Component Certificate and then to the Class B-1F Component Certificate.

          If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the related Class A and Class B Component Certificates exceeds the principal balance of the related Home Equity Loans, i.e., the related Certificates are undercollateralized, the Certificate Principal Balance of the applicable Class B Component Certificates will be reduced by the amount of such excess. If the Certificate Principal Balance of a Class B Component Certificate is reduced, the Certificate Principal Balance of the related Subordinated Offered Certificate will be reduced. Any such reduction will constitute a Principal Carryover Shortfall for such Class B Component Certificates and the related Subordinated Offered Certificate. Although a Principal Carryover Shortfall will not accrue interest, such amount may be paid on a future Distribution Date to the extent funds are available therefor as provided above under "--Distributions."

FINAL SCHEDULED DISTRIBUTION DATE

          The last scheduled Distribution Date (the "Final Scheduled Distribution Date") for each class of Offered Certificates is set forth on the cover page of this prospectus supplement.

          It is expected that the actual last Distribution Date for each class of Offered Certificates will occur significantly earlier than such Final Scheduled Distribution Dates.

          We refer you to "PREPAYMENT AND YIELD CONSIDERATIONS" for more detail.

          The Final Scheduled Distribution Date for each class of Offered Certificates (other than the Class A-IO Certificates) has been calculated by adding two months to the maturity date of the latest maturing Home Equity Loan.

SERVICING FEE

          As to each Home Equity Loan, the Servicer will retain a fee (the "Servicing Fee") equal to 0.50% per annum, payable monthly at one-twelfth of such annual rate of the then outstanding principal balance of such Home Equity Loan serviced as of the first day of each Due Period, provided, however, that if a successor Servicer is appointed in accordance with the Agreement, the Servicing Fee shall be such amount agreed upon by the Trustee, the Certificate Insurer, and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer. The Servicer will also be able to retain late fees, assumption fees, release fees, bad check charges, investment earnings on the funds in the Principal and Interest Account and any other servicing related charges.

TERMINATION; PURCHASE OF HOME EQUITY LOANS

          The Trust will terminate on the Distribution Date following the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan in the Trust, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust and (c) the optional purchase by the Servicer (or, if the Servicer does not so opt, the Certificate Insurer) of the Home Equity Loans as described below.

          Subject to provisions in the Agreement concerning the adoption of a plan of complete liquidation, the holder of the Class X-F Certificate may at its option, on any date on which the Aggregate Principal Balance of all the Certificates is less than 10% of the initial Aggregate Principal Balance of all of the Certificates, to the extent certain conditions specified in the Agreement are satisfied, purchase, on the next succeeding Distribution Date, all of the outstanding Home Equity Loans and all property acquired by the Trust in respect of any Home Equity Loan by foreclosure, deed in lieu of foreclosure or otherwise at a price equal to the sum of (a) the greater of (i) the outstanding Loan Balance of the Home Equity Loans and (ii) the greater of (x) the Aggregate Principal Balance of Group I and Group II and (y) the fair market value of the Home Equity Loans (excluding accrued interest), (b) Current Interest due to the Certificateholders plus the Servicing Fee, the Trustee Fee and the Premium Amount due for the related Distribution Date and (c) all amounts due and owing to the Certificate Insurer and any advances that the Servicer has theretofore failed to remit and unreimbursed advances and servicing fees and such other amounts as may be specified in the Agreement (such amount, the "Termination Price"). The Depositor expects that the Class X-F Certificates will be conveyed to a third-party. The Depositor expects that such third party will enter into agreements that will limit the third party's ability to exercise its clean up call option. If the holder of the Class X0F Certificate does not exercise this right within the period set forth in the Agreement, the Certificate Insurer or the Servicer, may, as set forth in the Agreement, exercise such right. Upon exercise of this option, in addition to the Termination Price, the entity exercising the option must pay certain additional amounts to the holder of each Class X Certificate, as specified in the Agreement.

THE TRUSTEE

          The Chase Manhattan Bank, a New York banking corporation, has been named Trustee pursuant to the Agreement. The Trustee may have normal banking relationships with the Depositor, the Originators and the Servicer. As to each Home Equity Loan the Trustee will receive a fee (the "Trustee Fee") set forth in the Agreement.

          The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Servicer. The Certificate Insurer or the Depositor and, in certain instances, the Servicer may, in each case with the prior written consent of the Certificate Insurer, also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or if the Trustee fails to perform its obligations. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee acceptable to the Certificate Insurer.

          No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless (a) so long as no Certificate Insurer Default constituting a payment default exist, the Certificate Insurer has given its prior written consent and (b) such holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

                    THE POLICIES AND THE CERTIFICATE INSURER

          The following information has been supplied by MBIA Insurance Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement. The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the two Certificate Guaranty Insurance Policies (the "Policies") and the Certificate Insurer set forth herein under the heading "THE POLICIES AND THE CERTIFICATE INSURER." Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

THE POLICIES

          The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policies, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment (as described below) will be received from the Certificate Insurer by The Chase Manhattan Bank, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the related Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates and Class A-IO Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

          Notwithstanding the foregoing paragraph, the Policies do not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Policies do not cover, and Insured Payments shall not include, any Civil Relief Interest Shortfalls, any Compensating Interest Default Amounts or any Certificateholders' Interest Index Carryover.

          The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as described below) of:

o    a certified copy of the order requiring the return of a preference payment,

o an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal,

o an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates and Class A-IO Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, and

o appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates or Class A-IO Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

          The Certificate Insurer will pay any other amount payable under the related Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer, or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the related Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

          Insured Payments due under the Policies unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

          The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the related Policy.

          As used in the Policies, the following terms shall have the following meanings:

          "Agreement" means the Pooling and Servicing Agreement dated as of June 1, 1999 among Asset Backed Securities Corporation, as Depositor, Long Beach Mortgage Company, as Servicer and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or supplement is approved in writing by the Certificate Insurer.

          "Business Day" means any day other than (a) a Saturday or a Sunday,
(b) a day on which the Certificate Insurer is closed (as notified to the Trustee by the Certificate Insurer) or (c) a day on which banking institutions in New York, New York, Orange, California, Houston or Dallas, Texas or the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to be closed.

          "Deficiency Amount" means, as of any Distribution Date, the excess, if any, of (a) the sum of (i) the related Current Interest for the related Class A Certificates and Class A-IO Certificates for such Distribution Date and (ii) the Guaranteed Principal Amount for the related Class A Certificates for such Distribution Date over (b) the related Total Available Funds for such Distribution Date (net of the Premium Amount with respect to the related Class A Certificates and Class A-IO Certificates and the Trustee Fee with respect to the related Home Equity Loan Group).

          "Guaranteed Principal Amount" means (a) with respect to any Distribution Date on which the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, other than the Final Scheduled Distribution Date for the Class A Certificates, the excess, if any, of (i) the aggregate Certificate Principal Balances of the related Class A Certificates on such Distribution Date, prior to giving effect to distributions on such Distribution Date, over (ii) the aggregate Loan Balances of the Home Equity Loans in the related Home Equity Loan Group as of the close of business on the last day of the related Due Period and (b) with respect to the Final Scheduled Distribution Date for the Class A Certificates, the aggregate Certificate Principal Balances of the related Class A Certificates for such Final Scheduled Distribution Date.

          "Insured Payment" means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

          "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the related Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

          "Owner" means each Owner (as defined in the Agreement) of a Class A Certificate or Class A-IO Certificate who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificates or Class A-IO Certificates to payment thereunder.

          "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates or Class A-IO Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

          Capitalized terms used in the Policies and not otherwise defined in the Policies shall have the respective meanings set forth in the Agreement as of the date of execution of the Policies, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

          Any notice under a Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

          The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

          Each Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

          The insurance provided by each Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

          The Policies are not cancelable for any reason. The premium on the Policies is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates and Class A-IO Certificates.

THE CERTIFICATE INSURER

          The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc."). MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

CERTIFICATE INSURER FINANCIAL INFORMATION

          The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 100K of MBIA Inc. for the year ended December 31, 1998 and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of March 31, 1999 and for the three-month periods ended March 31, 1999 and March 31, 1998 included in the Quarterly Report on Form 100Q of MBIA Inc. for the period ended March 31, 1999 are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

          All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates and Class A-IO Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

          The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                                                                        SAP
                                                         -----------------------------------------------------------
                                                                 December 31, 1998                March 31, 1999
                                                                     (Audited)                      (Unaudited)
                                                                                   (In millions)
Admitted Assets.........................................              $6,521                          $6,742
Liabilities.............................................               4,231                           4,412
Capital and Surplus.....................................               2,290                           2,330

                                                                                       GAAP
                                                         ------------------------------------------------------------------
                                                                 December 31, 1998                March 31, 1999
                                                                     (Audited)                      (Unaudited)

                                                                                   (In millions)
Assets..................................................              $7,488                          $7,625
Liabilities.............................................               3,211                           3,370
Shareholder's Equity....................................               4,277                           4,255


WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE CERTIFICATE INSURER

          Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

Year 2000 Readiness Disclosure

          MBIA Inc. is actively managing a high-priority Year 2000 ("Y2K") program. MBIA Inc. has established an independent Y2K testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. MBIA Inc. has a budget of $1.13 million for its 1998-2000 Y2K efforts. Expenditures are proceeding as anticipated, and MBIA Inc. does not expect the project budget to materially exceed this amount. MBIA Inc. has initiated a comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission-critical" internally developed systems, vendor software, hardware and certain third0party entities through which MBIA Inc. conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing will continue throughout 1999.

FINANCIAL STRENGTH RATINGS OF THE CERTIFICATE INSURER

          Moody's Investors Service, Inc. rates the financial strength of the Certificate Insurer "Aaa."

          Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of the Certificate Insurer "AAA."

          Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of the Certificate Insurer "AAA."

          Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

          The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

                                 USE OF PROCEEDS

          The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Home Equity Loans from the Seller.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

          In addition to the provisions of the Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement there is set forth below a summary of certain other provisions of the Agreement.

COVENANT OF THE ORIGINATORS AND THE SELLER TO TAKE CERTAIN ACTIONS WITH RESPECT TO THE HOME EQUITY LOANS IN CERTAIN SITUATIONS

          Pursuant to the Agreement, upon the discovery by the Depositor, the Seller, the Certificate Insurer, the Servicer, any Sub-Servicer, any Owner or the Trustee that the representations and warranties of the Originators or the Seller (as applicable, the "Responsible Party") in the Loan Purchase Agreement or certain covenants of the Servicer in the Agreement are untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Certificate Insurer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties and to the Responsible Party.

          Upon the earliest to occur of the Responsible Party's discovery or receipt of notice of breach of a representation or warranty made by it with respect to a Home Equity Loan from any of the other parties which materially and adversely affects the interests of the Owners or the Certificate Insurer in such Home Equity Loan, the Responsible Party will be required promptly to cure such breach in all material respects or the Responsible Party shall within 60 days (or 90 days if the Responsible Party is attempting in good faith to cure the breach as determined by the Certificate Insurer, in its sole discretion) of such discovery, such receipt of notice (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Responsible Party a "Qualified Replacement Mortgage" (as such is defined in the Agreement) and deliver an amount equal to the sum of (a) the excess, if any, of the outstanding principal balance of the Home Equity Loan being replaced over the outstanding principal balance of the replacement Home Equity Loan, (b) accrued and unpaid interest on the Home Equity Loan being replaced, and (c) the amount of any Delinquency Advances and Servicing Advances which have previously been reimbursed or remains unreimbursed on the Home Equity Loan being replaced (the "Substitution Amount"), to the Trustee (to be deemed part of the collections remitted by the Servicer on the next Monthly Remittance Date) or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is reasonably foreseeable, no such repurchase or substitution will be made unless the Responsible Party obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Trustee and the Certificate Insurer to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for either REMIC or otherwise subject either REMIC to tax and would not jeopardize the status of either REMIC as such (a "REMIC Opinion"), addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Agreement) upon the earlier of (a) the occurrence of a default or reasonably foreseeable default with respect to such Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Responsible Party has agreed that it shall, at its expense, furnish the Trustee and the Certificate Insurer either a REMIC Opinion or an opinion of counsel rendered by independent counsel that the effects described in a REMIC Opinion will not occur as a result of any such repurchase or substitution. The obligation of the Responsible Party to cure the breach or to substitute or repurchase any Home Equity Loan as to which a representation or warranty is untrue in any material respect and has not been remedied constitutes the sole remedy available to the Owners and the Trustee.

          "Loan Purchase Price" means an amount equal to the aggregate principal balance of such Home Equity Loan as of the date of purchase, plus all accrued and unpaid interest on such Home Equity Loan at the Coupon Rate to the end of the current Due Period of such purchase together with (without duplication) the aggregate amount of (i) all unreimbursed Servicing Advances theretofore made with respect to such Home Equity Loan, and (ii) all reimbursed Servicing Advances to the extent that such reimbursement was not made from the Mortgagor or other collections or recoveries on the related Home Equity Loan.

          Under the Agreement, the Seller may, at its option, substitute additional mortgage loans for Home Equity Loans which are prepaid in full prior to October 1, 1999. Such additional mortgage loans may have been owned on the Cut-Off Date by the Seller but were not eligible for sale to the Trust on the Closing Date. Any such substitute mortgage loans must satisfy the conditions set forth in the Agreement and must be substituted prior to the Monthly Remittance Date immediately following the calendar month in which the prepayment was received by the Servicer. In the event the aggregate amount of principal received in respect of Home Equity Loans prepaid in full in a given calendar month exceeds the aggregate of the outstanding principal balances of mortgage loans substituted therefore, such excess shall be distributed to Certificateholders on the related Distribution Date as a prepayment of principal. Notwithstanding the foregoing, there is no assurance that the Seller will opt to make any such substitutions nor, should it desire to exercise such option, that mortgage loans will be available therefor.

ASSIGNMENT OF HOME EQUITY LOANS

          On or before the Closing Date, the Originators will transfer, assign, set over and otherwise convey without recourse to the Seller, the Seller will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Owners and the Certificate Insurer all right, title and interest of the related Originator in and to each such Home Equity Loan and all its right, title and interest in and to principal received on each such Home Equity Loan on and after the Cut-Off Date and interest due on each such Home Equity Loan on and after July 1, 1999; provided, however, that the Trust will not be entitled to unscheduled principal received (including Prepayments) and scheduled principal and interest due on each Home Equity Loan prior to the Cut-Off Date in the case of principal and July 1, 1999, in the case of interest. Purely as a protective measure and not to be construed as contrary to the parties intent that the transfer on the Closing Date is a sale, the applicable Originator will also be deemed to have granted to the Seller, the Seller will also be deemed to have granted to the Depositor and the Depositor will also be deemed to have granted to the Trustee a security interest in the Home Equity Loans in the event that the transfer of the Home Equity Loans is deemed to be a loan and not a sale.

          In connection with the transfer and assignment of the Home Equity Loans on the Closing Date the Depositor will be required to:

              (i) deliver or cause to be delivered without recourse to the Trustee or an affiliate or agent of the Trustee (the "Custodian") on behalf of the Trustee on the Closing Date and with respect to the Home Equity Loans identified in the Schedule of Home Equity Loans (A) the original Notes, endorsed in blank or to the order of the Trustee, (B) an original or certified copy of the title search and the original title insurance commitment or a copy thereof certified as a true copy or the original title insurance policy or a copy certified by the issuer of the title insurance policy, (C) subject to clause (ii) below, originals of all intervening assignments, if any, showing a complete chain of title from origination to the applicable Originator, including warehousing assignments, if recorded, (D) originals of all assumption, modification, consolidation or extension agreements, if any, (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to the applicable Originator or the Seller from the applicable recording office) or a copy (if such original Mortgage has not been returned to the applicable Originator or the Seller from the applicable recording office) of the Mortgage certified as a true copy by the closing attorney or the applicable Originator or the Seller or (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost or retained by the recording office, and (F) the original assignments of Mortgages in recordable form (other than the assignee's name and mortgage recording information not yet received);

              (ii) with respect to each Home Equity Loan as to which the applicable Originator, the Seller or the Depositor has received recording information by the Closing Date, cause, within 30 days following the Closing Date and with respect to each other Home Equity Loan cause, within 30 days of receipt of such recording information assignments of the Mortgages to "The Chase Manhattan Bank, as Trustee of Asset Backed Securities Corporation Home Equity Loan Trust 1999-LB1 under the Pooling and Servicing Agreement dated as of June 1, 1999" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Depositor shall not be required to prepare or cause to be prepared any assignment of Mortgage for a Mortgage with respect to which the original recording information has not been received, until such time as such information has been received from the recording office; provided, further, that (except as provided in the Agreement) the Depositor shall not be required to record or cause an Originator to record an assignment of a Mortgage if the Depositor or Originator furnishes to the Trustee, the Certificate Insurer and the Rating Agencies, on or before the Closing Date with respect to the Home Equity Loans, at the Originator's expense, an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Trustee's interests in the related Home Equity Loans (in form satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies); and

              (iii) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Trustee or the Custodian on behalf of the Trustee within 15 days of receipt thereof by the Originator, the Seller or the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Originator, the Seller or the Depositor, within 12 months after the Closing Date).

          The Trustee will agree, for the benefit of the Owners, to review or cause the Custodian to review each Home Equity Loan file on or before the Closing Date (or the date of receipt of any documents delivered to the Trustee after the Closing Date), to ascertain that all required documents (or certified copies of documents) have been executed and received.

          If the Trustee or the Custodian on behalf of the Trustee during such review finds any document constituting a part of a Home Equity Loan file which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Custodian shall promptly notify the Trustee, and, the Trustee shall notify the Depositor, the Originator, and the Certificate Insurer. The Seller and Long Beach, as applicable will agree in the Loan Purchase Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a Home Equity Loan file of which it is so notified by the Trustee. If, however, within 60 days (or 90 days if Long Beach or the Seller, as applicable, is attempting in good faith to cure the defect as determined by the Certificate Insurer, in its sole discretion) after such notice to it respecting such defect Long Beach or the Seller, as applicable, shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan, the Owners or the Certificate Insurer, Long Beach or the Seller will be required on the next succeeding Monthly Remittance Date to (i) substitute in lieu of such Home Equity Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the Trustee (to be deemed part of the collections remitted by the Servicer on such Monthly Remittance Date) or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trustee along with the monthly remittance remitted by the Servicer on such Monthly Remittance Date. However, such substitution or purchase must occur within 60 days (or 90 days if Long Beach or the Seller, as applicable, is attempting in good faith to cure the defect as determined by the Certificate Insurer, in its sole discretion) of the notice of defect if the defect would prevent the Home Equity Loan from being a Qualified Mortgage (as such term is defined in the Agreement), and no substitution or purchase of a Home Equity Loan that is not in default or as to which no default is reasonably foreseeable shall be made unless Long Beach obtains for the Trustee and Certificate Insurer a REMIC Opinion, addressed to and acceptable to the Trustee and Certificate Insurer.

          In addition to the foregoing, the Trustee has agreed to perform or cause the Custodian to perform a review prior to 180 days after the Closing Date indicating the current status of the exceptions previously indicated (the "Final Certification"). After delivery of the Final Certification, the Trustee or the Custodian, on behalf of the Trustee and the Servicer shall provide to the Certificate Insurer no less frequently than quarterly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

LIBOR CARRYOVER FUND

          The Agreement provides for two reserve funds (each, a "LIBOR Carryover Fund") which are held by the Trustee on behalf of the holders of the adjustable rate Certificates. One LIBOR Carryover Fund is for the benefit of the adjustable rate Group I Certificates and the other is for the benefit of the adjustable rate Group II Certificates. To the extent amounts on deposit are sufficient, holders of the related Certificates will be entitled to receive payments from the related LIBOR Carryover Fund equal to any Certificateholders' Interest Index Carryover. Any investment earnings on amounts on deposit in each fund will be paid to (and for the benefit of) the holders of the related Class X Certificates and will not be available to pay any Certificateholders' Interest Index Carryover. Neither LIBOR Carryover Fund will be included as an asset of any REMIC.

INTEREST RATE CAP AGREEMENT

          The Agreement provides for a reserve fund (the "Cap Reserve Fund") which is held by the Trustee on behalf of the holders of the Certificates. The Cap Reserve Fund will be an asset of the Trust but not of a REMIC. The holder of the Class R Certificates will be the owner of the Cap Reserve Fund for tax purposes only, and amounts on deposit in the Cap Reserve Fund will be invested at the direction of the holder of the of the Class R Certificate as provided in the Agreement. Withdrawals will be made from the Cap Reserve Fund to the extent necessary to make the Cap Reserve Fund Transfer Amount to the Certificate Account and to reimburse the Certificate Insurer for any outstanding Reimbursement Amount.

          The only asset of the Cap Reserve Fund will be the Cap Agreement which will be deposited into the Cap Reserve Fund. The Trust will have the benefit of an interest rate cap agreement (the "Cap Agreement") pursuant to which Westdeutsche Landesbank Girozentrale, New York Branch (together with any successor, the "Counterparty") will agree to pay to the Trust a monthly payment at an annual rate equal to the excess, if any, of LIBOR over 5.80% on a scheduled notional amount. The scheduled notional amounts are set forth with respect to each Distribution Date in "Annex II; Scheduled Notional Amounts." The initial scheduled notional amount will be $659,669,444, which is equal to the total Loan Balance as of the Cut-Off Date of the 2/28 Adjustable Rate Loans and the 3/27 Adjustable Rate Loans. The scheduled notional amount declines in accordance with the expected amortization of the 2/28 Adjustable Rate Loans. The Cap Agreement will terminate after the Distribution Date in April 2001.

          In accordance with the terms of the Agreement, amounts on deposit in the Cap Reserve Fund will be released (the "Cap Reserve Fund Release Date") one year after the later of (1) April 1, 2001 and (2) the payment in full of all amounts payable to the Certificate Insurer. On the Cap Reserve Fund Release Date, if there are no Cap Reserve Fund Transfer Amounts for the related Distribution Date, except as provided in the Agreement, all amounts will be released to the Class X-A Certificates.

          The Cap Agreement will be governed by and construed in accordance with the law of the State of New York and will be documented on the ISDA Master Agreement, as supplemented by a schedule and a confirmation. The obligations of the Counterparty are limited to those specifically set forth in the Cap Agreement.

          The Counterparty is a branch of Westdeutsche Landesbank Girozentrale ("WestLB"). WestLB was created by the merger of two central banks, or Landesbanks (German State Banks), in the State of North Rhine-Westphalia, Germany on January 1, 1969. As a German universal bank, WestLB provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers. WestLB currently has a long-term unsecured credit rating of "AA+" from S&P and "Aa1" from Moody's.

          The Counterparty is licensed and subject to supervision and regulation by the Superintendent of Banks of the State of New York. The Counterparty is examined by the New York State Banking Department and is subject to banking laws and regulations applicable to a foreign bank that operates a New York branch.

          Upon written request, the Counterparty will provide without charge to each person to whom this prospectus supplement is delivered a copy of WestLB's most recent annual report. Written requests for such annual reports should be directed to Westdeutsche Landesbank Girozentrale, New York Branch, 1211 Avenue of the Americas, New York, New York 10036, Attention: Branch Management.

SERVICING AND SUB-SERVICING

          Long Beach will also serve as the Servicer of each Home Equity Loan. On the date of issuance of the Certificates, it is anticipated that all of the Home Equity Loans will be serviced by the Servicer. The Servicer may not assign its obligations under the Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer; provided, however, that any assignee must meet the eligibility requirements for a successor Servicer set forth in the Agreement.

          The Certificates will not represent an interest in or obligation of, nor are the Home Equity Loans guaranteed by, the Depositor, the Seller, the Trustee, the Originators, the Servicer, or any of their affiliates.

          The Servicer is required to service the Home Equity Loans in accordance with the Agreement and the terms of the respective Home Equity Loans.

          The Servicer is permitted to retain from the interest portion of each monthly payment, the related Servicing Fee. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, investment income on funds on deposit in the Principal and Interest Account, and any other servicing-related fees, and similar items.

          The Servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and, to the extent such procedures are consistent with the Agreement and the terms and provisions of any applicable insurance policy, to follow collection procedures for all Home Equity Loans at least as rigorous as those used in servicing home equity loans similar to the Home Equity Loans for its own account, giving due regard to industry standards for servicing home equity similar to the Home Equity Loans. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Home Equity Loan or any other fee or charge which the Servicer would be entitled to retain as additional servicing compensation. In the event the Servicer consents to the deferment of the due dates for payments due on a Note, the Servicer will nonetheless be required to make payment of any required Delinquency Advances with respect to the interest payments so extended to the same extent as if the interest portion of such installment were due, owing and delinquent and had not been deferred.

          The Servicer is required to create, or cause to be created, in the name of the Trustee, at one or more depository institutions, which institutions may be affiliates of the Servicer, one or more principal and interest accounts maintained as an eligible account as required by the Agreement (collectively, the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested, or (ii) invested in Eligible Investments (as defined in the Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any net losses therein are also for the account of, and must be promptly replenished by, the Servicer.

          The Servicer is required to deposit, or cause to be deposited, to the Principal and Interest Account daily but no later than three business days following receipt by the Servicer or with respect to certain collections prior to the Closing Date, the Seller, all principal and interest on the Home Equity Loans received on and after the Cut-Off Date, in the case of principal due on and after July 1, 1999, in the case of interest, including any Prepayments received during the related Prepayment Period, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Servicing Fees, Servicing Advances and Delinquency Advances ("Net Liquidation Proceeds") and, any income from foreclosed Mortgaged Properties and Delinquency Advances, but net of (i) principal (including Prepayments) collected and interest due on the Home Equity Loans prior to the Cut-Off Date, in the case of principal and July 1, 1999, in the case of interest, (ii) reimbursements for Delinquency Advances, Servicing Advances and other amounts to the extent provided below, and (iii) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").

          The Servicer may make withdrawals from the Principal and Interest Account for the following purposes:

              (i) to remit to the Trustee amounts to be deposited in the Certificate Account;

              (ii) to withdraw net investment earnings on amounts on deposit in the Principal and Interest Account;

              (iii) to withdraw amounts that have been deposited to the Principal and Interest Account in error; (iv) to reimburse itself for unrecovered Delinquency Advances and Servicing Advances (in each case, solely from amounts recovered on the related Home Equity
         Loan) and for any excess interest collected from a Mortgagor;

               (v) to reimburse itself for Delinquency Advances and Servicing Advances deemed to be nonrecoverable from collections with respect to the related Home Equity Loan Group; and

               (vi) to clear and terminate the Principal and Interest Account following the termination of the Trust; The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to the related Distribution Date, the Loan Purchase Price and Substitution Amounts not later than the related Monthly Remittance Date.

          On each Monthly Remittance Date, the Servicer shall be required to remit to the Trustee for deposit to the Certificate Account out of the Servicer's own funds or from collections on any Home Equity Loans that are not required to be distributed on the Distribution Date occurring during the month in which such advance is made (which shall be reimbursed by the Servicer on or before any subsequent Monthly Remittance Dates on which such amounts are required to be part of the monthly remittance amount) any delinquent payment of interest and principal with respect to each delinquent Home Equity Loan, which payment was not received on or prior to the related Monthly Remittance Date and was not theretofore advanced by the Servicer. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances." The Servicer may reimburse itself on any Business Day for any Delinquency Advances paid from the Servicer's own funds, from amounts recovered on the related Home Equity Loan from the Principal and Interest Account or out of Total Monthly Excess Cashflow as provided in the Agreement.

          Notwithstanding the foregoing, in the event that the Servicer determines in its reasonable business judgment in accordance with the servicing standards of the Agreement that any proposed Delinquency Advance if made would not be recoverable, the Servicer shall not be required to make such Delinquency Advances with respect to such Home Equity Loan. To the extent that the Servicer previously has made Delinquency Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided above or may withdraw such amounts from the Principal and Interest Account. The Servicer shall give written notice of such determination as to why such amount is or would be nonrecoverable to the Trustee and the Certificate Insurer and may withdraw such amounts from the Principal and Interest Account.

          The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation and environmental audits ("Preservation Expenses"),
(ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Mortgaged Property (including broker's fees) acquired in satisfaction of the related Mortgage, except to the extent that the Servicer in its reasonable business judgment determines that any such proposed amount would not be recoverable. Such costs and expenses will constitute "Servicing Advances." The Servicer may recover a Servicing Advance to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan. To the extent that the Servicer previously has made Servicing Advances with respect to a Home Equity Loan that the Servicer subsequently determines to be nonrecoverable, the Servicer shall be entitled to reimbursement for such aggregate unreimbursed Servicing Advances as provided above or may withdraw such amounts from the Principal and Interest Account.

          A full month's interest at the Coupon Rate will be due on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Due Period. If a full Prepayment of a Home Equity Loan occurs during any calendar month, any shortfall between the interest collected from the Mortgagor in connection with such payoff and the full month's interest at the Coupon Rate, net of the Servicing Fee, that would be due on the related due date for such Home Equity Loan (such shortfall, the "Compensating Interest") (but not in excess of the aggregate Servicing Fee for the related Due Period), will be required to be deposited in the Certificate Account on the next succeeding Monthly Remittance Date by the Servicer and shall be included in the monthly remittance amount to be made available to the Trustee on the next succeeding Monthly Remittance Date.

          The holder of the related Class X Certificate will have the right and option, but not the obligation, and if it does not exercise such option, the Servicer will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent as to three consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Certificate Account.

          The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Mortgaged Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 35 months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.

          The Servicer will be required to cause hazard insurance to be maintained with respect to the related Mortgaged Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.

          The Servicer shall not agree to any modification, waiver or amendment of any provision of any Home Equity Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Home Equity Loan and only in the event of a payment default with respect to such Home Equity Loan or in the event that a payment default with respect to such Home Equity Loan is reasonably foreseeable by the Servicer; provided, however, that no such modification, waiver or amendment shall change the Coupon Rate, increase or reduce the Loan Balance, extend the maturity date of such Home Equity Loan, or effect an exchange or reissuance of such Home Equity Loan under Section 1001 of the Code or cause either REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" on "contributions after the startup date" under the REMIC provisions; provided that the Certificate Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of Home Equity Loans which have been modified, waived or amended exceeds 5% of the number of outstanding Home Equity Loans as of the Cut-Off Date. Notwithstanding anything set forth in the Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Home Equity Loan if required by statute or a court of competent jurisdiction to do so.

          The Servicer, with the prior written consent of the Certificate Insurer, will be permitted under the Agreement to enter into servicing agreements (the "Sub-Servicing Agreements") with other qualified servicers (the "Sub-Servicers") for any servicing and administration of Home Equity Loans with any institution that (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement, (y) has experience servicing home equity loans that are similar to the Home Equity Loans and (z) has equity of not less than $5,000,000 (as determined in accordance with generally accepted accounting principles).

          Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Agreement.

          The Servicer has agreed to indemnify and hold the Trustee and the Certificate Insurer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee and the Certificate Insurer may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Agreement except as may be limited in the Agreement. The Servicer shall immediately notify the Trustee and the Certificate Insurer if a claim is made by a third party arising out of or based upon the alleged actions or alleged failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Agreement, and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee and/or the Certificate Insurer in respect of such claim. The Trustee shall reimburse the Servicer from amounts otherwise distributable on the Nonoffered Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with the Agreement. The indemnification provisions shall survive the termination of the Agreement and the payment of the outstanding Certificates.

          The Servicer will be required to deliver to the Trustee, the Certificate Insurer, and the Rating Agencies on or before April 15 of each year, commencing in 2000: (1) an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default and (2) a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF SERVICER

          The Certificate Insurer (or, the Owners, with the consent of the Certificate Insurer) will have the right, pursuant to the Agreement, to remove the Servicer upon the occurrence of certain events (collectively, the "Servicer Termination Events") including, without limitation: (a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Agreement (including certain performance tests related to the delinquency rate and cumulative losses of the Home Equity Loans); or (c) the failure to cure material breaches of the Servicer's representations in the Agreement or (d) certain other events specified in the Agreement. In addition, under certain circumstances, the Certificate Insurer may remove the Servicer, without cause.

          The holder of the related Class X Certificate, with the prior written consent of the Certificate Insurer will have the right, pursuant to the Agreement to appoint a special servicer for any Home Equity Loans that are 90 or more days delinquent.

          The Servicer is not permitted to resign from the obligations and duties imposed on it under the Agreement except upon (a) determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Agreement or (b) with the Trustee's and the Certificate Insurer's (so long as no Certificate Insurer Default exists) prior written consent. Any such determination permitting the resignation of the Servicer due to conflicts with applicable law is required to be evidenced by an opinion of counsel to such effect which shall be delivered, and reasonably acceptable, to the Trustee and the Certificate Insurer.

          Upon removal or resignation of the Servicer, the Trustee (A) if the Certificate Insurer removes the Servicer as described above, shall solicit bids for a successor servicer as described in the Agreement and (B) until such time as a successor servicer is appointed pursuant to the terms of the Agreement, shall serve in the capacity of successor Servicer. The Certificate Insurer may appoint a successor Servicer other than the Trustee. If the Certificate Insurer does not appoint a successor Servicer, the Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by Freddie Mac or Fannie Mae, having net equity of not less than $5,000,000, and acceptable to the Certificate Insurer, as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. Any net proceeds from the sale of the servicing rights after expenses of the sale and the transfer of servicing, shall belong to the predecessor servicer.

          No removal or resignation of the Servicer will become effective until the Trustee or another successor Servicer, acceptable to the Certificate Insurer, shall have assumed the Servicer's responsibilities and obligations in accordance with the Agreement.

REPORTING REQUIREMENTS

          On each Distribution Date the Trustee will be required to report in writing (based on information provided to the Trustee by the Servicer) to each Owner, the Rating Agencies and the Certificate Insurer:

              (i) the amount of the principal and interest distribution with respect to each class of Offered Certificates (based on a Certificate in the original principal amount or notional amount of $1,000);

              (ii) the amount of such distributions allocable to principal on each of the Group Ia Home Equity Loans, Group Ib Home Equity Loans, Group IIa Home Equity Loans and Group IIb Home Equity Loans, separately identifying the aggregate amount of any Prepayments in full or other recoveries of principal included therein (based on a Certificate in the original principal amount of $1,000) and any Subordination Increase Amount;

              (iii)the amount of such distribution allocable to interest on each of the Group Ia Home Equity Loans, Group Ib Home Equity Loans, Group IIa Home Equity Loans and Group IIb Home Equity Loans (based on a Certificate in the original principal amount of $1,000);

              (iv) if the distribution (net of any Insured Payment) to the Owners of any Class of the Offered Certificates on such Distribution Date was less than the related Class A or Class B Distribution Amounts on such Distribution Date, the related Carry-Forward Amount resulting therefrom;

              (v) the amount of any Insured Payment included in the amounts distributed to the Owners of Class A Certificates and Class A-IO Certificates on such Distribution Date;

              (vi) the Certificate Principal Balance or Notional Amount of each class of Offered Certificate (based on a Certificate in the original principal amount or notional amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Distribution Date;

              (vii) the Subordinated Amount, Class B Subordinated Amount, Specified Subordinated Amount and Subordination Deficit of each Home Equity Loan Group, if any, remaining after giving effect to all distributions and transfers on such Distribution Date;

              (viii) the aggregate Loan Balance of all Home Equity Loans and the aggregate Loan Balance of the Home Equity Loans in each Home Equity Loan Group, in each case with respect to such Distribution Date;

              (ix) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution;

              (x) the weighted average Coupon Rate of the Home Equity Loans in each Home Equity Loan Group and in the aggregate;

              (xi) such other information as the Certificate Insurer or any Owner may reasonably request with respect to delinquent Home Equity Loans;

              (xii) the three largest Loan Balances in each Home Equity Loan Group;

              (xiii) the Certificate Rate on the Class A-3A, Class A-4A, Class A-5A, Class B-1F Component and Class B-1A Component Certificates; and

              (xiv) the Loan Balance of the 2/28 Adjustable Rate Loans and the 3/27 Adjustable Rate Loans in each Home Equity Loan Group (the "Aggregate Hybrid Loan Balance").

          Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.

          In addition, on each Distribution Date the Trustee will be required to distribute to each Owner, the Certificate Insurer and the Rating Agencies, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee for such purpose:

              (a) the number and aggregate principal balances of Home Equity Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent, (iii) 90 or more days delinquent, as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date, (iv) the number and aggregate principal balances of all Home Equity Loans, as of the close of business on the last day of the Due Period immediately preceding the Distribution Date, and (v) the percentage that each of the amounts represented by clauses (i), (ii) and (iii) represent as a percentage of the respective amounts in clause
         (iv);

              (b) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date;

              (c) the number of Mortgagors and the Loan Balances of (i) the related Mortgages involved in bankruptcy proceedings as of the close of business on the last Business Day of the calendar month immediately preceding such Distribution Date and (ii) Home Equity Loans that are "balloon" loans;

              (d) the existence and status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last Business Day of the calendar month immediately preceding the Distribution Date;

              (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last Business Day of the calendar month immediately preceding the Distribution Date;

              (f) the cumulative Realized Losses incurred on the Home Equity Loans from the Closing Date to and including the Prepayment Period immediately preceding the Distribution Date; and

              (g) the amount of Net Liquidation Proceeds realized on the Home Equity Loans during the Prepayment Period immediately preceding the Distribution Date.

REMOVAL OF TRUSTEE FOR CAUSE

          The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; or (4) failure to meet the standards of Trustee eligibility as set forth in the Agreement.

          If any such event occurs and is continuing, then and in every such case (i) the Certificate Insurer or (ii) with the prior written consent of the Certificate Insurer, the Depositor and the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then outstanding, by a majority of the Percentage Interests represented by the Class X Certificates, may appoint a successor trustee.

GOVERNING LAW

          The Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

AMENDMENTS

          The Trustee, the Depositor, and the Servicer with the consent of the Certificate Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by an approving REMIC Opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity, (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein, or
(v) for any other purpose, provided that in the case of clause (v), (A) the party requesting the amendment delivers an opinion of counsel acceptable to the Trustee that such amendment will not adversely affect in any material respect the interest of the Owners and (B) such amendment will not result in a withdrawal or reduction of the rating of the Offered Certificates without regard to the Policies. Notwithstanding anything to the contrary, no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate or (b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding; provided that the Trustee will not be required to consent to any amendment which would adversely affect its interests under the Agreement.

          The Trustee will be required to furnish written notification of the substance of any such amendment to each Owner in the manner set forth in the Agreement.

          The Certificate Insurer may change the required level of subordination for any Home Equity Loan Group without the consent of any Owners.


                 CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS

          The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Home Equity Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Home Equity Loans and to information in the Prospectus under the heading "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS."

LIENS ON MORTGAGED PROPERTIES

          The Home Equity Loans will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. In California, for example, mortgage loans are secured by deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.

         We refer you to "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--THE MORTGAGE LOANS--General" in the Prospectus for more detail.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states (including California) have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

         We refer you to "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--THE MORTGAGE LOANS--ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS " in the Prospectus for more detail.

ENFORCEABILITY OF CERTAIN PROVISIONS

          Courts (including California courts) have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, including cases in California, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.

          We refer you to "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--THE MORTGAGE LOANS--ENFORCEABILITY OF CERTAIN PROVISIONS" in the Prospectus for more detail.


                         FEDERAL INCOME TAX CONSEQUENCES

          The following section in conjunction with the section in the Prospectus captioned "FEDERAL INCOME TAX CONSEQUENCES" discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This section must be considered only in connection with "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. No portion of the "FEDERAL INCOME TAX CONSEQUENCES" section of the Prospectus or Prospectus Supplement constitutes an opinion of counsel, other than the opinion set forth in the second paragraph of "--REMIC Elections" below and in clause (ii) of "FEDERAL INCOME TAX CONSEQUENCES--Opinions" in the Prospectus.

REMIC ELECTIONS

          An election will be made to treat certain assets of the Trust (exclusive of the LIBOR Carryover Funds and the Cap Reserve Fund) as "real estate mortgage investment conduits" ("REMICs") for federal income tax purposes, creating a four-tiered REMIC structure. The Offered Certificates will be designated as regular interests in a REMIC (the "Regular Certificates" or the "REMIC Regular Certificates"), and the Class R Certificates will be designated as the residual interest in each REMIC (the "Residual Certificates" or the "REMIC Residual Certificates").

          Qualification as a REMIC requires ongoing compliance with certain conditions. Stroock & Stroock & Lavan LLP, special tax counsel to the Seller and the Depositor, is of the opinion that, for federal income tax purposes, assuming
(i) the appropriate REMIC elections are made, and (ii) compliance with all of the provisions of the Agreement, the REMICs formed pursuant to the Agreement will each constitute a REMIC, the Offered Certificates will be considered "regular interests" in a REMIC, and the Class R Certificates will be considered the sole class of "residual interests" in each REMIC.

          Because the REMIC Regular Certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of accounting. Some or all of the Classes of Regular Certificates may be subject to the original issue discount provisions.

          We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus for more detail.

          In addition, certain Classes of Regular Certificates may be treated as issued with a premium.

          We refer you to "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus for more detail.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount is 100% of the Prepayment Assumption with respect to the Group I Home Equity Loans, 30% CPR with respect to the Group II Home Equity Loans. See "Prepayment and Yield Considerations" herein for a description of the prepayment assumption model. However, no representation is made as to the rate at which prepayments actually will occur.

          The Offered Certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code for domestic building and loan associations, and "real estate assets" for real estate investment trusts (REITs), subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus. Similarly, interest on such Offered Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus.

CERTIFICATEHOLDERS' INTEREST INDEX CARRYOVER AND CAP RESERVE FUND

          The beneficial owners of the Certificates will be treated for tax purposes as owning two separate assets: (a) the respective Certificates without the rights to receive funds from the Cap Reserve Fund and Certificateholders' Interest Index Carryover (which constitute regular interests in a REMIC) and (b) the rights to receive funds from the Cap Reserve Fund and in the case of adjustable rate Certificates, Certificateholders' Interest Index Carryover. Accordingly, a purchaser of a Certificate must allocate its purchase price between the assets comprising the related Certificate. In general, such allocation would be based on the relative fair market values of such assets on the date of purchase of the Certificates. No representation is or will be made as to the relative fair market values. We recommend that all holders of adjustable rate Certificates consult their tax advisors regarding the taxation of funds from the Cap Reserve Fund and Certificateholders' Interest Index Carryover, which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles. The rights to receive funds from the Cap Reserve Fund and Certificateholders' Interest Index Carryover will not constitute (a) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust; (b) a "qualified mortgage" or a "permitted investment" within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Code if held by a REMIC; or (c) an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association. Further, funds from the Cap Reserve Fund and the Certificateholders' Interest Index Carryover will not constitute income described in section 856(c)(3)(B) of the Code for a real estate investment trust. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.


                        CERTAIN STATE TAX CONSIDERATIONS

          Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.


                              ERISA CONSIDERATIONS

          A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Class A or Class A-IO Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

          In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Class A or Class A-IO Certificates includes plan assets by reason of a plan or account investing in such entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code.

          An investment in Class A or Class A-IO Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.30101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity, unless certain exceptions apply. The Depositor believes that the Class A Certificates and Class A-IO Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Class A Certificates and Class A-IO Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Class A or Class A-IO Certificate.

          The DOL has granted to Credit Suisse First Boston Corporation an administrative exemption (Prohibited Transaction Exemption ("PTE") 89090; 54 Fed. Reg. 42,597 (Oct. 17, 1989)(as amended by PTE 97034; 62 Fed. Reg. 39,021
(July 21, 1997) (the "Exemption") from certain of the prohibited transaction rules of ERISA which may be applicable to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through certificates representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption which may be applicable to the Class A Certificates and Class A-IO Certificates if Credit Suisse First Boston Corporation or any of its affiliates is either the sole underwriter or manager or co-manager of the underwriting syndicate, or a selling or placement agent. The conditions which must be satisfied for the Exemption to apply to the purchase, holding and transfer of the Class A Certificates and Class A-IO Certificates are set forth under "ERISA CONSIDERATIONS" in the Prospectus.

          The Exemption does not apply to Plans sponsored by the Originators, the Depositor, the Certificate Insurer, the Underwriters, the Trustee, the Servicer or any Mortgagor with respect to Home Equity Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Class A Certificates and Class A-IO Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates and Class A-IO Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any class of Class A or Class A-IO Certificates may exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such class of Class A or Class A-IO Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Class A Certificates and Class A-IO Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

          The Depositor believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates and Class A-IO Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

          We refer you to "ERISA Considerations" in the Prospectus for more detail.

          Before purchasing a Class A or Class A-IO Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates and Class A-IO Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in the Exemption and the other requirements set forth in the Exemption will be satisfied.

          As the Class B-1 Certificates are subordinate, the Exemption will not be applicable to the sale, purchase or holding of such Class B-1 Certificates. However, the Class B-1 Certificates may be purchased by an "insurance company general account" within the meaning of Section V(e) of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) but may not otherwise be purchased by or on behalf of other plans.

          Any Plan fiduciary considering whether to purchase a Class A, Class A-IO or Class B-1 Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.


                         LEGAL INVESTMENT CONSIDERATIONS

          The Class A Certificates and Class A-IO Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. See "LEGAL INVESTMENT" in the Prospectus.


                                  UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement, dated July 9, 1999 (the "Underwriting Agreement"), between the Depositor and Credit Suisse First Boston Corporation (the "Underwriter") the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor the Offered Certificates.

          The Depositor has been advised that the Underwriter proposes initially to offer the Offered Certificates to the public from time to time in negotiated transactions, at prices determined at the time of sale. The Underwriter may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Offered Certificates for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

          The Offered Certificates are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Offered Certificates, but the Underwriter is not obligated to make such a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

          The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

          Each of the Seller and the Depositor is an affiliate of the Underwriter.


                                     EXPERTS

          The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                  LEGAL MATTERS

          Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                                     RATINGS

          It is a condition to the issuance of the Class A Certificates that they receive ratings of "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Duff & Phelps Credit Rating Co. ("Duff") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the Class A-IO Certificates that they receive ratings of "AAAr" by S&P, "Aaa" by Moody's and "AAA" by Duff. It is a condition to the issuance of the Class B-1 Certificates that they receive ratings of "BBB" by Duff and "Baa3" by Moody's. S&P, Moody's and Duff are together referred to as the "Rating Agencies."

          A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Certificateholders' Interest Index Carryovers or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

          The ratings assigned to the Class A Certificates and Class A-IO Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Class A Certificates and Class A-IO Certificates may result in a reduction of one or more of the ratings assigned to the Class A Certificates and Class A-IO Certificates.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

Terms                                                                Page

2/28 Adjustable Rate Loans............................................S-40
270-Day Delinquency Amount............................................S-84
3/27 Adjustable Rate Loans............................................S-40
Aggregate Hybrid Loan Balance........................................S-104
Aggregate Principal Balance...........................................S-71
Agreement.............................................................S-69
Appraised Values......................................................S-25
Available Funds.......................................................S-79
Available Funds Cap...................................................S-85
Available LIBOR Carryover Amount......................................S-79
Balloon Loans.........................................................S-63
Book-Entry Certificates...............................................S-71
Business Day..........................................................S-75
Cap Agreement.........................................................S-98
Cap Reserve Fund......................................................S-98
Cap Reserve Fund Release Date.........................................S-98
Carry-Forward Amount..................................................S-79
Cede..................................................................S-71
Cedelbank Participants................................................S-71
Certificate Account...................................................S-75
Certificate Insurer...................................................S-70
Certificate Insurer Default...........................................S-79
Certificate Principal Balance.........................................S-71
Certificate Rate......................................................S-84
Certificate Register..................................................S-75
Certificate Registrar.................................................S-75
Certificateholder.....................................................S-71
Certificateholders' Interest Index Carryover..........................S-85
Certificateowners.....................................................S-71
Certificates..........................................................S-70
Civil Relief Interest Shortfalls......................................S-82
Class A Distribution Amount...........................................S-80
Class A Principal Distribution Amount.................................S-80
Class A Subordination Increase Amount.................................S-80
Class A-1F Certificates...............................................S-70
Class A-1F Principal Distribution Amount..............................S-80
Class A-2F Certificates...............................................S-70
Class A-2F Principal Distribution Amount..............................S-81
Class A-3A Certificates...............................................S-70
Class A-3A Formula Rate...............................................S-84
Class A-3A Principal Distribution Amount..............................S-81
Class A-4A Certificates...............................................S-70
Class A-4A Formula Rate...............................................S-84
Class A-4A Principal Distribution Amount..............................S-81
Class A-5A Certificates...............................................S-70
Class A-5A Formula Rate...............................................S-84
Class A-5A Principal Distribution Amount..............................S-81
Class AI Certificates.................................................S-70
Class AII Certificates................................................S-70
Class A-IO Certificates...............................................S-70
Class A-IOA Component Certificate.....................................S-70
Class A-IOF Component Certificate.....................................S-70
Class B Component Distribution Amount.................................S-82
Class B Component Principal Distribution Amount.......................S-82
Class B Subordinated Amount...........................................S-61
Class B-1 Certificates................................................S-70
Class B-1A Component Certificate......................................S-70
Class B-1A Component Formula Rate.....................................S-85
Class B-1F Component Certificate......................................S-70
Class B-1F Component Formula Rate.....................................S-85
Class B-IOA Certificates..............................................S-70
Class B-IOF Certificates..............................................S-70
Class P-A Certificates................................................S-70
Class P-F Certificates................................................S-70
Class R Certificates..................................................S-70
Class X Certificates..................................................S-70
Class X-A Certificates................................................S-70
Class X-F Certificates................................................S-70
Closing Date Deposits.................................................S-61
Compensating Interest.................................................S-101
Compensating Interest Default Amount..................................S-82
Cooperative...........................................................S-73
Coupon Rate...........................................................S-25
CPR...................................................................S-63
Current Interest......................................................S-82
Custodian.............................................................S-96
Cut-Off Date Loan Balance.............................................S-24
Daily Collections....................................................S-100
Deficiency Amount.....................................................S-91
Definitive Certificate................................................S-71
Delinquency Advances.................................................S-100
Delinquency Amount....................................................S-82
Delinquency Percentage................................................S-82
Depositary Services...................................................S-74
Depositor.............................................................S-69
disqualified persons.................................................S-108
Distribution Date.....................................................S-75
DOL..................................................................S-108
DTC...................................................................S-71
DTC Participants......................................................S-71
Due Period............................................................S-82
Duff.................................................................S-110
equity interest......................................................S-108
ERISA................................................................S-108
Euroclear.............................................................S-71
Euroclear Operator....................................................S-73
Euroclear Participants................................................S-71
Excess Subordinated Amount............................................S-87
Exemption............................................................S-108
Expense Fee...........................................................S-76
Fast Trac.............................................................S-21
Final Certification...................................................S-98
Final Scheduled Distribution Date.....................................S-88
Fiscal Agent..........................................................S-91
Full Documentation....................................................S-21
GAAP..................................................................S-93
Group I...............................................................S-71
Group I Certificates..................................................S-70
Group I Home Equity Loans.............................................S-25
Group Ia Home Equity Loans............................................S-26
Group Ib Home Equity Loans............................................S-33
Group II..............................................................S-71
Group II Certificates.................................................S-70
Group II Home Equity Loans............................................S-40
Group IIa Home Equity Loans...........................................S-41
Group IIb Home Equity Loans...........................................S-50
Group Principal Distribution Amount...................................S-82
Guaranteed Principal Amount...........................................S-91
Home Equity Loan Group................................................S-25
Home Equity Loans.....................................................S-24
Indirect DTC Participants.............................................S-72
Insured Payment.......................................................S-92
Interest Period.......................................................S-85
LBFC..................................................................S-18
LIBOR Carryover Fund..................................................S-98
LIBOR Carryover Fund Deposit..........................................S-83
LIBOR Determination Date..............................................S-86
Liquidated Loan.......................................................S-88
Loan Balance..........................................................S-24
Loan Purchase Agreement...............................................S-69
Loan Purchase Price...................................................S-96
London business day...................................................S-86
Long Beach............................................................S-18
Long Beach Underwriting Guidelines....................................S-21
Long Beach Underwriting Programs......................................S-21
Maximum Rates.........................................................S-41
MBIA Inc..............................................................S-92
Minimum Rates.........................................................S-41
Minimum Spread........................................................S-85
Monthly Remittance Date...............................................S-83
Moody's..............................................................S-110
Mortgaged Properties..................................................S-25
Net Coupon Rate.......................................................S-85
Net Liquidation Proceeds.............................................S-100
Net Monthly Excess Cashflow...........................................S-83
Notes.................................................................S-25
Notice................................................................S-92
Notional Amount.......................................................S-71
Notional Amount Certificates..........................................S-70
Offered Certificates..................................................S-70
Old Long Beach........................................................S-18
One-Month LIBOR.......................................................S-86
Original Loan-to-Value Ratio..........................................S-25
Owner.................................................................S-71
Participants..........................................................S-71
parties in interest..................................................S-108
Percentage Interest...................................................S-75
Plan.................................................................S-108
plan assets..........................................................S-108
Policies..............................................................S-70
Preference Amount.....................................................S-92
Premium Amount........................................................S-76
Prepayment Assumption.................................................S-63
Prepayment Period.....................................................S-83
Prepayments...........................................................S-60
Preservation Expenses................................................S-100
Principal and Interest Account........................................S-99
Principal Carryover Shortfall.........................................S-83
prohibited transactions..............................................S-108
PTE..................................................................S-108
Qualified Replacement Mortgage........................................S-95
Rating Agencies......................................................S-110
Realized Loss.........................................................S-87
Record Date...........................................................S-75
Reference Banks.......................................................S-86
Regular Certificates.................................................S-107
Regulation...........................................................S-108
Related Principal Carryover Shortfall.................................S-83
REMIC Opinion.........................................................S-95
REMIC Regular Certificates...........................................S-107
REMICs...............................................................S-107
Reorganization........................................................S-18
Residual Certificates................................................S-107
Responsible Party.....................................................S-95
S&P..................................................................S-110
Senior Enhancement Percentage.........................................S-83
Servicer..............................................................S-18
Servicer Termination Events..........................................S-102
Servicing Advances...................................................S-101
Six-Month Adjustable Rate Loans.......................................S-40
Six-Month LIBOR.......................................................S-64
SMMEA................................................................S-109
Specified Subordinated Amount.........................................S-87
Stated Income.........................................................S-21
Stepdown Date.........................................................S-84
Structuring Assumptions...............................................S-63
Subordinated Amount...................................................S-86
Subordinated Offered Certificates.....................................S-70
Subordination Deficit.................................................S-88
Subordination Increase Amount.........................................S-87
Subordination Reduction Amount........................................S-87
Sub-Servicers........................................................S-101
Sub-Servicing Agreements.............................................S-101
Substitution Amount...................................................S-95
Telerate Page 3750....................................................S-86
Termination Price.....................................................S-89
Terms and Conditions..................................................S-74
Total Available Funds.................................................S-84
Total Monthly Excess Cashflow.........................................S-76
Total Monthly Excess Spread...........................................S-84
Trigger Event.........................................................S-84
Trust.................................................................S-69
Trust Estate..........................................................S-69
Trustee...............................................................S-69
Trustee Fee...........................................................S-89
Underwriter..........................................................S-109
Underwriting Agreement...............................................S-109
Unrelated Principal Carryover Shortfall...............................S-84
WestLB................................................................S-98
WM ...................................................................S-18
WMC...................................................................S-21
Y2K...................................................................S-94

                                                                   ANNEX 1

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered Offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

          Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

         Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

          Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Cedelbank or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

          Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

          Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Cedelbank or Euroclear for one day
             (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC
             Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

                  Exemption for non-U.S. Person with effectively connected
             income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

                  Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8.
             Form 1001 may be filed by the Note Owner or his agent.

                  Exemption for U.S. Persons (Form W-9).  U.S. Persons can
             obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

                  U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

          This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                     ANNEX II

                           SCHEDULED NOTIONAL AMOUNTS


             With respect to the                      Scheduled Notional
             Distribution Date in:                    Amount ($)

             August 1999                              659,669,444.31
             September 1999                           643,728,239.87
             October 1999                             628,169,627.78
             November 1999                            612,984,466.51
             December 2000                            598,163,832.32
             January 2000                             583,699,014.10
             February 2000                            569,581,508.26
             March 2000                               555,803,013.86
             April 2000                               542,355,427.74
             May 2000                                 529,230,839.85
             June 2000                                516,421,528.62
             July 2000                                503,919,956.54
             August 2000                              491,718,765.71
             September 2000                           479,810,773.62
             October 2000                             468,188,968.95
             November 2000                            456,646,507.62
             December 2000                            445,776,708.29
             January 2001                             434,973,049.49
             February 2001                            424,429,164.85
             March 2001                               414,138,839.88
             April 2001                               404,096,008.24

PROSPECTUS

                       ASSET BACKED SECURITIES CORPORATION
                                    DEPOSITOR
                 ABS MORTGAGE AND MANUFACTURED HOUSING CONTRACT
      ASSET-BACKED CERTIFICATES AND ASSET-BACKED NOTES (ISSUABLE IN SERIES)
                         ------------------------------

          Asset Backed Securities Corporation (the "Depositor") may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the "Certificates") and the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby and by the related Prospectus Supplements which may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related Prospectus Supplement. Each Series of Securities may include one or more separate classes (each, a "Class") of Notes and/or Certificates, which may be divided into one or more subclasses (each, a "Subclass"). The Certificates will be issued by a trust (the "Trust") to be formed by the Depositor with respect to such Series pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (i) the Trust or (ii) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for purpose of issuing Notes of a related Series and matters incidental thereto, as issuer (the "Issuer"), and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"). The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") among the Depositor, the Master Servicer and the Indenture Trustee. The Certificates represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool or Contract Pool (each, as defined below), or have been assigned a Stated Principal Balance and an Interest Rate (as such terms are defined herein), as more fully set forth herein, and will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one of a number of Trusts, each to be created by the Depositor from time to time. If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund. The trust property of each Trust (the "Trust Fund") will consist of a pool containing one- to four-family residential mortgage loans (including revolving lines of credit), mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations, loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling, mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Securities (collectively, the "Rating Agency") for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or certain conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates"), in each case together with certain and related property (the "Mortgage Pool") or a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts and related property (the "Contract Pool") conveyed to such Trust by the Depositor. The Mortgage Loans may be conventional mortgage loans, conventional cooperative loans, mortgage loans insured by the Federal Housing Administration (the "FHA"), mortgage loans partially guaranteed by the Veterans Administration (the "VA"), or any combination of the foregoing, bearing fixed or variable rates of interest. The Contracts may be conventional contracts, contracts insured by the FHA or partially guaranteed by the VA, or any combination of the foregoing, bearing fixed or variable rates of interest, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the rights of the holders of the Securities of one or more Classes or Subclasses of Notes and/or Certificates of a Series to receive distributions with respect to the related Mortgage Pool or Contract Pool may be subordinated to such rights of the holders of the Securities of one or more Classes or Subclasses of Notes and/or Certificates of such Series to the extent described herein and in such Prospectus Supplement. As provided in the applicable Prospectus Supplement, the timing of payments, whether of principal or of interest, to any one or more of such Classes or Subclasses may be on a sequential or a pro rata basis. The Prospectus Supplement with respect to each Series will also set forth specific information relating to the Trust Fund with respect to the Series in respect of which this Prospectus is being delivered, together with specific information regarding the Securities of such Series.

          The Securities do not represent an obligation of or interest in the Depositor or any affiliate thereof. Neither the Securities, the Mortgage Loans, the Contracts nor the Mortgage Certificates are insured or guaranteed by any governmental agency or instrumentality, except to the extent provided herein.

          PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

          SEE "RISK FACTORS" BEGINNING ON PAGE 17 HEREIN FOR A DISCUSSION OF CERTAIN FACTORS THAT POTENTIAL INVESTORS SHOULD CONSIDER IN DETERMINING WHETHER TO INVEST IN THE SECURITIES OF A SERIES IN RESPECT OF WHICH THIS PROSPECTUS IS BEING DELIVERED.

          There will have been no public market for the Securities of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

          The Depositor, as specified in the applicable Prospectus Supplement, may elect to treat the Trust Fund or certain assets of the Trust Fund with respect to certain Series of Securities as one or more Real Estate Mortgage Investment Conduits (each, a "REMIC"). See "Federal Income Tax Consequences."

          If so specified in the Prospectus Supplement, one or more Classes of Notes of a Series may be subject to optional redemption by the Issuer under the circumstances described in the Prospectus Supplement. If so specified in the Prospectus Supplement relating to a Series of Securities, the Certificates of such Series may be subject to early termination and may receive Special Distributions (as defined herein) in reduction of Stated Principal Balance (as defined herein) under the circumstances described herein and in such Prospectus Supplement.

      This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                         ------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
       THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------
                       CREDIT SUISSE FIRST BOSTON The date
                    of this Prospectus is December 17, 1998.

                              PROSPECTUS SUPPLEMENT

          The Prospectus Supplement with respect to each Series of Securities will, among other things, set forth with respect to such Series of Securities:
(i) the identity of each Class or Subclass of Securities within such Series;
(ii) the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Securities;
(iii) the Interest Rate borne (or manner in which interest is paid, if any) by each Class or Subclass of Securities within such Series; (iv) certain information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for such Series; (v) the final Distribution Date of each Class or Subclass of Securities within such Series; (vi) the identity of each Class or Subclass of Compound Interest Securities, if any, within such Series; (vii) the method used to calculate the amount to be distributed with respect to each Class or Subclass of Securities within such Series; (viii) the order of application of distributions to each of the Classes or Subclasses of Securities within such Series, whether sequential, pro rata or otherwise; (ix) the Distribution Dates with respect to such Series; (x) information with respect to the terms of the Residual Certificates or Subordinated Securities offered hereby, if any, are offered;
(xi) information with respect to the method of credit support, if any, with respect to such Series; and (xii) additional information with respect to the plan of distribution of such Series of Certificates.

                             ADDITIONAL INFORMATION

          This Prospectus contains, and the Prospectus Supplement for each Series of Securities will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

          The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

          Copies of the Pooling and Servicing Agreement or of the Trust Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Securities is issued, as applicable, will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Treasurer, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Securities offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Securities, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

          IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

                                     SUMMARY

          THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF SECURITIES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT. CERTAIN CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN ELSEWHERE IN THIS PROSPECTUS.

Securities Offered...............  ABS Mortgage and Manufactured Housing
                                   Contract Asset-Backed Certificates (the
                                   "Certificates") and ABS Mortgage and
                                   Manufactured Housing Contract Asset-Backed
                                   Notes (the "Notes" and, together with the Certificates, the "Securities") issuable in series (each, a "Series"). The Securities may be issued in one or more classes (each, a "Class") and such Classes may be divided into one or more subclasses (each, a "Subclass"). One or more of such Classes or Subclasses of a Series may be subordinated to one or more Classes or Subclasses of such Series, as specified in the related Prospectus Supplement (any such Class or Subclass to which one or more other Classes or Subclasses is subordinated being hereinafter referred to as a "Senior Class" or a "Senior Subclass," respectively, and any such subordinated Class or Subclass being hereinafter referred to as a "Subordinated Class" or "Subordinated Subclass," respectively).

                                   One of such Classes or Subclasses of
                                   Certificates of a Series (the "Residual
                                   Certificates") may evidence a residual
                                   interest in the related Trust Fund (as
                                   defined below). If so specified in the
                                   related Prospectus Supplement, one or more
                                   Classes or Subclasses of Certificates within a Series (the "Multi-Class Securities") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans (as hereinafter defined), Mortgage Certificates (as hereinafter defined), the Contracts (as hereinafter defined) and/or the other assets in the Trust Fund if specified as such in the related Prospectus Supplement and a stated annual interest rate, determined in the manner set forth in such Prospectus Supplement, which may be fixed or variable (an "Interest Rate"). If so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in such Prospectus Supplement (any such Class or Subclass receiving the higher proportion of principal distributions being referred to hereinafter as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any such Class or Subclass receiving the higher proportion of interest distributions being referred to hereinafter as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related Prospectus Supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses may receive disproportionate amounts of certain distributions of principal, which proportions may change over time subject to certain conditions. Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related Prospectus Supplement. Each Certificate will represent the undivided interest, beneficial interest or percentage interest specified in the related Prospectus Supplement in one of a number of trusts (each, a "Trust"), each to be created by the Depositor from time to time pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related Prospectus Supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (i) the Trust or (ii) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for purpose of issuing Notes of a related Series and matters incidental thereto, as issuer (the "Issuer"), and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"), and such Notes will represent indebtedness of the related Trust. The trust property of each trust (the "Trust Fund") will consist of (a) one or more mortgage pools (each, a "Mortgage Pool") containing
                                   (i) conventional one- to four-family
                                   residential, mortgage loans, (ii) closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Home Equity Loans") secured by mortgages or deeds of trust on residential one- to four-family properties, including townhouses and individual units in condominiums and planned unit developments,
                                   (iii) loans (the "Cooperative Loans") made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property"), (iv) mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"), purchased by the Depositor either directly or through one or more affiliates from an affiliate or from unaffiliated sellers, (v) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized rating agency or agencies identified in the related Prospectus Supplement (collectively, the "Rating Agency") rating the Securities of such Series for a rating in one of the four highest rating categories of such Rating Agency (such loans and mortgage participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or (vi) certain conventional mortgage pass-through certificates (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities or (b) one or more contract pools (each, a "Contract Pool") containing manufactured housing installment or conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts (such Contracts, together with the Mortgage Loans and the Mortgage Certificates, being referred to collectively hereinafter as the "Trust Assets") purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to such trust by the Depositor. Unless otherwise specified in the related Prospectus Supplement, each Series of Securities will be offered in fully registered form only, in one or more Classes of Notes and/or Certificates, which may be divided into one or more Subclasses. If so specified in the related Prospectus Supplement, Multi-Class Securities of a Series may be issued with the Stated Principal Balances and the Interest Rates therein specified. At the time of issuance, each Security offered by means of this Prospectus and the related Prospectus Supplements will be rated in one of the four highest rating categories by at least one Rating Agency. The minimum undivided interest, percentage interest or beneficial interest in a Mortgage Pool or Contract Pool, the minimum notional amount to be evidenced by a Certificate of a Class or Subclass, or the minimum denomination in which a Certificate of a Class or Subclass is to be issued will be set forth in the related Prospectus Supplement.

Depositor........................  Asset Backed Securities Corporation, a
                                   Delaware corporation.

Master Servicer..................  The entity, if any, named as Master Servicer in the applicable Prospectus Supplement, which may be an affiliate of the Depositor. See "Description of the Securities."

Interest.........................  Interest will be distributed on the days specified in the Prospectus Supplement with respect to each Class or Subclass of Securities of a Series, or if any such day is not a business day, the next succeeding business day (the "Distribution Date"), at the rate, or pursuant to the method of determining such rate, specified in the related Prospectus Supplement for each Class or Subclass of Securities within such Series, commencing on the day specified in such Prospectus Supplement, in the manner specified in such Prospectus Supplement. See "Maturity, Prepayment and Yield Considerations" and "Description of the Securities -- Payments on Mortgage Loans" and " -- Payments on Contracts."

Principal (Including
  Prepayments)...................  Unless otherwise specified in the related
                                   Prospectus Supplement, principal on each
                                   Trust Asset underlying a Series of Securities will be distributed on each Distribution Date, commencing on the date and in the priority and manner specified in the related Prospectus Supplement. If so specified in the Prospectus Supplement with respect to a Series that includes Multi-Class Securities, distributions on such Multi-Class Securities may be made in reduction of the Stated Principal Balance, in an amount equal to the Stated Principal Distribution Amount. Unless otherwise specified in the related Prospectus Supplement, the Stated Principal Distribution Amount will equal the amount by which the Stated Principal Balance of such Class of Multi-Class Securities (before taking into account the amount of interest accrued and added to the Stated Principal Balance of any Class or of Compound Interest Securities) exceeds the Asset Value (as defined herein) of the Trust Assets and other property in the related Trust Fund as of the Business Day prior to the related Distribution Date. See "Maturity, Prepayment and Yield Considerations" and "Description of the Securities -- Payments on Mortgage Loans" and " -- Payments on Contracts." If so specified in the Prospectus Supplement relating to a Series, the Multi-Class Securities of such Series which have other than monthly Distribution Dates may receive special distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets included in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement (as defined herein), that the amount of cash anticipated to be on deposit in the Certificate Account for such Series on the next Distribution Date may be less than the sum of the interest distributions and the amount of distributions in reduction of Stated Principal Balance to be made on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, Special Distributions will be made on such Certificates in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date for such Certificates. See "Description of the Securities -- Special Distributions." In addition, if so specified in the related Prospectus Supplement, one or more Classes of Notes may be subject to optional redemption on the terms and conditions specified in the related Prospectus supplement.

The Mortgage Pools............     If so specified in the related Prospectus
                                   Supplement, the Securities of a Series will represent the interest specified in such Prospectus Supplement in, or be secured by, the Mortgage Pool or Pools included in the Trust Fund for such Series. Unless otherwise specified in the applicable Prospectus
                                   Supplement, the original principal amount of each Mortgage Loan in a Mortgage Pool will not be more than 95% (such ratio, the "Loan-to-Value Ratio") of the value of the property securing such Mortgage Loan (the
                                   "Mortgaged Property"), based upon an
                                   appraisal of the Mortgaged Property
                                   considered acceptable to the originator of such Mortgage Loan or the sales price, whichever is less (the "Original Value").
                                   Unless otherwise specified in the applicable
                                   Prospectus Supplement, Mortgage Loans secured by Single Family Property having an original principal amount exceeding 80% of the Original Value will be covered by a policy of private mortgage insurance until the outstanding principal amount is reduced to the percentage of the Original Value set forth in the related Prospectus Supplement as a result of principal payments by the borrower (the "Mortgagor"). Unless otherwise specified in the applicable Prospectus
                                   Supplement, the principal balance at
                                   origination of each Mortgage Loan that is secured by Single Family Property will not exceed $500,000. Mortgage Loans in a Mortgage
                                   Pool will all have original maturities of 10 to 40 years, unless otherwise specified in the applicable Prospectus Supplement.
                                   Mortgage Loans in a Mortgage Pool may have interest rates (the "Mortgage Rates") that are either fixed or variable. Mortgage Pools may be formed from time to time in varying sizes.

Mortgage Certificates............  If so specified in the related Prospectus
                                   Supplement, the Trust Fund for a Series of Securities may include Mortgage Certificates issued by one or more trusts established by one or more private entities, with the respective aggregate principal balances and the characteristics described in such Prospectus Supplement. Each Mortgage Certificate included in a Trust Fund will evidence an interest of the type specified in the related Prospectus Supplement in a pool of mortgage loans of the type described in such Prospectus Supplement, secured principally by mortgages on one-to four-family residences, mortgages on multi-family residential rental properties or apartment buildings owned by cooperative housing corporations or by pledges of shares of cooperative corporations and assignments of proprietary leases or occupancy agreements on cooperative dwellings, unless otherwise specified in such Prospectus Supplement.

The Contract Pools..............   If so specified in the related Prospectus
                                   Supplement, the Securities of a Series will represent the interest specified in such Prospectus Supplement in, or be secured by, the Contract Pool or Pools included in the Trust Fund for such Series. Unless otherwise specified in the applicable Prospectus
                                   Supplement, the Contracts will be fixed rate
                                   Contracts. Such Contracts, as specified in the related Prospectus Supplement, will consist of manufactured housing installment or conditional sales contracts and installment loan agreements and will be conventional Contracts or Contracts insured by the FHA or partially guaranteed by the VA.
                                   Each Contract may be secured by a new or used unit of manufactured housing (a "Manufactured
                                   Home"). The related Prospectus Supplement will specify the range of terms to maturity of the Contracts at origination and, to the extent specified in such Prospectus
                                   Supplement, the maximum Loan-to-Value Ratio at origination (the "Contract Loan-to-Value
                                   Ratio"). Because manufactured homes, unlike site-built homes, generally depreciate in value, the Loan-to-Value Ratios of some of the Contracts may be higher at the Cut-off
                                   Date than at origination and may increase over time. Unless otherwise specified in the related Prospectus Supplement, Contracts that are conventional Contracts will not be covered by primary mortgage insurance policies or primary credit insurance policies. Each Manufactured Home which secures a Contract will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described herein or in the related Prospectus
                                   Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated flood area will be required to be covered by flood insurance.
                                   Contract Pools may be formed from time to time in varying sizes. None of the Contracts will have been originated by the Depositor or any of its affiliates.

Yield Considerations............   If so specified in the applicable Prospectus
                                   Supplement, an assumed rate of prepayment will be used to calculate the expected yield to maturity on each Class of the Securities of a Series. The yield on any Class of Securities, the purchase price of which is greater than the aggregate amount of the Principal Distributions to be made to such Class (a "Premium Security"), is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Trust Assets included in the related
                                   Trust Fund. This effect on yield will
                                   intensify with any increase in the amount by which the purchase price of such Security exceeds the aggregate amount of such Principal Distributions. If the differential is particularly wide and a high level of prepayments occurs, it is possible for Holders of Premium Securities not only to have a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment.

                                   Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to Holders of Securities that are Premium Securities) will likely result in a lower than anticipated yield to Holders of Securities of a Class the purchase price of which is less than the aggregate amount of the Principal Distributions to be made to such Class (a "Discount Security"). The Prospectus Supplement for each Series of Securities that includes an Interest Weighted or a Principal Weighted Class will set forth certain yield calculations on each such Class based upon a range of specified prepayment assumptions on the Trust Assets included in the related Trust Fund. The yield to Securityholders will also be adversely affected because interest will accrue on the Mortgage Loans, the Contracts or the mortgage loans underlying the Mortgage Certificates included in a Trust Fund, from the first day of the month preceding the month in which a Distribution Date occurs, but the distribution of such interest will be made no earlier than the 25th day of the succeeding month unless otherwise provided in the applicable Prospectus Supplement. The adverse effect on yield of this delay will intensify with any increase in the period of time by which the Distribution Date for a Series of Certificates succeeds the date on which distributions on the Mortgage Loans, the Contracts or the Mortgage Certificates are received by the Master Servicer or the Trustee. See "Maturity, Prepayment and Yield Considerations."

Pre-Funding.....................   If so specified in the related Prospectus
                                   Supplement, a portion of the issuance
                                   proceeds of the Securities of a particular
                                   Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the
                                   "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Contracts or
                                   Mortgage Certificates from time to time
                                   during the period specified in the related
                                   Prospectus Supplement (the "Pre-Funding
                                   Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage
                                   Loans, Contracts or Mortgage Certificates, such Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible
                                   Investment must mature no later than the Business Day prior to the next Distribution
                                   Date. See "Description of the Securities --
                                   Pre-Funding." During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage
                                   Loans, Contracts or Mortgage Certificates from time to time during such Pre-Funding
                                   Period. Such additional Mortgage Loans,
                                   Contracts or Mortgage Certificates will be required to satisfy certain eligibility criteria more fully set forth in the related
                                   Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Contracts or Mortgage Certificates included in the Trust Fund as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.
                                   Although the specific parameters of the
                                   Pre-Funding Account with respect to any
                                   issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related
                                   Closing Date, (b) that the additional
                                   Mortgage Loans, Contracts or Mortgage
                                   Certificates to be acquired during the
                                   Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Contracts or Mortgage
                                   Certificates included in the related Trust
                                   Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related
                                   Prospectus Supplement) and (c) that the
                                   Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

Credit Support..................   Neither the Securities nor the Trust Assets
                                   will be insured or guaranteed by any
                                   governmental agency, except to the extent of any FHA insurance or VA guarantee. Credit support will be provided on the Mortgage
                                   Pools or Contract Pools by one or more
                                   irrevocable letters of credit (the "Letter of Credit"), a policy of mortgage pool insurance
                                   (the "Pool Insurance Policy"), a bond or similar form of insurance coverage against certain losses in the event of the bankruptcy of a Mortgagor (the "Mortgagor Bankruptcy
                                   Bond") or any combination of the foregoing as specified in the applicable Prospectus
                                   Supplement. In lieu of or in addition to the foregoing credit support arrangements if so specified in the related Prospectus
                                   Supplement, the Securities of a Series may be issued in one or more Classes or Subclasses.
                                   Payments on the Securities of one or more
                                   Classes or Subclasses (the "Senior
                                   Securities") may be supported by a prior right to receive distributions attributable or otherwise payable to one or more other
                                   Classes or Subclasses (the "Subordinated
                                   Securities") to the extent specified in the related Prospectus Supplement (the
                                   "Subordinated Amount"). In addition, if so specified in the related Prospectus
                                   Supplement, one or more Classes or Subclasses of Subordinated Securities may be subordinated to another Class or Subclass of Subordinated Securities and may be entitled to receive disproportionate amounts of distributions of principal. If so specified in the related Prospectus Supplement, if a Series of Securities includes Notes, all Classes of Certificates will be subordinated to the Classes of Notes and one more Classes or Subclasses of Notes may be subordinated to one or more other Classes or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions of principal. If so specified in the related
                                   Prospectus Supplement, a reserve (the
                                   "Reserve Fund") and certain other accounts or funds may be established to support payments on one or more Classes of Securities. A
                                   Prospectus Supplement with respect to a
                                   Series may also provide for additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the Rating Agency ("Alternative
                                   Credit Support").

  A. Letter of Credit...........   If so specified in the applicable Prospectus
                                   Supplement, the issuer of one or more Letters of Credit (the "L/C Bank") will deliver to the Trustee the Letters of Credit for the Mortgage Pool or Contract Pool. Unless otherwise specified in the related Prospectus
                                   Supplement, to the extent described herein, the L/C Bank will honor the Trustee's demands with respect to such Letter of Credit, to the extent of the amount available thereunder, to make payments to the Certificate Account on each Distribution Date in an amount equal to the amount sufficient to repurchase each Liquidating Loan that has not been purchased by the related Servicer or the Master
                                   Servicer pursuant to the terms of the
                                   applicable Servicing Agreement, Pooling and
                                   Servicing Agreement or Sale and Servicing
                                   Agreement referred to herein. Unless
                                   otherwise provided in the related Prospectus
                                   Supplement, the term "Liquidating Loan"
                                   means: (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement has expired), (b) each Mortgage
                                   Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure,
                                   (c) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale or (d) each Contract with respect to which repossession proceedings have been commenced.
                                   The liability of the L/C Bank under the
                                   Letter of Credit will be reduced by the
                                   amount of unreimbursed payments thereunder.
                                   In the event that at any time there remains no amount available under the Letter of Credit for a specific Mortgage Pool or Contract Pool, and coverage under another form of credit support, if any, is exhausted, any losses will be borne by the holder of Securities of the Series, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus
                                   Supplement, the maximum liability of the L/C
                                   Bank under the Letter of Credit for a
                                   Mortgage Pool or Contract Pool will be an amount equal to a percentage (not greater than 10% of the initial aggregate principal balance of the Mortgage Loans in such Mortgage Pool or Contracts in such Contract
                                   Pool) (the "L/C Percentage"), set forth in the Prospectus Supplement, relating to such Mortgage Pool or Contract Pool. The maximum amount available at any time to be paid under the Letter of Credit will be determined in accordance with the provisions of the applicable Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Securities will be in compliance with requirements established by the Rating Agency rating such Series and will be set forth in the related Prospectus
                                   Supplement. If so specified in the related
                                   Prospectus Supplement, the Letter of Credit with respect to a Series of Securities or one or more Classes of Series of Securities may, in addition to or in lieu of the foregoing, provide coverage with respect to the unpaid principal or notional amount of the Securities of a Class or Classes within such Series. See "Credit Support -- Letter of
                                   Credit."

  B. Pool Insurance.............   If so specified in the applicable Prospectus
                                   Supplement, the Master Servicer will obtain a Pool Insurance Policy to cover any loss
                                   (subject to the limitations described below) by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance
                                   Policy"). The amount of coverage provided by the Pool Insurance Policy for a Mortgage Pool will be specified in the related Prospectus
                                   Supplement. A Pool Insurance Policy for a
                                   Mortgage Pool, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent.
                                   See "Description of Insurance -- Pool
                                   Insurance Policies." The Master Servicer, if any, or the Depositor or the applicable
                                   Servicer will be required to use its best reasonable efforts to maintain the Pool
                                   Insurance Policy for each related Mortgage
                                   Pool and to present claims thereunder to the issuer of such Pool Insurance Policy (the
                                   "Pool Insurer") on behalf of the Trustee and the Securityholders. See "Description of the Securities -- Presentation of Claims."

  C. Mortgagor Bankruptcy
         Bond...................   If so specified in the related Prospectus
                                   Supplement, the Master Servicer, if any, the Depositor or the applicable Servicer will obtain and use its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for one or more Classes of Securities of such Series covering certain losses resulting from action that may be taken by a bankruptcy court in connection with the bankruptcy of a Mortgagor. The level of coverage provided by such Mortgagor Bankruptcy Bond will be specified in the applicable Prospectus
                                   Supplement. See "Description of Insurance --
                                   Mortgagor Bankruptcy Bond."

  D. Subordinated Securities...    If so specified in the related Prospectus
                                   Supplement, the rights of holders of the Securities of one or more Subordinated
                                   Classes or Subclasses of a Series to receive distributions with respect to the Mortgage
                                   Loans in the Mortgage Pool or Contracts in the Contract Pool for such Series, or with respect to a Subordinated Pool (as defined herein), will be subordinated to the rights of the holders of the Securities of one or more Classes or Subclasses of such Series to receive such distributions to the extent described in the related Prospectus
                                   Supplement, and may be limited to the
                                   Subordinated Amount set forth in the related
                                   Prospectus Supplement. This subordination will be intended to enhance the likelihood of regular receipt by holders of the Senior
                                   Securities of the full amount of scheduled payments of principal and interest due them and to reduce the likelihood that the holders of such Senior Securities will experience losses. See "Credit Support -- Subordinated
                                   Securities."

  E. Shifting Interest..........   If so specified in the applicable Prospectus
                                   Supplement, the protection afforded to
                                   holders of Senior Securities of a Series by the subordination of certain rights of holders of Subordinated Securities of such Series to distributions on the related
                                   Mortgage Loans or Contracts may be effected by the preferential right of the holders of the Senior Securities to receive, prior to any distribution being made in respect of the holders of the related Subordinated
                                   Securities, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of funds available for distribution on such date in the related
                                   Certificate Account and by the distribution to the holders of the Senior Securities on each Distribution Date of a greater than pro rata percentage of certain principal prepayments or other recoveries of principal specified in the related Prospectus
                                   Supplement on a Mortgage Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal
                                   Prepayments"). The allocation of a greater than pro rata share of such amounts to the Senior Securities will have the effect of accelerating the amortization of the Senior
                                   Securities while increasing the respective interest in the Trust Fund evidenced by the Subordinated Securities. Increasing the respective interest of the Subordinated
                                   Securities relative to that of the Senior
                                   Securities is intended to preserve the
                                   availability of the benefits of the
                                   subordination provided by the Subordinated
                                   Securities. See "Description of the
                                   Securities -- Distributions of Principal and
                                   Interest" and " -- Distributions on
                                   Securities" and "Credit Support -- Shifting
                                   Interest."

  F. Reserve Fund...............   If so specified in the related Prospectus
                                   Supplement, a Reserve Fund may be established for a Series. Unless otherwise specified in such Prospectus Supplement, such Reserve Fund will not be included in the corpus of the Trust Fund for such Series. If so specified in the related Prospectus Supplement, such Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of mortgage loans, cooperative loans or Contracts (the "Subordinated Pool"), with the aggregate principal balance specified in such Prospectus Supplement, or by the deposit of cash in the amount specified in such Prospectus Supplement (the "Initial
                                   Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund
                                   (without taking into account the amount of any Initial Deposit, except as otherwise provided in the related Prospectus
                                   Supplement), reaches an amount (the "Required
                                   Reserve") set forth in the related Prospectus
                                   Supplement. Thereafter, specified
                                   distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain such Reserve Fund (without, except as otherwise provided in the related
                                   Prospectus Supplement, taking into account the amount of any Initial Deposit) at the related Required Reserve. Except as otherwise provided in the related Prospectus
                                   Supplement, in no event will the Required
                                   Reserve for any Series ever be required to exceed the lesser of the Subordinated Amount for such Series or the outstanding aggregate principal amount of Securities of the Subordinated Classes or Subclasses of such Series specified in the related Prospectus
                                   Supplement. If so specified in the related
                                   Prospectus Supplement, the Reserve Fund with respect to a Series may be funded at a lesser amount or in another manner acceptable to the Rating Agency rating such Series. See "Credit
                                   Support -- Subordinated Securities" and " --
                                   Reserve Fund."

  G. Other Funds................   Assets consisting of cash, certificates of
                                   deposit or letters of credit or any
                                   combination thereof, in the aggregate amount specified in the related Prospectus
                                   Supplement, will be deposited by the
                                   Depositor in one or more accounts to be
                                   established with respect to a Series of
                                   Securities by the Depositor with the Trustee on the related Delivery Date if such assets are required to make timely distributions in respect of principal of, and interest on, the Securities of such Series, are otherwise required as a condition to the rating of such Securities in the rating category specified in the Prospectus Supplement, or are required in order to provide for certain contingencies or in order to make certain distributions regarding Securities which represent interests in GPM Loans (a "GPM Fund") or
                                   Buy-Down Loans (a "Buy-Down Fund"). Following each Distribution Date, amounts may be withdrawn from any such fund and used and/or distributed in accordance with the Agreement under the conditions and to the extent specified in the related Prospectus
                                   Supplement.

  H. Swap Agreement........        If so specified in the Prospectus Supplement
                                   relating to a Series of Securities, the
                                   related Issuer will enter into or obtain an assignment of a swap agreement or similar agreement pursuant to which such Issuer will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. See "Credit
                                   Support -- Swap Agreement."

  I. Security Guarantee
        Insurance.........         If so specified in the related Prospectus
                                   Supplement, credit enhancement for a Series may be provided by an insurance policy (the
                                   "Security Guarantee Insurance") issued by one or more insurance companies. Such Security
                                   Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

Hazard Issuance and Special Hazard
  Insurance Policies.............  Unless otherwise specified in the applicable
                                   Prospectus Supplement, all of the Mortgage
                                   Loans (except for the Cooperative Loans) and the Contracts will be covered by standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm. In addition, the Depositor will, if so specified in the applicable Prospectus Supplement, obtain an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). The Special Hazard Insurance Policy will be limited in scope and will cover losses in an amount specified in the applicable Prospectus Supplement. Any hazard losses not covered by either standard hazard policies or the Special Hazard Insurance Policy will not be insured against and to the extent that the amount available under any other method of credit support available for such Series is exhausted, will be borne by Securityholders of such Series. The hazard insurance policies and the Special Hazard Insurance Policy will be subject to the limitations described under "Description of Insurance -- Standard Hazard Insurance Policies on Mortgage Loans," "-- Standard Hazard Insurance Policies on the Manufactured Homes" and " -- Special Hazard Insurance Policies."

Substitution of Trust Assets.....  If so specified in the Prospectus Supplement relating to a Series of Securities, within the period following the date of issuance of such Securities specified in such Prospectus Supplement, the Depositor or one or more Servicers will deliver to the Trustee with respect to such Series Trust Assets in substitution for any one or more of the Trust Assets included in the Trust Fund relating to such Series which do not conform in one or more material respects to the representations and warranties in the related Agreement. See "Description of the Securities -- Assignment of Mortgage Loans," "-- Assignment of Contracts" and " -- Assignment of Mortgage Certificates."

Advances.........................  Except as otherwise provided in the
                                   Prospectus Supplement with respect to a
                                   Series, the Servicers of the Mortgage Loans and Contracts (and the Master Servicer, if any, with respect to each Mortgage Loan and Contract that it services directly, and otherwise to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal of and interest on the Mortgage Loans and Contracts (the "Advances") under certain circumstances. See "Description of the Securities -- Advances."

Optional Termination............   If so specified in the Prospectus Supplement
                                   with respect to a Series, the Depositor or such other persons as may be specified in such Prospectus Supplement may purchase the Trust Assets in the related Trust Fund and any property acquired in respect thereof at the time, in the manner and at the price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as a Real Estate
                                   Mortgage Investment Conduit (a "REMIC") under the Internal Revenue Code of 1986, as amended
                                   (the "Code"), any such repurchase will be effected only in compliance with the requirements of Section 860F(a)(4) of the Code, so as to constitute a "qualified liquidation" thereunder. The exercise of the right of repurchase will effect early retirement of the Certificates of the related
                                   Series. See "Maturity, Prepayment and Yield
                                   Considerations" and "Description of the
                                   Securities -- Termination."

ERISA Considerations.........      A fiduciary of any employee benefit plan or
                                   retirement arrangement subject to the
                                   Employee Retirement Income Security Act of
                                   1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its own legal advisers whether the purchase or holding of Securities could give rise to a prohibited transaction under ERISA or Section
                                   4975 of the Code. See "ERISA Considerations."

Tax Status......................   See "Federal Income Tax Consequences."

Legal Investment................   If so specified in the related Prospectus
                                   Supplement relating to a Series of
                                   Securities, a Class or Subclass of such
                                   Securities will constitute a "mortgage
                                   related security" under the Secondary
                                   Mortgage Market Enhancement Act of 1984
                                   ("SMMEA") if and for so long as it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Such Classes or Subclasses, if any, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors.
                                   See "Legal Investment."

Use of Proceeds.................   The Depositor will use the net proceeds from
                                   the sale of each Series for one or more of the following purposes: (i) to purchase the related Trust Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Assets,
                                   (iii) to establish any reserve funds
                                   described in the related Prospectus
                                   Supplement and (iv) to pay costs of
                                   structuring, guaranteeing and issuing such
                                   Securities. If so specified in the related
                                   Prospectus Supplement, the purchase of the Trust Assets for a Series may be effected by an exchange of Securities by the Depositor with the seller of such Trust Assets. See
                                   "Use of Proceeds."

                                  RISK FACTORS

          In addition to the other information contained in this Prospectus and in the applicable Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Securities, prospective investors should carefully consider the following risk factors before investing in any Class or Subclass of Securities of any such Series.

LIMITED LIQUIDITY

          There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of the related Securities. The Prospectus Supplement for a Series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

LIMITED OBLIGATIONS

          Except for any related insurance policies or credit support described in the applicable Prospectus Supplement, the Trust Assets included in the related Trust Fund will be the sole source of payments on the Securities of a Series. The Securities of any Series will not represent an interest in or obligation of the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or any of their respective affiliates, except for the limited obligations of the Depositor, the Master Servicer or any Unaffiliated Seller with respect to certain breaches of representations and warranties and the Master Servicer's obligations as Master Servicer. Neither the Securities of any Series nor the related Trust Assets will be guaranteed or insured by any governmental agency or instrumentality (except to the limited extent described in the related Prospectus Supplement that certain Trust Assets may be insured or guaranteed, in whole or in part, by the FHA or VA), the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee, any of their respective affiliates or any other person. Consequently, in the event that payments on the Trust Assets are insufficient or otherwise unavailable to make all payments required on the Securities, there will be no recourse to the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT SUPPORT

          With respect to each Series of Securities, credit support may be provided in limited amounts to cover certain types of losses on the underlying Trust Assets. Credit support may be provided in one or more of the forms referred to herein, including, but not limited to: a Letter of Credit; a Pool Insurance Policy; a Mortgagor Bankruptcy Bond; subordination of one or more Classes or Subclasses of Securities of the same Series; a Reserve Fund; and any combination thereof. See "Credit Support." Regardless of the form of credit support, if any, provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit support may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit support, if any, for any Series of Securities will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. See "Credit Support."

RISKS OF THE TRUST ASSETS

          An investment in securities such as the Securities of any Series which generally represent interests in, or are secured by, mortgage loans or manufactured housing installment or conditional sales contracts and installment loan agreements, as the case may be, may be affected by, among other things, a decline in real estate values and changes in the mortgagors' or obligors' financial condition. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans, the values of the mortgaged properties securing the mortgage loans underlying the Mortgage Certificates or the values of the Manufactured Homes securing the Contracts, as the case may be, underlying any Series of Securities have remained or will remain at their levels on the dates of origination of the related Mortgage Loans, mortgage loans, Mortgage Certificates or Contracts. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates comprising a particular Trust Fund, and any secondary financing on the related Mortgaged Properties and mortgaged properties, become equal to or greater than the value of the related Mortgaged Properties or mortgaged properties, as applicable, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the related Originator's portfolio. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as Mortgagors or Obligors relying on commission income and self-employed Mortgagors or Obligors) and other factors, may affect the timely payment by Mortgagors, Obligors or mortgagors of scheduled payments of principal of and interest on the Mortgage Loans, Contracts or Mortgage Certificates, as the case may be, and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. See "Maturity, Prepayment and Yield Considerations." To the extent that such losses are not covered by the applicable credit support, holders of Securities of the Series evidencing interests in, or secured by, the related Trust Fund will bear all risk of loss resulting from default by Mortgagors, Obligors or mortgagors and will have to look primarily to the value of the Mortgaged Properties, mortgaged properties or Manufactured Homes for recovery of the outstanding principal of and unpaid interest on the defaulted Mortgage Loans or Contracts. In addition to the foregoing, certain geographic regions in the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans or contracts generally. The Mortgage Loans, Contracts or mortgage loans underlying the Mortgage Certificates underlying certain Series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed or contract-backed securities without such concentration. See "The Trust Fund -- The Mortgage Pools," "-- Mortgage Loan Program," "-- Underwriting Standards," "-- The Contract Pools" and " -- Underwriting Policies."

PREPAYMENT AND YIELD CONSIDERATIONS

          The rate and timing of principal payments on the Securities of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the related Mortgage Loans, Mortgage Certificates or Contracts. As is the case with mortgage-backed securities generally, each Series of Securities is subject to substantial inherent cash-flow uncertainties because the Mortgage Loans and Contracts may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

          The yield to maturity on each Class of Securities of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans, Mortgage Certificates or Contracts, as applicable, and the allocation thereof to reduce the Certificate Principal Balance of such Class. The yield to maturity on each Class of Securities will also depend on the Mortgage Rates and the purchase price for such Securities. The yield to investors on any Class of Securities will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans or Contracts, as applicable, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full and in part (including for this purpose Insurance Proceeds and Liquidation Proceeds) to the extent not covered by amounts otherwise payable to the Master Servicer as servicing compensation.

          In general, if a Class of Securities is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Securities is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

SUBORDINATION

          To the extent specified in the applicable Prospectus Supplement, distributions of interest on and principal of one or more Classes or Subclasses of Securities of a Series may be subordinated in priority of payment to interest and principal due on one or more other Classes or Subclasses of Securities of such Series.

LIMITATION ON EXERCISE OF RIGHTS DUE TO BOOK-ENTRY REGISTRATION

          If so specified in the applicable Prospectus Supplement, one or more Classes of Securities of a Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in such Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such Series or their nominees. Because of this, unless and until Securities in fully registered, certificated form ("Definitive Securities") for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee as "Securityholders" (as such terms are used herein or in the related Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations.

                                 THE TRUST FUND

          Ownership of the Mortgage or Contract Pool or Pools included in the Trust Fund for a Series of Securities may be evidenced by one or more Classes of Certificates, which may consist of one or more Subclasses, as specified in the Prospectus Supplement for such Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in such Prospectus Supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the related Prospectus Supplement, each Mortgage Pool or Contract Pool with respect to a Series will be covered by a Letter of Credit, a Pool Insurance Policy, a Special Hazard Insurance Policy, a Mortgagor Bankruptcy Bond, by the subordination of the rights of the holders of the Subordinated Securities of a Series to the rights of the holders of the Senior Securities, which, if so specified in the related Prospectus Supplement, may include Securities of a Subordinated Class or Subclass and the establishment of a Reserve Fund, by the right of one or more Classes or Subclasses of Securities to receive a disproportionate amount of certain distributions of principal, by Security Guarantee Insurance or another form or forms of Alternative Credit Support acceptable to the Rating Agency rating the Securities of such Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

THE MORTGAGE POOLS

          If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include (a) one or more Mortgage Pools containing (i) conventional one-to four-family residential, first and/or second mortgage loans, (ii) closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or certain balances thereof (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Home Equity Loans") secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments, (iii) Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, (iv) mortgage loans secured by Multifamily Property, (v) mortgage participation securities evidencing participation interests in such loans that are acceptable to the nationally recognized Rating Agency rating the Securities of such Series for a rating in one of the four highest rating categories of such Rating Agency or (vi) certain conventional Mortgage Certificates issued by one or more trusts established by one or more private entities or (b) one or more Contract Pools containing Contracts or participation Securities representing participation interests in such Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to such trust by the Depositor.

          A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA", and such mortgage loans are referred to herein as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties (as defined below). Single Family Property and Multifamily Property will consist of single family detached homes, attached homes (single family units having a common wall), individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and such other types of homes or units as are set forth in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each such detached or attached home or multifamily property will be constructed on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related Prospectus Supplement.

          Unless otherwise specified below or in the applicable Prospectus Supplement, each Mortgage Loan in a Mortgage Pool will (i) have an individual principal balance at origination of not less than $25,000 nor more than $500,000, (ii) have monthly payments due on the first day of each month (the "Due Date"), (iii) be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and (iv) consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Loan-to-Value Ratio of such Mortgage Loans at origination will not exceed 95% on any Mortgage Loan with an original principal balance of $150,000 or less, 90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000, 85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000 and 80% on any Mortgage Loan with an original principal balance exceeding $300,000. If so specified in the related Prospectus Supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with (unless otherwise specified in such Prospectus Supplement) 30-year terms at origination and mortgage interest rates adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index described in such Prospectus Supplement, subject to any applicable restrictions on such adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

          Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. Except as otherwise provided in the related Prospectus Supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (a) the appraised value determined in an appraisal obtained by the originator and (b) the sales price for such property (the "Original Value"). Unless otherwise specified in the related Prospectus Supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property (other than Multifamily Property), no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio (taking into account any secondary financing) may not exceed 80% and the original principal balance may not exceed $250,000.

          If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates. Any such Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Maturity, Prepayment and Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan (unless otherwise paid by the Mortgagor), and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to certain limitations, as described in the related Prospectus Supplement.

          If so specified in the Prospectus Supplement for the related Series, the Mortgage Rate on certain ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, the Agreement will provide that the Unaffiliated Seller from which such convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any such ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related Prospectus Supplement. The amount of such purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

          If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in such Prospectus Supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related Prospectus Supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Securities -- Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of such Mortgage Loans.

          If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"). If so specified in the related Prospectus Supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

          If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of such Mortgage Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of such loan multiplied by the Mortgage Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Under certain circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Such FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

          VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

          Unless otherwise specified in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. To the extent and accordingly under the terms provided in the related Prospectus Supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

          The Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) for each Series of Securities the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to (i) the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of Mortgaged Properties securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans,
(iv) the largest in principal balance of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the interest rate or range of interest rates borne by the Mortgage Loans, (viii) the average outstanding principal balance of the Mortgage Loans, (ix) the geographical distribution of the Mortgage Loans,
(x) the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable, (xi) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans, and (xii) with respect to Mortgage Loans secured by Multifamily Property or such other Mortgage Loans as are specified in the Prospectus Supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of such Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

          No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans." To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alternative Credit Support, they will be borne by holders of the Securities of the Series evidencing interests in, or secured by, the Mortgage Pool.

          Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

          The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable Prospectus Supplement, for the benefit of the holders of the Certificates of such Series (the "Certificateholders") and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of such Series (the "Noteholders" and, together with the Certificateholders, the "Securityholders"). The Master Servicer, if any, named in the related Prospectus Supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement or a Sale and Servicing Agreement, as described herein, and will receive a fee for such services. See " -- Mortgage Loan Program" and "Description of the Securities." As used herein, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires. Unless otherwise specified in the applicable Prospectus Supplement, with respect to those Mortgage Loans serviced by a Servicer, such Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a "Servicing Agreement"), as applicable, and will receive the fee for such services specified in such Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

          The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities -- Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described herein under " -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Mortgage Loans" and " -- Servicing by Unaffiliated Sellers") and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of such Mortgage Loans, in amounts described herein under "Description of the Securities -- Advances." Unless otherwise specified in the related Prospectus Supplement, such Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Securities -- Advances," "Credit Support" and "Description of Insurance."

MORTGAGE LOAN PROGRAM

          The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related Prospectus Supplement.

UNDERWRITING STANDARDS

          Except in the case of certain Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or such other standards as may be described in the applicable Prospectus Supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See " -- Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or such other standards as may be described in the applicable Prospectus Supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

          The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines (except that certain Mortgage Loans may have higher loan amount and qualifying ratios) and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines (except for the loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain Mortgage Loans.

          Unless otherwise specified in the applicable Prospectus Supplement, an appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property.

          Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

          The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Certain of the types of Mortgage Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

          To the extent specified in the related Prospectus Supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

          The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related Prospectus Supplement.

QUALIFICATIONS OF UNAFFILIATED SELLERS

          Unless otherwise specified in the applicable Prospectus Supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of certain other criteria.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

          Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller to the Depositor. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions); (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement). With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (a) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject) and
(b) the related cooperative apartment was free from damage and was in good repair.

          All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in, or secured by, such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date.

          The only representations and warranties to be made for the benefit of holders of Securities of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities -- Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

          Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, such Unaffiliated Seller or the Servicer of such Mortgage Loan will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Securities as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following such repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of such Series for a breach of representation or warranty by an Unaffiliated Seller.

          The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Securities -- Assignment of Mortgage Loans."

CLOSED LOAN PROGRAM

          The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable Prospectus Supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable Prospectus Supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which (i) more than two monthly payments were over 30 days delinquent, (ii) one payment was over 60 days delinquent or (iii) more than 60 monthly payments were received.

MORTGAGE CERTIFICATES

          If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include certain conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in such Prospectus Supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of such mortgage loans will be set forth in the applicable Prospectus Supplement or in the Current Report on Form 8-K referred to below. Such Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Securities of such Series) will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to such Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with certain additional information with respect to such Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Mortgage Certificates, together with the Mortgage Loans and Contracts, are referred to herein as the "Trust Assets."

THE CONTRACT POOLS

          If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include a Contract Pool evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home, as defined below. Unless otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates ("APRs") specified in such Prospectus Supplement.

          The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

          The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related Prospectus Supplement for the benefit of the related Securityholders. The Master Servicer specified in the related Prospectus Supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities -- Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Contracts. The Contract documents, if so specified in the related Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

          Unless otherwise specified in the related Prospectus Supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both. See "Description of the Securities -- Payments on Contracts."

          Except as otherwise specified in the related Prospectus Supplement, the related Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Contracts contained in the related Contract Pool, among other things: (a) the dates of origination of the Contracts; (b) the weighted average APR on the Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Contracts as of the Cut-off Date; (e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Contracts.

          With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or such other party, as specified in the related Prospectus Supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of such Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related Prospectus Supplement, no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related Prospectus Supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or such other party.

          If so specified in the related Prospectus Supplement, in addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make certain other representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under certain of such insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure such breach in all material respects or, unless otherwise specified in the related Prospectus Supplement, to purchase such Contract at a price equal to the principal balance thereof as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the Rating Agency rating the Securities, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to such Rating Agency to support this purchase obligation. See "Credit Support -- Performance Bond." The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

          If provided in the related Prospectus Supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or such other period as may be specified in the related Prospectus Supplement of the date of the initial issuance of the Securities, the Depositor may remove such Contract from the Trust Fund (each, a "Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a "Substitute Contract"). Any Substitute Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract (the amount of any shortfall to be distributed to Securityholders in the month of substitution), (ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Contract, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Contract and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any such breach.

UNDERWRITING POLICIES

          Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related Prospectus Supplement. Except as described below or in the related Prospectus Supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contract Loan-to-Value Ratio will be equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

                                  THE DEPOSITOR

          The Depositor was incorporated in the State of Delaware on December 31, 1985, and is a wholly owned subsidiary of Credit Suisse First Boston, Inc.. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

          The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Securities of any Series.

          Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                 USE OF PROCEEDS

          Except as otherwise provided in the related Prospectus Supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-Funding Accounts, if any, for the Series and to pay costs of structuring and issuing the Securities. If so specified in the related Prospectus Supplement, Securities may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related Prospectus Supplement, the Trust Assets for each Series of Securities will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Trust Assets from time to time either in the open market or in privately negotiated transactions.

                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

          Unless otherwise specified in the related Prospectus Supplement, the scheduled maturities of all of the Mortgage Loans (or the mortgage loans underlying the Mortgage Certificates) at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but such Mortgage Loans (or such underlying mortgage loans) or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan (or mortgage loan) or Contract will provide for a prepayment penalty and each will contain (except in the case of FHA and VA Loans) due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

          The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that such mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder thereof to demand payment in full of the remaining principal balance of such mortgage loans upon sales or certain transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

          It is customary in the residential mortgage industry in quoting yields on a pool of (a) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (b) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

          Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Securities, the model used in a Prospectus Supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month and in each month thereafter during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

          Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Securities. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Securities will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

          The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Securities -- Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- `Due-On-Sale' Clauses" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

          At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments thereon and making new loans secured by a mortgage on the same property. Upon such refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

          There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Securities evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Securities of a Series evidencing interests in, or secured by, such Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts. See "The Trust Fund -- The Contract Pools."

          While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related Prospectus Supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the Contracts. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

          Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

          If set forth in the applicable Prospectus Supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in such Prospectus Supplement. For any Series of Securities for which the Depositor has elected to treat the Trust Fund or certain assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the Depositor will be obligated, under certain circumstances, to repurchase certain of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have certain repurchase obligations, as more fully described herein and in the related Prospectus Supplement. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Such repurchases will have the same effect as prepayments in full. See "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases," "Description of the Securities -- Assignment of Mortgage Loans," "-- Assignment of Mortgage Certificates," "-- Assignment of Contracts" and " -- Termination."

          If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for such period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Securities of the related Series will be greater than would otherwise be the case. As a result, the yield on any such Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

          Generally, when a full prepayment is made on a Mortgage Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable Prospectus Supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related Prospectus Supplement, full and partial prepayments, together with interest on such full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan or Contract to the last day of the month in which such prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement.

          Generally, the effective yield to holders of Securities having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of such interest to holders of such Securities will be made no earlier than the 25th day of the month following the month of the accrual (unless otherwise provided in the applicable Prospectus Supplement). The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Securities succeeds such 25th day. With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of such Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on such Certificate to the Distribution Date on which such interest is distributed.

          In the event that the Securities of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that such Series includes a Class of Residual Certificates, or as otherwise may be appropriate, the Prospectus Supplement for such Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Securities that are offered at a premium to their principal or notional amount ("Premium Securities") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of such Class in each Interest Distribution is greater than the corresponding Percentage Interest of such Class in each Principal Distribution. If the differential is particularly wide (e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another) and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to holders of Securities that are Premium Securities) will likely result in a lower than anticipated yield to holders of Securities that are offered at a discount to their principal amount ("Discount Securities"). If so specified in the applicable Prospectus Supplement, a disproportionately large amount of Principal Prepayments may be distributed to the holders of the Senior Securities at the times and under the circumstances described therein.

          In the event that the Securities of a Series include one or more Classes or Subclasses of Multi-Class Securities, the Prospectus Supplement for such Series will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or Subclass and the percentage of the initial Stated Principal Balance of each such Subclass that would be outstanding on special Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                          DESCRIPTION OF THE SECURITIES

          Each Series of Securities will be issued pursuant to either (a) an agreement consisting of either (i) a Pooling and Servicing Agreement or (ii) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (such Standard Terms, the "Standard Terms"), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to herein as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee named in the applicable Prospectus Supplement or (b) if a Series of Securities includes Notes, a deposit trust agreement or trust agreement between the Depositor and the Trustee. Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. If a Series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between the related Issuer and the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee"), and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") among the Depositor, the Master Servicer or Servicer and the Indenture Trustee. Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. In addition, a Series of Securities may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the "Warranty and Servicing Agreement"). As used herein, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

          The following summaries describe certain provisions common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related Prospectus Supplement. Wherever defined terms of the Agreement are referred to, such defined terms are thereby incorporated herein by reference.

GENERAL

          Unless otherwise specified in the Prospectus Supplement with respect to a Series, each Security offered hereby and by means of the related Prospectus Supplement will be issued in fully registered form. Securities will represent the undivided interest or beneficial interest attributable to such Class or Subclass in, and Notes will be secured by, the Trust Fund. The Trust Fund with respect to a Series will consist of: (i) such Mortgage Loans, Contracts and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account referred to below; (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession; (iv) the Letter of Credit, if any, with respect to such Series; (v) the Pool Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vi) the Special Hazard Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vii) the Mortgagor Bankruptcy Bond and proceeds thereof, if any, with respect to such Series (as described below under "Description of Insurance"); (viii) the Performance Bond and proceeds thereof, if any, with respect to such Series; (ix) the Primary Mortgage Insurance Policies, if any, with respect to such Series (as described below under "Description of Insurance"); (x) the Security Guarantee Insurance, if any, with respect to such Series; (xi) the Depositor's rights under the Servicing Agreement with respect to the Mortgage Loans or Contracts, if any, with respect to such Series; and (xii) the GPM and Buy-Down Funds, if any, with respect to such Series; or, in lieu of some or all of the foregoing, such Alternative Credit Support as shall be described in the applicable Prospectus Supplement. Upon the original issuance of a Series of Securities, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related Prospectus Supplement.

          If so specified in the related Prospectus Supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

          If so specified in the Prospectus Supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for such Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more of such Classes or Subclasses may be Compound Interest Securities.

          The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the Prospectus Supplement for such Series. All other Classes of Securities of such Series will constitute "regular interests" in the related REMIC. If so specified in the related Prospectus Supplement, such Residual Certificates may be offered hereby and by means of such Prospectus Supplement. See "Federal Income Tax Consequences."

          If so specified in the Prospectus Supplement for a Series which includes Multi-Class Securities, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Securities of such Series that, based upon certain assumptions, can be supported by distributions on such Trust Assets allocable to such Class or Subclass, together with reinvestment income thereon, to the extent specified in the related Prospectus Supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for such Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for such a Series that includes Multi-Class Securities will be specified in the related Prospectus Supplement.

          If so specified in the Prospectus Supplement with respect to a Series, ownership of the Trust Fund for such Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses or Subordinated Securities of a Series may be subordinated to the right of the holders of Securities of one or more Classes or Subclasses within such Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of each Subclass of Senior Securities will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans or Contracts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Subordinated Securities of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Securities of such Series to receive distributions with respect to such specific pool of Mortgage Loans, Mortgage Certificates or Contracts, as more fully set forth in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of the Senior Securities may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the Prospectus Supplement. If so specified in the related Prospectus Supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the Prospectus Supplement.

          If so specified in the related Prospectus Supplement, the Depositor may sell certain Classes or Subclasses of the Securities of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Such Securities will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

          The Securities of a Series offered hereby and by means of the related Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for such purpose set forth in the related Prospectus Supplement, unless such Prospectus Supplement provides otherwise. No service charge will be made for any transfer or exchange of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

          Beginning on the date specified in the related Prospectus Supplement, distributions of principal of and interest on the Securities of a Series will be made by the Master Servicer or Trustee, if so specified in the Prospectus Supplement, on each Distribution Date to persons in whose name the Securities are registered at the close of business on the day specified in such Prospectus Supplement (the "Record Date"). Such distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related Prospectus Supplement, which rate may be fixed or variable. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement. Distributions of principal of the Securities will be made in the priority and manner and in the amounts specified in the related Prospectus Supplement.

          If so specified in the Prospectus Supplement with respect to a Series of Securities, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by such Certificate and the payments of principal and interest (adjusted as set forth in the Prospectus Supplement) on or with respect to the Mortgage Loans or Contracts (including any Advances thereof) or the Mortgage Certificates included in the Trust Fund with respect to such Series.

          If so specified in the related Prospectus Supplement, distributions on a Class or Subclass of Securities of a Series may be based on the Percentage Interest evidenced by a Security of such Class or Subclass in the distributions (including any Advances thereof) of principal (the "Principal Distribution") and interest (adjusted as set forth in the Prospectus Supplement) (the "Interest Distribution") on or with respect to the Mortgage Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Trustee will distribute to each holder of a Security of such Class or Subclass an amount equal to the product of the Percentage Interest evidenced by such Security and the interest of such Class or Subclass in the Principal Distribution and the Interest Distribution. A Security of such a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related Prospectus Supplement.

          If so specified in the related Prospectus Supplement, the holders of the Senior Securities may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal such holder is entitled to receive. Such percentages may vary from time to time, subject to the terms and conditions specified in the Prospectus Supplement.

          Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, distributions of interest on each such Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in such Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement relating to such a Series of Securities, distributions of interest on each Class or Subclass of Compound Interest Securities of such Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of such Series having a Final Scheduled Distribution Date prior to that of such Class or Subclass of Compound Interest Securities has been reduced to zero. Prior to such time, interest on such Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance thereof on each Distribution Date for such Series.

          Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of such Securities will be made as described herein. Distributions in reduction of the Stated Principal Balance of such Securities will be made on each Distribution Date for such Series to the holders of the Securities of the Class or Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Principal Balance of such Securities to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of such Securities in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Principal Balance of each Security of a Class or Subclass then entitled to receive such distributions will be made pro rata among the Securities of such Class or Subclass.

          Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Securities of a Class or Subclass then entitled thereto on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of such Series since the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date) (the "Accrual Distribution Amount"); (ii) the Stated Principal Distribution Amount; and (iii) to the extent specified in the related Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

          Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Securities of such Series to be added to the Stated Principal Balance thereof on such Distribution Date) exceeds the Asset Value of the Trust Assets in the Trust Fund underlying such Series as of the end of a period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by such Classes or Subclasses of Securities in the principal distributions on or with respect of such Trust Assets received by the Trustee during the preceding Due Period.

          Unless otherwise specified in the Prospectus Supplement relating to a Series of Securities that includes Multi-Class Securities, Excess Cash Flow represents the excess of (i) the interest evidenced by such Multi-Class Securities in the distributions received on the Mortgage Loans or Contracts underlying such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of such Securities), together with income from the reinvestment thereof, and, to the extent specified in such Prospectus Supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for such Series in the Due Period preceding such Distribution Date, over (ii) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Securities of such Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during such Due Period.

          The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Trust Assets in the Trust Fund for such Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by such holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related Prospectus Supplement.

          Distributions (other than the final distribution in retirement of the Securities) will be made by check mailed to the address of the person entitled thereto as it appears on the registers maintained for holders of Notes (the "Note Register") or holders of Certificates (the "Certificate Register"), as applicable, except that, with respect to any holder of a Security meeting the requirements specified in the applicable Prospectus Supplement, except as otherwise provided in the related Prospectus Supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Securities will be made only upon presentation and surrender of the Securities at the office or agency designated by the Master Servicer for such purpose, as specified in the final distribution notice to Securityholders.

ASSIGNMENT OF MORTGAGE CERTIFICATES

          Pursuant to the applicable Agreement for a Series of Securities that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause such Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on such Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Securities and its coupon rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each such Mortgage Certificate to be made directly to the Trustee.

          In connection with such assignment, the Depositor will make certain representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for such Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as a REMIC, at the lesser of the price set forth above, or the adjusted tax basis, as defined in the Code, of such Mortgage Certificates. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

          If so specified in the related Prospectus Supplement, within the specified period following the date of issuance of a Series of Securities, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics or any such Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE LOANS

          The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, either deliver the Securities to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of such Securities to the purchase price for the Mortgage Loans. If a Series of Securities includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

          In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and, unless otherwise specified in the related Prospectus Supplement, an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of such Mortgage Loan.

          The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

          The Trustee (or the custodian hereinafter referred to) will, generally within 60 days after receipt thereof, review and hold such documents in trust for the benefit of the Securityholders. Unless otherwise specified in the applicable Prospectus Supplement, if any such document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase within 90 days of such notice the related Mortgage Loan from the Trustee at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases." Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

          Unless otherwise specified in the applicable Prospectus Supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Securities, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor, if so specified in the applicable Prospectus Supplement, to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

          Within the period specified in the related Prospectus Supplement, following the date of issuance of a Series of Securities, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders. The required characteristics of any such Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund -- The Contract Pools" with respect to the substitution of Contracts.

          In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Securities, the Master Servicer may make certain representations and warranties to the Trustee in such Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under certain of the aforementioned insurance policies. Unless otherwise specified in the applicable Prospectus Supplement, upon a breach of any such representation or warranty that materially and adversely affects the interests of the Securityholders of such Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the price calculated as set forth above.

          To the extent described in the related Prospectus Supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Securities to support, among other things, this purchase obligation. Unless otherwise stated in the applicable Prospectus Supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon such a breach is subject to limitations.

          The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

          Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

ASSIGNMENT OF CONTRACTS

          The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase such Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Securities. If a Series of Securities includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

          In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts."

          The Trustee (or the Custodian) will review and hold such documents in trust for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, the Unaffiliated Seller must cure such defect within 60 days, or within such other period specified in the related Prospectus Supplement, the Unaffiliated Seller, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Unaffiliated Seller of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect thereof from the Trustee at a price equal to the remaining unpaid principal balance of such Contract (or, in the case of a repossessed Manufactured Home, the unpaid principal balance of such Contract immediately prior to the repossession) or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in
Section 860F(a) of the Code, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances respecting such Contract. Unless otherwise specified in the related Prospectus Supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

          Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that
(i) immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on such insurance have been paid in full.

          All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which such Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date such representations and warranties were made may be a date prior to the date of initial issuance of the related series of Securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Securities. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Securities.

          The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of such Contract to the Depositor or its affiliate will be certain limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund -- The Contract Pools."

          If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in such Contract within 90 days (or such other period specified in the related Prospectus Supplement) after notice from the Master Servicer, such Unaffiliated Seller will be obligated to repurchase such Contract at a price equal to, unless otherwise specified in the related Prospectus Supplement, the principal balance thereof as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of such Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of such Contract. Except as otherwise set forth in the related Prospectus Supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

          Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund -- The Contract Pools."

PRE-FUNDING

          If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Contracts or Mortgage Certificates, such Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence: (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations the rating of which is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Securities, (iii) certificates of deposit having a rating in the highest rating category from the Rating Agency, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest category from the Rating Agency; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category from the Rating Agency; (d) Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i),
(a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and (f) any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

          During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage Loans, Contracts and/or Mortgage Certificates from time to time during such Pre-Funding Period. Such additional Mortgage Loans or Contracts will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans or Contracts included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

          Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of Securities issued pursuant to a particular offering.

SERVICING BY UNAFFILIATED SELLERS

          Each Unaffiliated Seller of a Mortgage Loan or a Contract may have the option to act as the Servicer (or Master Servicer) for such Mortgage Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Agreement provides that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Mortgage Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under such Servicing Agreement.

          A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of such collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims thereunder, subject in certain cases to (a) the right of the Master Servicer to approve in advance any such settlement; (b) maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Contract; (c) processing of assumptions or substitutions; (d) attempting to cure delinquencies; (e) supervising foreclosures or repossessions; (f) inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under certain circumstances; and (g) maintaining accounting records relating to the Mortgage Loans and Contracts. Except as otherwise provided in the related Prospectus Supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans and Contracts (as described more fully below under " -- Payments on Mortgage Loans" and " -- Payments on Contracts"), and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

          As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Notes or related instruments. The Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

          Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

          Each Servicer will be required to service each Mortgage Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of such Mortgage Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the Prospectus Supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans or Contracts serviced by any such Servicer under such Servicing Agreement, or if such fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all such Mortgage Loans or Contracts, or immediately upon the giving of notice upon certain stated events, including the violation of such Servicing Agreement by the Servicer.

          The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement. Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of such representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the related Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

PAYMENTS ON MORTGAGE LOANS

          The Master Servicer will, unless otherwise specified in the Prospectus Supplement with respect to a Series of Securities, establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Securities of a Series. If a Series of Securities includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Collection Account") into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the "Note Distribution Account") and/or the Certificates (the "Certificate Distribution Account") may be made. The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Securities of such Series. For ease of reference, references in this Prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

          If so specified in the applicable Prospectus Supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth herein for the Certificate Account. In such a case, amounts in such Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth herein and in such Prospectus Supplement.

          In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Securities of the related Series, and that is otherwise acceptable to the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. Except as otherwise provided in the related Prospectus Supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related Prospectus Supplement, such requirement shall only apply to the extent such Servicer determines in good faith any such advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

          The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit in the Certificate Account for each Series of Securities on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) in the manner set forth in the related Prospectus Supplement:

                    (i) all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of such payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

                    (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Servicer, if any, as its servicing fee;

                    (iii) all proceeds of (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to such Series of Securities and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool (to the extent such proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures) (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of any such insurance and described in the applicable Prospectus Supplement; and (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to such Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to such Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

                    (iv) all payments under the Letter of Credit, if any, with respect to such Series;

                    (v) all amounts required to be deposited therein from the Reserve Fund, if any, for such Series;

                    (vi) any Advances made by a Servicer or the Master Servicer (as described herein under " -- Advances");

                    (vii) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account, as described below; and

                    (viii) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund -- Mortgage Loan Program," "-- Representations by Unaffiliated Sellers; Repurchases" or " -- Assignment of Mortgage Loans" above) or repurchased by the Depositor (as described under " -- Termination" below).

          With respect to each Buy-Down Loan, if so specified in the related Prospectus Supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect thereto in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related Prospectus Supplement, may be an interest-bearing account. The amount of such required deposits, together with investment earnings thereon at the rate specified in the applicable Prospectus Supplement, will provide sufficient funds to support the full monthly payments due on such Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any such insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on such Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

          If the Mortgagor on a Buy-Down Loan prepays such loan in its entirety, or defaults on such loan and the Mortgaged Property is sold in liquidation thereof, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim (including accrued interest and expenses) in respect of such default, to the L/C Bank in consideration of such payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable Prospectus Supplement. In the case of any such prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

          If so specified in the Prospectus Supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for such Series, which shall be drawn upon by the Trustee in the manner and at the times specified in such Prospectus Supplement.

PAYMENTS ON CONTRACTS

          A Certificate Account meeting the requirements set forth under " -- Description of the Securities -- Payments on Mortgage Loans" will be established in the name of the Trustee.

          Except as otherwise provided in the related Prospectus Supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

                    (i) all Obligor payments on account of principal, including principal prepayments, of the Contracts;

                    (ii) all Obligor payments on account of interest on the Contracts;

                    (iii) all Liquidation Proceeds received with respect to Contracts or property acquired in respect thereof by foreclosure or otherwise; (iv) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

                    (v) any Advances made as described under " -- Advances" and certain other amounts required under the related Agreement to be deposited in the Certificate Account;

                    (vi) all amounts received from Credit Support provided with respect to a Series of Securities;

                    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Master Servicer, the Depositor or otherwise as described above or under " -- Termination" below; and

                    (viii) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

          The Mortgage Certificates included in the Trust Fund with respect to a Series of Securities will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, to request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Securityholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Securityholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Securityholders.

DISTRIBUTIONS ON SECURITIES

          On each Distribution Date with respect to a Series of Securities as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute, or, if so specified in the applicable Prospectus Supplement, will withdraw from the Custodial Account, funds on deposit therein and remit to the Trustee, who will distribute such funds to Securityholders of record on the applicable Record Date. Such distributions shall occur in the manner described herein under " -- Description of the Securities -- Distributions of Principal and Interest" and in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute them to the Trustee. Such funds shall consist of the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any) and interest received after the Cut-off Date and on or prior to the 20th day (or if such day is not a business day, the next preceding business day) of the month of such distribution or such other day as may be specified in the related Prospectus Supplement (in either case, the "Determination Date"), except:

                    (i) all payments that were due on or before the Cut-off
          Date;

                    (ii) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion thereof;

                    (iii) all payments which represent early receipt (other than prepayments) of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

                    (iv) amounts received on particular Mortgage Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

                    (v) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

                    (vi) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool or on a particular Contract in such Contract Pool that represents (A) servicing compensation to the Master Servicer, (B) amounts payable to the entity or entities specified in the applicable Prospectus Supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series, (C) related Insurance Proceeds or Liquidation Proceeds, (D) amounts in the Reserve Fund, if any, with respect to the Series or (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Securities -- Maintenance of Insurance Policies," "-- Presentation of Claims," "-- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and " -- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Contracts" or in the applicable Prospectus Supplement.

          Except as otherwise specified in the related Prospectus Supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Securities, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Securities and a statement setting forth certain information with respect to the Mortgage Loans or Contracts.

          If so specified in the applicable Prospectus Supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Securities of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable Prospectus Supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

          Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the Prospectus Supplement, all income and gain realized from any such investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to such investments out of its own funds, when realized. Unless otherwise provided in the Prospectus Supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

          The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Securities having differing terms, whether subordinated or not, to the extent not described herein, shall be set forth in the related Prospectus Supplement.

SPECIAL DISTRIBUTIONS

          To the extent specified in the Prospectus Supplement relating to a Series of Securities, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Securities of such Classes or Subclasses may be less than the sum of (i) the interest scheduled to be distributed to holders of the Securities of such Classes or Subclasses and (ii) the amount to be distributed in reduction of Stated Principal Balance or such Securities on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO SECURITYHOLDERS

          Unless otherwise specified or modified in the related Prospectus Supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of such Series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable (per each Security, as to (i) through (iii) or (iv) through (vi) below, as applicable):

                    (i) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion, if any, advanced by a Servicer or the Master Servicer;

                    (ii) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

                    (iii) to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and such other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

                    (iv) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of such interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

                    (v) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Securities outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of such Compound Interest Securities on such Distribution Date;

                    (vi) to each holder of a Compound Interest Security (but only if such holder shall not have received a distribution of interest on such Distribution Date equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

                              (a) the information contained in the report
                    delivered pursuant to clause (v) above;

                              (b) the interest accrued on such Class or Subclass
                    of Compound Interest Securities with respect to such Distribution Date and added to the Compound Value of such Compound Interest Security; and

                              (c) the Stated Principal Balance of such Class or
                    Subclass of Compound Interest Securities after giving effect to the addition thereto of all interest accrued thereon;

                    (vii) in the case of a series of Securities with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

                    (viii) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect thereto to be distributed to Securityholders on the Distribution Date;

                    (ix) in the case of a Series of Securities benefiting from the Alternative Credit Support described in the related Prospectus Supplement, the amount of coverage under such Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Securityholders on the Distribution Date; (x) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than such Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

                    (xi) the book value of any collateral acquired by the Mortgage Pool or Contract Pool through foreclosure, repossession or otherwise; and

                    (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two months delinquent.

          In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable Prospectus Supplement, will cause to be furnished to each Securityholder of record at any time during such calendar year a report as to the aggregate of amounts reported pursuant to (i) through (iii) or (iv) through
(vi) above and such other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year.

ADVANCES

          Unless otherwise stated in the related Prospectus Supplement, each Servicer and the Master Servicer (with respect to Mortgage Loans or Contracts serviced by it and with respect to Advances required to be made by the Servicers that were not so made) will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan or Contract and that were delinquent (including any payments that have been deferred by the Servicer or the Master Servicer) as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to (unless otherwise provided in the applicable Prospectus Supplement) their respective determinations that such advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making such Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses. Any such Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans respecting which such amounts were advanced. In addition, such Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any such Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of certain taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. Funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to such Mortgage Loans or Contracts. Unless otherwise provided in the applicable Prospectus Supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans or Contracts. Any such Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

          The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond or Alternative Credit Support, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the related Prospectus Supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for such Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

          If specified in the related Prospectus Supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate such account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to such accounts when a deficiency exists therein. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Securities, covering loss occasioned by the failure to escrow such amounts.

MAINTENANCE OF INSURANCE POLICIES

          To the extent that the applicable Prospectus Supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

          To the extent specified in a related Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services (and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly) a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying such Mortgage Loan or Manufactured Home underlying such Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or Contract or the principal balance of such Mortgage Loan or Contract. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. Such cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer (or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly) will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

          The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

          The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

          Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance -- Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

SPECIAL HAZARD INSURANCE

          If so specified in the related Prospectus Supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Securities in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no such obligation if coverage under the Pool Insurance Policy with respect to such Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Certain characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance -- Special Hazard Insurance Policies."

POOL INSURANCE

          To the extent specified in a related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Securities in effect throughout the term of the applicable Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors thereto, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Certain characteristics of the Pool Insurance Policy are described under "Description of Insurance -- Pool Insurance Policies."

 PRIMARY MORTGAGE INSURANCE

          To the extent specified in the related Prospectus Supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each such Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Primary Mortgage Insurance Policy issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which such coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the "Insured") under each such Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Securities. See "Description of Insurance -- Primary Mortgage Insurance Policies."

MORTGAGOR BANKRUPTCY BOND

          If so specified in the related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Securities in full force and effect throughout the term of the applicable Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Securities, provided that such cancellation or reduction does not adversely affect the then current rating of such Series. See "Description of Insurance -- Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

          The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take such reasonable steps as are necessary to permit recovery under such insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

          If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (ii) that such expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

          If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow such normal practices and procedures as are deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued thereon at the Mortgage Rate, and if coverage under any other method of credit support with respect to such Series is exhausted, the related Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with such proceedings and which are reimbursable under the related Servicing Agreement or Agreement. In the event that any such proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on such Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

          Each Servicing Agreement and the applicable Agreement with respect to Securities representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, such Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

          Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer or the Master Servicer will follow such practices and procedures as are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

          Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage Loans -- Foreclosure" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

          The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property will be less than was anticipated when such Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any such Mortgage Loan.

ENFORCEMENT OF `DUE-ON-SALE' CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

          Each applicable Agreement and Servicing Agreement with respect to Securities representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In such case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

          Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Manufactured Homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer or Master Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          Under the applicable Agreement for a Series of Securities, the Depositor or the person or entity specified in the related Prospectus Supplement and any Master Servicer will be entitled to receive an amount described in such Prospectus Supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. Such servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer (with respect to the Mortgage Loans or Contracts serviced by it) and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

          The Servicers and the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will pay from their servicing compensation certain expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee (and any custodian selected by the Trustee), the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Certain of these expenses may be reimbursable by the Depositor pursuant to the terms of the applicable Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under certain limited circumstances.

          As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a Prospectus Supplement. In the event, however, that claims are either not made or fully paid under such Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay such losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, such right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

          Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided therein.

EVIDENCE AS TO COMPLIANCE

          The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the applicable Agreement or Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under such Agreement or Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer and each Servicer has fulfilled all its obligations under such Agreement or Servicing Agreement and the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Agreement and/or the Servicing Agreements, except for such exceptions as such firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE AND THE INDENTURE TRUSTEE

          The Master Servicer under each Agreement will be named in the applicable Prospectus Supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

          The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Agreement.

          The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

          The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

          The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No such resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust Agreement.

          The Indenture Trustee under the Indenture will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

          The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

          Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any such person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate (except any such loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any such action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

DEFICIENCY EVENT

          To the extent a deficiency event is specified in the Prospectus Supplement, a deficiency event (a "Deficiency Event") with respect to the Securities of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Securities of such Series, in accordance with the terms thereof and the Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

          Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to such Trust Fund towards payments on such Securities in accordance with the priorities as to distributions of principal and interest set forth in such Securities will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each such Security on or before the latest Final Distribution Date of any outstanding Securities of such Series.

          Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Securities, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Securities shall continue to be made in accordance with their terms.

          Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Securities of such Series in accordance with their terms, except that such distributions shall be made on each Distribution Date or such other more frequent dates specified in the related Prospectus Supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Securities expressly in accordance with their terms.

          Except as otherwise provided in the related Prospectus Supplement, to the extent a deficiency event is specified in such Prospectus Supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on Securities of such Series or on all Senior Securities of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Securities, and such Securities will, to the extent permitted by applicable law and specified in the related Prospectus Statement, accrue interest at the highest Interest Rate borne by any Security or Securities with the same credit rating by the Rating Agencies of such Series, or in the event any Class of such Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having such floating interest rate and on the original principal amount of the Securities of that Class. In such event, the holders of a majority in outstanding principal balance of such Securities may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Securities of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

EVENTS OF DEFAULT

          Except as otherwise provided in the related Prospectus Supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of: (i) any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice; (ii) any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related Prospectus Supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure or breach; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and (iv) any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Securities by the Rating Agency rating such Securities because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such rating.

          Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default of five days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or
(v) any other Event of Default provided with respect to Notes of that Series.

RIGHTS UPON EVENT OF DEFAULT

          If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of such Series.

          If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of such Series for thirty days or more, unless (a) the Noteholders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

          In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

          Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

          Except as otherwise provided in the related Prospectus Supplement, so long as an Event of Default with respect to a Series of Securities remains unremedied, the Depositor, the Trustee or the holders of Notes of such Series (or, if no Notes are issued as part of such Series, Certificate) evidencing not less than 25% of the principal amount of such Securities of such Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending such appointment, the Trustee (unless prohibited by law from so acting) shall be obligated to act in such capacity. The Trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

AMENDMENT

          Except as otherwise provided in the related Prospectus Supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Securities may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder of the related Series. Except as otherwise provided in the related Prospectus Supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Securities may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Securities evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Security without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Securities, if any, of a Series in a manner other than that set forth in (i) above without the consent of the holders of the Senior Securities of such Subclass evidencing not less than 66 2/3% of such Class or Subclass, (iii) adversely affect in any material respect the interests of the holders of the Subordinated Securities of a Series in a manner other than that set forth in (i) above without the consent of the holders of Subordinated Securities evidencing not less than 66 2/3% of such Class or Subclass or (iv) reduce the aforesaid percentage of the Securities, the holders of which are required to consent to such amendment, without the consent of the holders of the Class affected thereby.

          The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder that are not inconsistent with any other provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Securities evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Securities of such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Securities of such Series then outstanding.

TERMINATION

          Except as otherwise provided in the related Prospectus Supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Securities will terminate upon the earlier of (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of any such Mortgage Loan or Contract and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement. The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to such Trust Agreement. In no event, however, will the Trust created by either such Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series of Securities, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination.

          If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Securities will permit, but not require, the Depositor or such other person as may be specified in the Prospectus Supplement to repurchase from the Trust Fund for such Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in such Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" thereunder. The exercise of any such right will effect early retirement of the Securities of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related Prospectus Supplement.

          The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of such Series.

                                 CREDIT SUPPORT

          Credit support for a Series of Securities may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Securities (which may, if so specified in the related Prospectus Supplement, be issued in notional amounts), the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable Prospectus Supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under "Description of Insurance." The amount and method of credit support will be set forth in the Prospectus Supplement with respect to a Series of Securities.

LETTERS OF CREDIT

          The Letters of Credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the Prospectus Supplement for such Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Securities will be in compliance with the requirements established by the Rating Agency rating such Series and will be set forth in the Prospectus Supplement relating to such Series of Securities. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the Letter of Credit for each Series of Securities will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Securities -- Termination."

          Unless otherwise specified in the applicable Prospectus Supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to such Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Rate or APR to the related Due Date). The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related Prospectus Supplement, on such Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable Prospectus Supplement therefrom.

          If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of such Liquidating Loan, and the L/C Bank will thereafter own such Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect thereto. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to such a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds (net of liquidation costs) of such Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for such payments.

          To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the L/C Bank will be entitled to retain such proceeds as additional compensation for issuance of the Letter of Credit.

          Prospective purchasers of Securities of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to such Series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related Prospectus Supplement (the "Required Reserve"), the Securityholders (in the priority specified in the related Prospectus Supplement) will thereafter bear all risks of loss resulting from default by Mortgagors or Obligors (including losses not covered by insurance or Alternative Credit Support), and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

          In the event that a Subordinated Class or Subclass of a Series of Securities is issued with a notional amount, the coverage provided by the Letter of Credit with respect to such Series, and the terms and conditions of such coverage, will be set forth in the related Prospectus Supplement.

SUBORDINATED SECURITIES

          To the extent specified in the Prospectus Supplement with respect to a Series of Securities, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Securities to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying such Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Securities of such Series to receive such distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related Prospectus Supplement. In such a case, credit support may also be provided by the establishment of a Reserve Fund, as described below. Except as otherwise provided in the related Prospectus Supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Securities of one or more Classes or Subclasses of such Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Securities of such Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Securities of a Class or Subclass to which the applicable Class or Subclass of Subordinated Securities are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such previous payment deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds (net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to such Mortgage Loans or Contracts). The Prospectus Supplement for each Series of Securities with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Securities will set forth the Subordinated Amount for such Series and/or the manner by which one or more Classes or Subclasses of Securities may be subordinated to other Classes or Subclasses or Securities. If specified in the related Prospectus Supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

          In addition, if so specified in the related Prospectus Supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of such Series will be subordinated to all the Notes.

SHIFTING INTEREST

          If specified in the Prospectus Supplement for a Series of Securities for which credit enhancement is provided by shifting interest as described herein, the rights of the holders of the Subordinated Securities of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to such right of the holders of the Senior Securities of the same Series to the extent described in such Prospectus Supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Securities against losses due to mortgagor defaults.

          The protection afforded to the holders of Senior Securities of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Securities a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related Prospectus Supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the Prospectus Supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Securities while increasing the respective interest of the Subordinated Securities in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Securities.

SWAP AGREEMENT

          If so specified in the Prospectus Supplement relating to a Series of Securities, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Securities having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of Securities also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement in accordance with applicable rules and regulations of the Commission.

RESERVE FUND

          If so specified in the related Prospectus Supplement, credit support with respect to one or more Classes or Subclasses of Securities of a Series may be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of a Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Reserve Fund for a Series will not be included in the Trust Fund for such Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of certain payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related Prospectus Supplement, by any combination of the foregoing, or in another manner specified in the related Prospectus Supplement. Except as otherwise provided in the related Prospectus Supplement, following the initial issuance of the Securities of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Securities and deposit such amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain such distributions and deposit so much of such amounts in the Reserve Fund as may be necessary, after the application of such distributions to amounts due and unpaid on the Securities or on the Securities of such Series to which the applicable Class or Subclass of Subordinated Securities are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. Except as otherwise provided in the related Prospectus Supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Securities, or to another specified person or entity, as set forth in the related Prospectus Supplement, and shall be unavailable thereafter for future distribution to Certificateholders of either Class. The Prospectus Supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

          Except as otherwise provided in the related Prospectus Supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related Prospectus Supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. Except as otherwise provided in the related Prospectus Supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Securities of such Series, after giving effect to any Advances made by the Servicers or the Master Servicer on such Distribution Date, is less than the amount required to be distributed to such Senior Securityholders (the "Required Distribution") on such Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (i) the entire amount on deposit in the Reserve Fund available for distribution to such Senior Securityholders (which amount will not in any event exceed the Required Reserve) or (ii) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Securityholders on such Distribution Date to the Required Distribution; provided, however, that unless specified in the related Prospectus Supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders. If so specified in the applicable Prospectus Supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders. Unless otherwise specified in the related Prospectus Supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Securities of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Except as otherwise provided in the related Prospectus Supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Securities of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related Prospectus Supplement, amounts in the Reserve Fund shall be applied in the following order:

                    (i) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for such reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

                    (ii) to the payment to the holders of the applicable Senior Securities of such Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available therefor; and

                    (iii) to the payment to the holders of the Senior Securities of such Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which such distribution relates and interest thereon at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available therefor.

          Except as otherwise provided in the related Prospectus Supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts therein, as set forth below, shall then be released to the holders of the Subordinated Securities, or to such other person as is specified in the applicable Prospectus Supplement, as set forth above.

          Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in certain types of eligible investments. The earnings on such investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Securities in accordance with their respective interests in the Reserve Fund in the priority specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Securities of such Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Securities. Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Securities for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Securities of such Series from time to time as being consistent with its outstanding rating of such Securities. Such eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of such investment or the contractual commitment providing for such investment.

          The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Securities of such Series and the availability of amounts in the Reserve Fund for distributions on such Securities will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

SECURITY GUARANTEE INSURANCE

          If so specified in the related Prospectus Supplement, Security Guarantee Insurance, if any, with respect to a Series of Securities may be provided by one or more insurance companies. Such Security Guarantee Insurance will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified, in the related Prospectus Supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Securities which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

PERFORMANCE BOND

          If so specified in the related Prospectus Supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Securities would be reduced by such Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on such Securities or to deposit and maintain with the Trustee cash in the amount specified in the applicable Prospectus Supplement.

                            DESCRIPTION OF INSURANCE

          To the extent that the applicable Prospectus Supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. To the extent specified in the related Prospectus Supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related Prospectus Supplement. Any material changes in such insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable Prospectus Supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

          To the extent specified in the related Prospectus Supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Securities will be described in the related Prospectus Supplement.

          Unless otherwise specified in the related Prospectus Supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (herein referred to as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made by the Primary Mortgage Insurer, and (v) unpaid premiums.

          Unless otherwise specified in the related Prospectus Supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the Mortgagor: (i) advance or discharge (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

          Unless otherwise specified in the related Prospectus Supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the Primary Mortgage Insurer; (b) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under such Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have commenced, and thereafter the Insured must report monthly to the Primary Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Primary Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest thereon and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to such policy; (d) the Insured must commence proceedings at certain times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property;
(e) the Insured must notify the Primary Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not thereby impaired or the specified rights of the Primary Mortgage Insurer are not thereby adversely affected.

          Unless otherwise specified in the related Prospectus Supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

          The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Securities will be described in the related Prospectus Supplement.

          The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of such FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of such FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer of such Mortgage Loan in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the Mortgage Loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

          The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of such FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by such Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

          The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of such VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

          With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

          The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

          Unless otherwise specified in the related Prospectus Supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

          The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

          The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

          Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

          With respect to Mortgage Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related Prospectus Supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

          The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

          The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

          If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

POOL INSURANCE POLICIES

          If so specified in the related Prospectus Supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Securities of such Series. Such Pool Insurance Policy will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Securities will be described in the related Prospectus Supplement. Each Pool Insurance Policy will cover any loss (subject to the limitations described below) by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related Prospectus Supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The Prospectus Supplement will contain such financial information regarding the Pool Insurer as may be required by the rules and regulations of the Commission.

          Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required (i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurer, (a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective (ordinary wear and tear excepted), (c) property sales expenses, (d) any outstanding liens on the Mortgaged Property and
(e) foreclosure costs including court costs and reasonable attorneys' fees; and
(iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (i) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and (iii) advances as described above, less (a) all rents or other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property, (b) amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (c) any claims payments previously made by the Pool Insurer on the Mortgage Loan, (d) due and unpaid premiums payable with respect to the Pool Insurance Policy and (e) all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy. An "Approved Sale" is (1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or (4) the acquisition of the Mortgaged Property by the Pool Insurer. The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (A) that such restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (B) that such expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to such Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to such Series.

          No Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination thereof, (ii) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for such Mortgage Loan, or (iii) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case of clause (ii) or (iii), such exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period. A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Securities -- Assignment of Mortgage Loans," and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the Securityholders of such Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund -- Mortgage Loan Program" and " -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Mortgage Loans."

          The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Securities of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Securities of such Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither such Servicer nor the Master Servicer would be obligated to make an Advance respecting any such delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Securities -- Advances."

SPECIAL HAZARD INSURANCE POLICIES

          If so specified in the related Prospectus Supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Securities. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Securities will be described in the related Prospectus Supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Securities of a Series will be issued by the Special Hazard Insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards (including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Securities -- Maintenance of Insurance Policies" and " -- Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related Prospectus Supplement.

          Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or
(ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless
(i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and (ii) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

          The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where such recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In such event the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

          In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Securities will be covered under a Mortgagor Bankruptcy Bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a Series by the Rating Agency that rated such Series). Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Securities of the related Series, which will be set forth in the related Prospectus Supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Securities may be reduced as long as any such reduction will not result in a reduction of the outstanding rating of the Securities of such Series by the Rating Agency rating such Series.


            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

          The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

THE MORTGAGE LOANS

GENERAL

          The Mortgage Loans (other than the Cooperative Loans) comprising or underlying the Trust Assets for a Series will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor (similar to a mortgagor) a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

          Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

          Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

          In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

          In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

COOPERATIVE LOANS

          If specified in the Prospectus Supplement relating to a Series of Securities, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

          A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

          Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing upon Cooperative Loan Security" below.

TAX ASPECTS OF COOPERATIVE LOANS

          In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

REALIZING UPON COOPERATIVE LOAN SECURITY

          The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

          Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

          The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

          In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See " -- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

          In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any such restrictions could adversely affect the number of potential purchasers for and the value of such property.

RIGHTS OF REDEMPTION

          In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

          Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

          Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

          Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

          In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

          In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

          The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

          Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

          Unless otherwise specified in the related Prospectus Supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee (as the assignee of such assignment) is entitled to collect the rents. The Trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

"DUE-ON-SALE" CLAUSES

          The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

          The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

          The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

ENFORCEABILITY OF CERTAIN PROVISIONS

          Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers or Master Servicer as additional servicing compensation.

          Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

ENVIRONMENTAL CONSIDERATIONS

          Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred.

          Except as otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Securities, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The applicable Agreement and/or Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether such Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up such hazard.

THE CONTRACTS

GENERAL

          As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

          The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture Trustee's security interest in the Contracts, as the case may be. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

          The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Securities and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

          The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, such security interest will be pledged to the Indenture Trustee on behalf of the Noteholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the new secured party. Accordingly, the Depositor or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

          In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

          Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the applicable Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

          The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

          Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

          Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

          The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

          The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

          In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

          Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.

                         FEDERAL INCOME TAX CONSEQUENCES

I. GENERAL

          The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Securities. Where appropriate, additional consequences will be discussed in the Prospectus Supplement relating to a particular Series. Stroock & Stroock & Lavan LLP, New York, New York, Brown & Wood LLP, San Francisco, California, or other counsel to the Depositor specified in the related Prospectus Supplement (each, "Special Tax Counsel"), is delivering its opinion regarding certain federal income tax matters discussed below. The opinion addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth Special Tax Counsel's advice with respect to material federal income tax issues. As used hereinafter in "Federal Income Tax Consequences," "Mortgage Loans" shall include Mortgage Certificates and Contracts and "Mortgage Pool" shall include "Contract Pool." The following discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion are based are subject to change or differing interpretation, which change or differing interpretation could apply retroactively. This discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Securities. It is recommended that investors consult their own tax advisers in determining the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

          The following discussion addresses securities of two general types:
(i) certificates and/or notes ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") which the Master Servicer elects to have treated as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G ("REMIC Provisions") and (ii) certificates and/or notes ("Trust Certificates") representing certain interests in a Trust Fund which the Master Servicer does not elect to have treated as a REMIC. REMIC Certificates and Trust Certificates will be referred to collectively as "Certificates."

          Under the REMIC Provisions, REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate."

          A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Trust Fund, together with interest thereon at a remittance rate (which may be less than, greater than or equal to the related pass-through interest rate), will be referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Trust Fund (net of normal servicing fees) will be referred to as a "Trust Interest Certificate."

          The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations").

II. REMIC TRUST FUNDS

A. CLASSIFICATION OF REMIC TRUST FUNDS

         With respect to each Series of REMIC Certificates relating to a REMIC Mortgage Pool, Special Tax Counsel will deliver its opinion generally to the effect that, assuming that (i) a REMIC election is made timely in the required form, (ii) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement, (iii) certain representations set forth in the Pooling and Servicing Agreement are true and (iv) there is continued compliance with applicable provisions of the Code and applicable Treasury regulations issued thereunder, such REMIC Mortgage Pool will qualify as a REMIC and the classes of interests offered will be considered to be "regular interests" or "residual interests" in that REMIC Mortgage Pool within the meaning of the REMIC Provisions.

          Holders of REMIC Certificates ("REMIC Certificateholders") should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates issued by such entity may not be accorded the status described below under " -- Characterization of Investments in REMIC Certificates." In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

          Among the ongoing requirements in order to qualify for REMIC treatment is that substantially all of the assets of the Trust Fund (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments." In order to be a "qualified mortgage" or to support treatment of a certificate of participation therein as a "qualified mortgage," an obligation must be principally secured by an interest in real property. The REMIC Regulations treat an obligation secured by manufactured housing qualifying as a single family residence under Code Section 25(e)(10) as an obligation secured by real property, without regard to the treatment of the obligation or the property under state law. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

B. CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

          In general, REMIC Certificates are not treated for federal income tax purposes as ownership interests in the assets of a REMIC Mortgage Pool. However,
(i) REMIC Certificates held by a domestic building and loan association will constitute a "regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Mortgage Pool underlying such Certificates ("Assets") would be treated as "loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C)(i) through (x); and (ii) REMIC Certificates held by a real estate investment trust ("REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and any amount includible in gross income on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Assets of the REMIC would be treated as "interests in real property" as defined in Code Section 856(c)(6)(C) (or, as provided in the Committee Report, as "real estate assets" as defined in Code Section 856(c)(6)(B)). See " -- Non-REMIC Trust Funds -- Characterization of Investments in Trust Certificates -- Buydown Mortgage Loans." Moreover, if 95% or more of the Assets qualify for any of the foregoing treatments, the REMIC Certificates (and income thereon) will qualify for the corresponding status in their entirety. Investors should be aware that the investment of amounts in any Reserve Fund or GPM Fund in non-qualifying assets would, and holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Certificates that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Code Section 856(c)(4)(A); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should not be given to such collected payments under that provision. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing Sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Certificates will describe the Assets as of the Cut-off Date. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1); in addition, regular interests in any other REMIC acquired by a REMIC in accordance with the requirements of Code Section 860G(a)(3) or Section 860G(a)(4) will be treated as "qualified mortgages" within the meaning of Code
Section 860D(a)(4).

          For purposes of characterizing an investment in REMIC Certificates, a Contract secured by a Manufactured Home qualifying as a "single family residence" under Code Section 25(e)(10) will constitute (i) a "real estate asset" within the meaning of Code Section 856 and (ii) an asset described in Code Section 7701(a)(19)(C). With respect to the Contracts included in a Trust Fund that makes an election to be treated as a REMIC, each Unaffiliated Seller will represent and warrant that each of the Manufactured Homes securing such Contracts meets the definition of a "single family residence."

C. TIERED REMIC STRUCTURES

          For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Special Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

          Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Code Section 856(c)(4)(A), and assets described in Code Section 7701(a)(19)(C), and whether the income on such Certificates is interest described in Code Section 856(c)(3)(B), the Tiered REMICs will be treated as one REMIC.

D. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

          Except as otherwise stated in this discussion, the REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

1. ORIGINAL ISSUE DISCOUNT

          Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Master Servicer will report annually (or more frequently if required) to the Internal Revenue Service (the "IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See " -- Reporting and Other Administrative Matters of REMICs" below.

          Rules governing original issue discount are set forth in Code Sections 1271 through 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates.

          Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Master Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Depositor nor the Master Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

          The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that class is first sold to the public (excluding bond houses and brokers), and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

          If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the REMIC Regular Certificates (the "Closing Date") to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

          The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or
(ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple greater than 0.65 but not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. Final regulations issued on June 11, 1996 define an "objective rate" as a rate determined using a single fixed formula and based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. For a REMIC Regular Certificate with a Single Variable Rate the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the Single Variable Rate. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under " -- Variable Rate Certificates." Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See " -- Variable Rate Certificates."

          Under a DE MINIMIS rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than such de minimis amount.

          The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See " -- Market Discount and Premium."

          Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (a) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (b) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on a REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

          A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price," by an amount equal to the product of
(i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

          VARIABLE RATE CERTIFICATES. REMIC Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rate or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

          Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Master Servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates),
(b) for a qualified inverse floating rate, the value of the rate as of the Closing Date and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

          In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Certificate, and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The REMIC Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

          Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. Since the Treasury regulations, issued in final form on June 11, 1996, applicable to instruments having contingent payments (the "1996 Contingent Debt Regulations") are not applicable to instruments that are subject to Code Section 1272(a)(6), prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

2. MARKET DISCOUNT AND PREMIUM

          A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the REMIC Regular Certificate's stated redemption price at maturity, or, in the case of a REMIC Regular Certificate issued with original issue discount, the REMIC Regular Certificate's adjusted issue price (as defined under " -- Original Issue Discount"), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

          A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount), reduced by any premium, in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable, unless the IRS consents to a revocation.

          Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Holders of REMIC Regular Certificates -- Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed, temporary or final form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

          The Tax Reform Act of 1986 (the "1986 Act") grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report might apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by
(ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

          Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

          Treasury regulations under Code Section 171 were issued on December 30, 1997 ("Bond Premium Amortization Regulations") which generally provide that amortizable bond premium is amortized over the term of a note by offsetting the qualified stated interest allocable to an accrual period with the amortizable bond premium allocable to such period using a specified constant yield method. To the extent that the amortizable bond premium allocated to an accrual period exceeds the qualified stated interest allocable to such period, the excess is deductible under Code Section 171 to the extent such excess does not exceed the difference between (i) prior interest inclusions over (ii) prior amortizable bond premium deductions on the bond ("Bond Premium Amortization Limit"), with the excess over the Bond Premium Amortization Limit carried forward to the next accrual period and treated as amortizable bond premium allocable to that period. The Bond Premium Amortization Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury regulations would apply to debt instruments held on or after the first day for the taxable year in which the election is made. The Bond Premium Amortization Regulations specifically do not apply to debt instruments described in Code Section 1272(a)(b) such as the REMIC Regular Certificates. However, it is possible that by analogy to these Regulations, any premium on a REMIC Regular Certificate in excess of interest income may be deductible to the extent of prior accruals of interests.

3. TREATMENT OF SUBORDINATED SECURITIES

          As described above under "Credit Support -- Subordinated Certificates," certain Series of Securities may contain one or more Classes or Subclasses of Subordinated Securities. Holders of Subordinated Securities will be required to report income with respect to such Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans or Contracts, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Securityholder of a Subordinated Security in any period could significantly exceed the amount of cash distributed to such Securityholder in that period.

          Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Security. Although similarly unclear, a noncorporate holder who does not hold such Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Security. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Securities should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Securities.

E. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

1. GENERAL

          An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in " -- Basis Rules and Distributions," the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Mortgage Loan while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given fixed rate Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

          Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of such payments for income tax purposes.

2. TAXABLE INCOME OR NET LOSS OF THE REMIC TRUST FUND

          The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined above under " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the Master Servicer will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see " -- Prohibited Transactions and Other Possible REMIC Taxes" below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers if any. See, however, "-- Pass-Through of Servicing Fees" below. Sixth, net income from foreclosure property is reduced by the amount of tax on net income from foreclosure property. If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

3. BASIS RULES AND DISTRIBUTIONS

          Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. See " -- Sales of REMIC Certificates" below. The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner and decreased by distributions and by net losses taken into account with respect to such interest.

          A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

          The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See " -- Sales of REMIC Certificates" below.

4. EXCESS INCLUSIONS

          Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

          For Residual Owners, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. However, net operating loss carryovers are determined without regard to excess inclusion income. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See " -- Foreign Investors in REMIC Certificates" below. The Small Business Job Protection Act of 1996 ("SBJPA of 1996") has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to REMIC Residual Certificates continuously held by thrift institutions since November 1, 1995.

          In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Owner. First, alternative minimum taxable income for a Residual Owner is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Owner's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Owner elects to have such rules apply only to taxable years beginning after August 20, 1996.

          In the case of any REMIC Residual Certificates held by a REIT, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder.

5. NONECONOMIC REMIC RESIDUAL CERTIFICATES

          Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, at the time of its transfer and based on the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions (discounted using the AFR) on the REMIC Residual Certificate equals at least the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (ii) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will or will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules or that a REMIC Residual Owner will receive distributions calculated pursuant to such assumptions. See " -- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

6. TAX-EXEMPT INVESTORS

          Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section
511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See " -- Excess Inclusions" above.

          Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the "Technical and Miscellaneous Revenue Act of 1988" (the "1988 Act"). Under provisions of the applicable Agreement, such organizations generally are prohibited from owning Residual Certificates. See " -- Sales of REMIC Certificates" below.

7. REAL ESTATE INVESTMENT TRUSTS

          If the applicable Prospectus Supplement so provides, a Mortgage Pool may hold Mortgage Loans bearing interest based wholly or partially on Mortgagor profits, Mortgaged Property appreciation, or similar contingencies. Such interest, if earned directly by a REIT, would be subject to the limitations of Code Sections 856(f) and 856(j). Treasury regulations treat a REIT holding a REMIC Residual Certificate for a principal purpose of avoiding such Code provisions as receiving directly the income of the REMIC Mortgage Pool, hence potentially jeopardizing its qualification for taxation as a REIT and exposing such income to taxation as a prohibited transaction at a 100% rate.

8. MARK-TO-MARKET RULES

          Code Section 475 generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. Treasury regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market.

9. PARTNERSHIP HOLDERS

          Special rules for electing partnerships with at least 100 members were adopted in the Taxpayer Relief Act of 1997 (the "1997 Act"). There are special rules relating to such electing partnerships that hold REMIC Residual Certificates. Large partnerships which have or are considering making this election should consult with their tax advisors concerning the consequences of holding a REMIC Residual Certificate.

F. SALES OF REMIC CERTIFICATES

          If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under " -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules and Distributions." Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium" and under Code
Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221.

          All or a portion of any gain from the sale of a REMIC Certificate that might otherwise be capital gain may be treated as ordinary income (i) if such Certificate is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction, or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

          If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual in any REMIC or any interest in a taxable mortgage pool (as defined in Code
Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

          The 1988 Act makes transfers of a REMIC Residual Certificate to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes (i) the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing, (ii) any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income and
(iii) any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The applicable Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

          In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period with respect to any holder, however, if the record holder of the interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Code Section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

          The 1997 Act provides that for taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners. When applicable, the provisions would also disallow 70% of an electing large partnership's miscellaneous itemized deductions, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions would generally be allowed at the partnership level and would not be subject to the 2% floor applicable to individual partners. See "G. Pass-Through of Servicing Fees" below.

G. PASS-THROUGH OF SERVICING FEES

          The general rule is that Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Master Servicer and the subservicers (if any) will be allocated to the holders of the REMIC Residual Certificates, and therefore will not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC," such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Residual Certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) will be able to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisers regarding the advisability of an investment in such Certificates.

          A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Depositor intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

H. PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

          The Code imposes a tax on REMIC Mortgage Pools equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the "startup day" (generally the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

I. TERMINATION OF A REMIC TRUST FUND

          In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

J. REPORTING AND OTHER ADMINISTRATIVE MATTERS OF REMICS

          Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

          The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

          The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer.

          For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. The Master Servicer will file federal income tax information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the "tax matters person" with respect to the REMIC Pool in all respects.

          As agent for the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

K. BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

          Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the manner required.

L. FOREIGN INVESTORS IN REMIC CERTIFICATES

1. REMIC REGULAR CERTIFICATES

          Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (i) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (ii) the holder of such Certificate signs a statement under penalty of perjury that certifies that such holder is a non-U.S. Person and the beneficial owner, and provides the name and address of such holder and (iii) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30%, subject to reduction under an applicable tax treaty.

          "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust other than a "foreign trust," as defined in Code Section 7701(a)(31).

          Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10% or more of the REMIC Residual Certificates.

2. REMIC RESIDUAL CERTIFICATES

          Amounts paid to a Residual Owner that is a non-U.S. Person generally will be treated as interest for purposes of applying the withholding tax on non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally is imposed at a rate of 30% but is subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100%, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See " -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions."

          Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate as if held by the U.S. Person. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (i) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30% of each excess inclusion and (ii) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected), and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30% of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. Person.

          Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of REMIC Regular Certificates and REMIC Residual Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

M. STATE AND LOCAL TAXATION

          Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

III. NON-REMIC TRUST FUNDS

          The discussion that follows relates only to Non-REMIC Trust Funds that have not issued Trust Certificates structured as debt for federal income tax purposes and that are not intended to be treated as partnerships for federal income tax purposes. For a discussion of Trust Certificates in a Non-REMIC Trust Fund which have been structured as debt for federal income tax purposes, see "IV. Characterization of the Trust Certificates as Indebtedness." For a discussion of Trust Certificates and Notes in a Non-REMIC Trust Fund which is intended to be treated as a partnership for federal income tax purposes, see "V. Tax Characterization as a Partnership."

A. CLASSIFICATION OF TRUST FUNDS

          With respect to each series of Trust Certificates, Special Tax Counsel will deliver their opinion to the effect that the arrangements pursuant to which such Trust Fund will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code.

B. CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES

1. TRUST FRACTIONAL CERTIFICATES

          In the case of Trust Fractional Certificates, counsel to the Depositor will deliver an opinion that, in general (and subject to the discussion below of Contracts and under " -- Buydown Mortgage Loans"), (i) Trust Fractional Certificates held by a thrift institution taxed as a "domestic building and loan association" will represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701 (a)(19)(C)(v), (ii) Trust Fractional Certificates held by a REIT will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on Trust Fractional Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) and (iii) Trust Fractional Certificates acquired by a REMIC in accordance with the requirements of Code Section 860G(a)(3)(A)(i) and (ii) or
Section 860G(a)(4)(B) will be treated as "qualified mortgages" within the meaning of Code Section 860D(a)(4). In the case of a Trust Fractional Certificate evidencing interests in Contracts, such Certificates will qualify for the treatment described in (i) through (iii) of the preceding sentence only to the extent of the fraction of such Certificate corresponding to the fraction of the Contract Pool that consists of Contracts that would receive such treatment if held directly by the Trust Fractional Certificateholder.

2. TRUST INTEREST CERTIFICATES

          With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that in their opinion, based on the legislative history, a REMIC that acquires a Trust Interest Certificate in accordance with the requirements of Code Section 860G(a)(3) or Section 860G(a)(4) will be treated as owning a "Qualified Mortgage" within the meaning of Code Section 860(G)(a)(3).

          Although there appears to be no policy reason not to accord to Trust Interest Certificates the treatment described above for Trust Fractional Certificates, there is no authority addressing such characterization for instruments similar to Trust Interest Certificates. Consequently, it is unclear to what extent, if any, (i) a Trust Interest Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) would be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or (ii) a REIT which owns a Trust Interest Certificate would be considered to own "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income thereon would be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). Prospective purchasers to which such characterization of an investment in Trust Interest Certificates is material should consult their own tax advisers regarding whether the Trust Interest Certificates, and the income therefrom, will be so characterized.

3. BUYDOWN MORTGAGE LOANS

          It is contemplated that the assets of certain Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Trust Certificates should consult their own tax advisers with respect to characterization of investments in Trust Funds that include Buydown Mortgage Loans.

          Although the matter is not entirely free from doubt, the portion of a Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent an investment in "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) to the extent the outstanding principal balance of the Buydown Mortgage Loans exceeds the amount held from time to time in the Buydown Fund. It is also possible that the entire interest in Buydown Mortgage Loans may be so considered, because the fair market value of the real property securing each Buydown Mortgage Loan will exceed the amount of such loan at the time it is made.

          For similar reasons, the portion of such Trust Certificate representing an interest in Buydown Mortgage Loans may be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A). Purchasers and their tax advisers are advised to review Section 1.856-5(c)(1)(i) of the Treasury regulations, which specifies that if a mortgage loan is secured by both real property and by other property and the value of the real property alone equals or exceeds the amount of the loan, then all interest income will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

C. TAXATION OF OWNERS OF TRUST FRACTIONAL CERTIFICATES

          Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Trust Funds included in a Mortgage Pool. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans and received directly its share of the payments on such Mortgage Loans. Because those fractional interests having differing undivided percentage interests in principal and interest represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Loans and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual) adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent flood that would otherwise be applicable to individual partners. Moreover, a holder of a Trust Fractional Certificate that is not a corporation cannot deduct such fees for purposes of the alternative minimum tax (if applicable). Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Depositor from the Mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

          Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Loans should read the material under the headings " -- Application of Stripped Bond Rules," "-- Market Discount and Premium" and " -- Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. A "Stripped Mortgage Loan" means a Mortgage Loan having a Retained Yield (as that term is defined below) or a Mortgage Loan included in a Trust Fund having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans.

          Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Loans should read the material under the headings " -- Treatment of Unstripped Certificates," "-- Market Discount and Premium," and " -- Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Loans, ("Retained Yield"). If such a view were sustained with respect to a particular Trust Fund, such purchasers would be subject to the rules set forth under " -- Application of Stripped Bond Rules" rather than those under " -- Treatment of Unstripped Certificates." The Depositor does not expect any servicing compensation payable to the Master Servicer, as described under "Description of the Securities -- Servicing Compensation and Payment of Expenses," to constitute a retained interest in the Mortgage Loans; nevertheless, any such expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

1. APPLICATION OF STRIPPED BOND RULES

          Each Trust Fund will consist of an interest in each of the Mortgage Loans relating thereto, exclusive of the Depositor's Retained Yield, if any. With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion, any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Depositor in a portion of each interest payment on the underlying Mortgage Loans. The sale of the Trust Certificates associated with any Trust Fund for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage Loans (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Loan will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Loans, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat such Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans, and to determine the amount of original issue discount on such Certificates accordingly. See " -- Aggregate Reporting."

          Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See " -- Market Discount and Premium." The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. The loan by loan information required for such application of those rules may not be available. See " -- Aggregate Reporting." Unless the market discount rules apply, subsequent purchasers of the Certificates may be required to include "original issue discount" in an amount computed using the price at which such subsequent purchaser purchased the Certificates.

          VARIABLE RATE CERTIFICATES. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) as subject to the provisions therein governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of Closing Date and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to such Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

          Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Loans, or to Stripped Certificates representing interests in such Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the 1996 Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

          AGGREGATE REPORTING. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a Mortgage Loan by Mortgage Loan basis (or on the basis of the rights to individual payments) taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

          Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

2. TREATMENT OF UNSTRIPPED CERTIFICATES

          Mortgage Loans in a Trust Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield and which are not otherwise identified in the Prospectus Supplement as being stripped mortgage loans ("Unstripped Mortgage Loans") will be treated as wholly owned by the Trust Fractional Certificateholders of a Trust Fund. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata share of original issue discount as it accrues and qualified stated interest (as described in " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount") from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Loans as it accrues or is received by the Trustee, whichever is earlier. Under the 1997 Act, gain or loss from the termination of a newly originated mortgage will be treated as capital gain or loss.

          Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included in income on the basis of a constant yield to maturity. However, the application of the original issue discount rules to mortgages is unclear in certain respects. The Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations provide a new de minimis rule for determining whether certain self-amortizing installment obligations, such as the Mortgage Loans, are to be treated as having original issue discount. Such obligations have original issue discount if the points charged at origination (or other loan discount) exceed the greater of approximately one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. For a description of the general method of calculating the amount of original issue discount see " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" and " -- Application of Stripped Bond Rules -- Variable Rate Certificates."

          A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan, but reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Loan exceeds its "adjusted issue price," by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Loan at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of payments made during such accrual period prior to such day other than payments of qualified stated interest.

3. MARKET DISCOUNT AND PREMIUM

          In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Loan is less than its allocable share of the "adjusted issue price" of such Mortgage Loan. See " -- Treatment of Unstripped Certificates" and " -- Application of Stripped Bond Rules." Thus, with respect to such Mortgage Loans, a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Loans at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable. In addition, the description of the market discount rules in " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis exception from the market discount rules and
(iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments thereto, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

          If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated among each of the Mortgage Loans (on the basis of their relative fair market values). The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium.

          The Bond Premium Amortization Regulations generally provide that amortizable bond premium is amortized over the term of a note by offsetting the qualified stated interest allocable to an accrual period with the amortizable bond premium allocable to such period using a specified constant yield method. To the extent that the amortizable bond premium allocated to an accrual period exceeds the qualified stated interest allocable to such period, the excess is deductible under Code Section 171 to the extent such excess does not exceed the difference between (i) prior interest inclusions over (ii) the Bond Premium Amortization Limit, with the excess over the Bond Premium Amortization Limit carried forward to the next accrual period and treated as amortizable bond premium allocable to that period. The Bond Premium Amortization Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury regulations would apply to debt instruments held on or after the first day for the taxable year in which the election is made. The Bond Premium Amortization Regulations specifically do not apply to a pool of prepayable debt instruments subject to Code Section 1272(a)(6). However, by analogy to these regulations, it may be possible to deduct any premium in excess of interest income to the extent of prior accrual of interest.

4. ALLOCATION OF PURCHASE PRICE

          As noted above, a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans will be required to allocate the purchase price thereof to the undivided interest it acquires in each of the Mortgage Loans, in proportion to the respective fair market values of the portions of such Mortgage Loans included in the Trust Fund at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

D. TAXATION OF OWNERS OF TRUST INTEREST CERTIFICATES

          With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion, each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Coupon") of each of the Mortgage Loans. Accordingly, and subject to the discussion under "Application of Stripped Bond Rules," each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 20 percent flood that would otherwise be applicable to individual partners. Moreover, a holder of a Trust Fractional Certificate that is not a corporation cannot deduct such fees for purposes of the alternative minimum tax (if applicable). Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Master Servicer from the Mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

1. APPLICATION OF STRIPPED BOND RULES

          A Trust Interest Certificate will consist of an undivided interest in the Interest Coupon of each of the Mortgage Loans. With respect to each Series of Certificates, Special Tax Counsel will advise the Depositor that, in their opinion a Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Coupon of each of the Mortgage Loans (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Coupon under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest Certificateholder's share of the scheduled payment to be made thereon. The Stripped Bond Rules generally require a holder of Stripped Coupons to accrue and report income from such Stripped Coupons daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans. See "Aggregate Reporting."

          Alternatively, Trust Interest Certificateholders may be required by the IRS to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

          The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Trust Interest Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth under " -- REMIC Trust Funds -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" apply. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest.

          AGGREGATE REPORTING. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount either on a Mortgage Loan by Mortgage Loan basis or on a payment by payment basis taking account of an allocation of their basis in the Certificates among the interests in the various Mortgage Loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

          Because the treatment of the Trust Interest Certificates under current law and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

E. PREPAYMENTS

          The 1986 Act contains a provision requiring original issue discount on certain obligations issued after December 31, 1986 to be calculated taking into account a prepayment assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The 1997 Act provides that the prepayment rules of Code
Section 1272(a)(6), discussed above, will also apply to pools of debt instruments the yield on which may be affected by reason of prepayments. Trust Fractional Certificateholders and Trust Interest Certificateholders should consult their tax advisers as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in the light of the possibility of prepayment and, as to the possible application of the 1996 Contingent Debt Regulations.

F. SALES OF TRUST CERTIFICATES

          If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans represented by such Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See " -- REMIC Trust Funds -- Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that code Section 582(c) applies to such gain or loss. Any such gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year.

G. TRUST REPORTING

          The Master Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the Interest Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

H. BACK-UP WITHHOLDING

          In general, the rules described in "REMIC Trust Funds -- Back-up Withholding with respect to REMIC Certificates" will also apply to Trust Certificates.

I. FOREIGN CERTIFICATEHOLDERS

          Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) on the Mortgage Loans to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), or a United States estate or trust, will not generally be subject to 30% United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Code Section 957) related to, an issuer of Mortgage Loan and (ii) provides required certification as to its non-United States status under penalty of perjury and then will be free of such tax only to the extent that the underlying Mortgage Loans were issued after July 18, 1984. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met. This withholding tax may be reduced or eliminated by an applicable tax treaty.

          Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of Trust Fractional Certificates and Trust Interest Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

J. STATE AND LOCAL TAXATION

          In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Securities.

IV. CHARACTERIZATION OF THE TRUST CERTIFICATES AS INDEBTEDNESS

A. CHARACTERIZATION OF INVESTMENTS IN TRUST CERTIFICATES

          With respect to each Series of Trust Certificates that have been structured as debt for federal income tax purposes, Special Tax Counsel will deliver their opinion to the effect that the Trust Certificates will be treated as debt instruments for federal income tax purposes as of such date rather than as ownership interests in the Trust Fund.

          The Depositor, each Unaffiliated Seller and the Certificateholders will express in the Agreement their intent that, for applicable tax purposes, the Trust Certificates will be indebtedness secured by the Mortgage Loans. The Depositor, each Unaffiliated Seller and each Certificateholder, by its acceptance and acquisition of a beneficial interest in a Trust Certificate, will have agreed to treat the Trust Certificates as indebtedness for federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of a securitization transaction, the transaction may be treated as a sale of an interest in the Mortgage Loans for financial accounting purposes.

          In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Depositor or an Unaffiliated Seller and has not been transferred to the Certificateholders.

          In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Special Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Trust Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

B. TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

          Assuming that the Certificateholders are holders of debt obligations for federal income tax purposes, the Trust Certificates generally will be taxable as debt. The stated interest thereon will be taxable to a Certificateholder as ordinary interest income when received or accrued in accordance with such Certificateholder's method of tax accounting. Under the OID Regulations, a holder of a debt instrument issued with a de minimis amount of original issue discount must include such original issue discount in income, on a pro rata basis, as principal payments are made on the debt instrument. A subsequent purchaser who buys a Trust Certificate for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          A holder of a Trust Certificate that has a fixed maturity date of not more than one year from the issue date of such Trust Certificate (a "Short-Term Certificate") may be subject to special rules. An accrual basis holder of a Short-Term Certificate (and certain cash method holders, including regulated investment companies, as set forth in Code Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period, unless an election is made to accrue interest income pursuant to a constant yield method, compared on a daily basis. Other cash basis holders of a Short-Term Certificate would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Certificate). However, a cash basis holder of a Short-Term Certificate reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Certificate until the taxable disposition of the Short-Term Certificate. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on a Short-Term Certificate in income as it accrues, and would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Certificate is purchased for more or less than its principal amount.

          While it is not anticipated that the Trust Certificates will be issued at a greater than de minimis discount, it is possible that the Trust Certificates could nevertheless be deemed to have been issued with original issue discount if interest with respect to the Trust Certificates were not treated as "unconditionally payable" under the OID Regulations. In such event, all of the taxable income to be recognized with respect to the Trust Certificates would be includible in income of Certificateholders as original issue discount, but would not be includible again when the interest is actually received.

C. POSSIBLE CLASSIFICATION AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

          The opinion of Special Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for federal income tax purposes, the transaction contemplated with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificateholders and that the proper classification of the legal relationship between the Depositor, any Unaffiliated Seller and the Certificateholders resulting from this transaction is that of a partnership, or a publicly traded partnership taxable as a corporation. Since Special Tax Counsel has advised that the Trust Certificates will be treated as indebtedness in the hands of the Certificateholders for federal income tax purposes, neither the Depositor nor any Unaffiliated Seller will attempt to comply with federal income tax reporting requirements applicable to partnerships or corporations.

          If it were determined that this transaction created an entity classified as a corporation (i.e. a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders generally would be treated as dividends for federal income tax purposes to the extent of such corporation's earnings and profits.

          If the transaction were treated as creating a partnership, the partnership itself would not be subject to federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, each partner (including each Certificateholder) would be taxed individually on its respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificateholders could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Special Tax Counsel that the Trust Fund will not be treated as a corporation.

D. POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

          In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) it is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (iii) the entity is the obligor under debt obligations with two or more maturities, and
(iv) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

          Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Special Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

          The opinion of Special Tax Counsel is not binding on the courts or the IRS. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificateholders. The amount of such a tax would depend upon whether distributions to Certificateholders would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

E. FOREIGN INVESTORS

          In general, subject to certain exceptions, interest (including original issue discount) paid on a Trust Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to United States federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificateholder provides the required certification of foreign status.

          If the interests of the Certificateholders were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest United States rate of tax applicable to that foreign partner. In addition, such foreign partner, if a corporation or association taxable as a corporation, could be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's United States federal income tax liability.

          If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

F. BACKUP WITHHOLDING

          Certain Certificateholders may be subject to backup withholding at the rate of 31% with respect to interest paid on the Trust Certificates if the Certificateholder, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or his broker with a statement, certified under penalties of perjury, that he is not subject to backup withholding.

          The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Trust Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information including the amount of interest paid on the Trust Certificates from other persons holding Trust Certificates directly or indirectly through DTC, rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable such other persons to complete their reports.) Each non-exempt Certificateholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificateholder fail to provide the required certification, 31% of the interest (and principal) otherwise payable to the Certificateholder will be required to be withheld and remitted to the IRS as a credit against the Certificateholder's federal income tax liability.

G. SALE OR OTHER DISPOSITION

          If a Certificateholder sells a Trust Certificate, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Trust Certificate. The adjusted tax basis of a Trust Certificate to a particular Certificateholder will equal the holder's cost for the Trust Certificate, increased by any market discount, acquisition discount, original issue discount and gain previously included by such Certificateholder in income with respect to the Trust Certificate and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Certificateholder with respect to such Trust Certificate. Any such gain or loss will generally be capital gain or loss if the Trust Certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any such capital gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. Capital losses generally may be used only to offset capital gains.

H. STATE AND LOCAL TAXATION

          In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition. ownership, and disposition of the Trust Certificates. State income tax law may differ substantially from the corresponding federal law and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Trust Certificates.

V. TAX CHARACTERIZATION AS A PARTNERSHIP OR DIVISION

          Special Tax Counsel will deliver its opinion for an Issuer which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Issuer will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Issuer will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Issuer, so that the Issuer will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the Issuer as a partnership (such as an election to treat the Issuer as a corporation for federal income tax purposes). If, however, the Issuer has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Issuer as a corporation for federal income tax purposes.

          Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Issuer were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Special Tax Counsel will deliver its opinion for an Issuer which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Issuer will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued by the Issuer, or the nature of the assets held by the Issuer, will exempt the Issuer from treatment as a taxable mortgage pool.

          If the Issuer were taxable as a corporation for federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Issuer. In addition, distributions to the Certificateholders generally would be taxable as dividends.

A. TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR
DIVISION

1. TREATMENT OF THE NOTES AS INDEBTEDNESS

          The Issuer will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Special Tax Counsel will advise the Depositor that in its opinion the Notes will be classified as debt for federal income tax purposes.

2. POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES

          If, contrary to the opinion of counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Issuer's expenses.

3. INTEREST INCOME ON THE NOTES

          The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

4. SALE OR OTHER DISPOSITION

          If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by original issue discount (if any), and market discount previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Any such gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

5. FOREIGN HOLDERS

          If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Depositor is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

          If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a corporation or association taxable as a corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules). The Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All Noteholders should consult their own tax advisers regarding the application of these regulations.

6. INFORMATION REPORTING AND BACKUP WITHHOLDING

          The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS, as a credit against the holder's federal income tax liability.

B. TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP OR DIVISION

1. TREATMENT OF THE ISSUER AS A PARTNERSHIP

          In the case of an Issuer intended to qualify as a partnership for federal income tax purposes, the Issuer and the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Issuer as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership, or if there is a single Certificateholder for federal income tax purposes, to disregard the Issuer as an entity separate from the Certificateholder, being the assets held by the Issuer, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Certificates, the Notes, the Issuer and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Issuer. Generally, provided the Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

2. PARTNERSHIP TAXATION

          As a partnership, the Issuer will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Issuer. The Issuer's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Issuer's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Issuer for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Interest Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Issuer income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Issuer of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Issuer will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Issuer income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the Issuer might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Issuer income even if they have not received cash from the Issuer to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Issuer.

          If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

          An individual taxpayer's share of expenses of the Issuer (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Issuer. Such deductions may also be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeds certain limits. See " --Non-REMIC Trust Funds--Taxation of Owners of Trust Traction Certificates."

          The Issuer intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Issuer might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

3. DISCOUNT AND PREMIUM

          It is believed that the Mortgage Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Issuer for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Issuer will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

          If the Issuer acquires the Mortgage Loans at a market discount or premium, the Issuer will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

4. SECTION 708 TERMINATION

          Under Section 708 of the Code, the Issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Issuer are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to have transferred its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners.

5. DISPOSITION OF CERTIFICATES

          Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any such gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Issuer income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Issuer. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

          Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Issuer does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Issuer will elect to include market discount in income as it accrues.

          If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

6. ALLOCATIONS BETWEEN DEPOSITORS AND TRANSFEREES

          In general, the Issuer's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of such a monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Issuer might be reallocated among the Certificateholders. The Issuer's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

7. SECTION 754 ELECTION

          In the event that a Certificateholder sells its Certificates at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Issuer's assets will not be adjusted to reflect that higher (or lower) basis unless the Issuer were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Issuer currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Issuer income than would be appropriate based on their own purchase price for Certificates.

8. ADMINISTRATIVE MATTERS

          The Trustee is required to keep or have kept complete and accurate books of the Issuer. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Issuer will be the calendar year. The Trustee will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the Issuer and will report each Certificateholder's allocable share of items of Issuer income and expense to holders and the IRS on Schedule K-1. The Issuer will provide the Schedule K-1 information to nominees that fail to provide the Issuer with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Issuer or be subject to penalties unless the holder timely notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Issuer with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Issuer information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Issuer. The information referred to above for any calendar year must be furnished to the Issuer on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Issuer with the information described above may be subject to penalties.

          The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in certain disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Issuer by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Issuer. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Issuer.

9. TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS

          It is not clear and federal tax counsel is unable to opine whether the Issuer would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Issuer would be engaged in a trade or business in the United States for such purposes, the Issuer will withhold as if it were so engaged in order to protect the Issuer from possible adverse consequences of a failure to withhold. The Issuer expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Issuer to change its withholding procedures.

          If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Issuer's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Issuer taking the position that no taxes were due because the Issuer was not engaged in a United States trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Issuer, and for that reason or because of the nature of the assets of the Issuer probably will not be considered "portfolio interest." As a result, even if the Issuer was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

10. BACKUP WITHHOLDING

          Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are ERISA fiduciaries with respect to the assets of such ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Securities is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio. Fiduciaries should also consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

          Employee benefit plans which are governmental plans and certain church plans (if no election has been made under Section 410(d) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Securities subject to the provisions of applicable federal and state law and, in the case of any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

          In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and other plans subject to Section 4975 of the Code or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (together with ERISA Plans, "Plans") and certain persons ("Parties in Interest") who have certain specified relationships to the Plans and taxes and/or imposes other penalties on any such transaction under ERISA and/or Section 4975 of the Code, unless an exemption applies. If the assets of a Trust Fund are treated for ERISA purposes as the assets of the Plans that purchase or hold Securities of the applicable Series, an investment in Securities of that Series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

FINAL PLAN ASSETS REGULATION

          The United States Department of Labor ("DOL") has issued a regulation (the "Plan Assets Regulation") under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances. Unless the Plan Assets Regulation provides an exemption from this "plan asset" treatment, and if such an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a Securityholder of the applicable Series.

          The Plan Assets Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to any Trust Fund depends upon the identity of the Securityholders of the applicable Series at any time, there can be no assurance that any Series or Class of Securities will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTION APPLICABLE TO CERTIFICATES

          Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ("PTCE 83-1") permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through Certificates by Plans, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. A Series of Certificates will be eligible for prohibited transaction relief if the general conditions (described below) of PTCE 83-1 are satisfied, and if the applicable Series of Certificates evidences ownership interests in Trust Assets which do not include Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Mortgage Loans secured by Multifamily Property, or Contracts (collectively "Nonexempt Assets"). An investment by a Plan in Certificates of a Series qualifying for relief under PTCE 83-1 (1) will be exempt from the prohibitions of Section 406(a) of ERISA (relating generally to Plan transactions involving Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b) (1) and (2) of ERISA (relating generally to Plan transactions with fiduciaries) if, in addition, (i) the purchase is approved by an independent fiduciary, (ii) no sales commission is paid to the Depositor as Mortgage Pool sponsor, (iii) the Plan does not purchase more than 25% of the Certificates of that Series and (iv) at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the Insurer, as applicable. PTCE 83-1 will not apply to a Series of Securities with respect to which the Trust Assets include Nonexempt Assets.

          PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payment due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other benefits inuring to it, to not more than adequate consideration for selling the mortgage loans and reasonable compensation for services provided by the pool sponsor to the mortgage pool.

          The Trustee for all Series will be unaffiliated with the Depositor, and, accordingly, the first general condition will be satisfied. With respect to the second general condition of PTCE 83-1, the credit support method represented by the issuance of a Subordinated Class or Subclasses of Certificates and/or the establishment of a Reserve Fund, with respect to any Series intending to meet the conditions of PTCE 83-1 for which such a method of Credit Support is provided (see "Credit Support -- Subordinated Securities" and " -- Reserve Fund"), is substantially similar to a system for protecting Certificateholders against reductions in pass-through payments which has been reviewed and accepted by the DOL as an alternative to pool insurance or a letter of credit indemnification system. This may support a Plan fiduciary's conclusion that the second general condition is satisfied with respect to any such Series although, in the absence of a ruling to this effect, there can be no assurance that these features will be so viewed by the DOL. In addition, the Depositor intends to use its best efforts to establish, for each such Series for which credit support is provided by a Letter of Credit (see "Credit Support -- Letters of Credit") and/or the insurance arrangements set forth above under "Description of Insurance" (an "Insured Series"), a system that will adequately protect the Mortgage Pools and indemnify Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish a compensation system which will produce for the Depositor total compensation that will not exceed adequate consideration for forming the Mortgage Pool and selling the Certificates. However, the Depositor does not guarantee that its systems will be sufficient to meet the second and third general conditions (described above) with respect to any such Series.

          If a Series of Certificates is subdivided into two or more Classes or Subclasses which are entitled to disproportionate allocations of the principal and interest payments on the Mortgage Loans held by the applicable Trust Fund, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if the Certificateholders of any Class or Subclass of Certificates are entitled to pass-through payment of principal (but no or only nominal interest) or interest (but no or only nominal principal), it appears that PTCE 83-1 will not exempt Plans which acquire Certificates of that Class or Subclass from the prohibited transaction rules of ERISA and Section 4975 of the Code.

          If a Series of Certificates includes a Class of Subordinated Certificates, PTCE 83-1 will not provide an exemption from the prohibited transaction rules of ERISA for Plans that acquire such Subordinated Certificates.

UNDERWRITER'S PROHIBITED TRANSACTION EXEMPTION APPLICABLE TO CERTIFICATES

          Credit Suisse First Boston Corporation ("First Boston") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989) (the "Underwriter's PTE" or "Credit Suisse First Boston Corporation's PTE" if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to Certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or
(2) an interest in a REMIC if the Certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies include (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property) or (B) shares issued by a cooperative housing association; (ii) "guaranteed governmental mortgage pool certificates" (as defined in the Plan Assets Regulation) and (iii) undivided fractional interests in the above.

          Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

                  (a) assets of the type included as Trust Assets have been included in other investment pools ("Other Pools");
                  (b) Certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. and (2) purchased by investors, other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;
                  (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;
                  (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);
                  (e) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;
                  (f) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);
                  (g) the acquisition of the Certificates by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and
                  (h) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Trust Assets to the Trust represents not more than the fair market value of such Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for such Servicers' services under the Pooling and Servicing Agreement and reimbursement of such Servicers' reasonable expenses in connection herewith.

          In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is a Mortgagor or Obligor with respect to more than 5% of the fair market value of the obligations constituting the Trust Assets or an affiliate of such person and will not apply, unless:

                  (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;
                  (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;
                  (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in Certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and
                  (4) the Plan is not sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Mortgagor or Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets on the date of the initial issuance of Certificates, or any of their affiliates (the "Restricted Group").

          On July 21, 1997, the DOL published in the Federal Register a final amendment to the Underwriter's PTE which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the mortgages or receivables ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief, is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

                  (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed 25%;

                  (2) all Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency;

                  (3) the transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date;

                  (5) in order to ensure that the characteristics of the Additional Loans are substantially similar to the original obligations which were transferred to the Trust, either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement ("Pooling Agreement"); in preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date;

                  (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement;

                  (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments;

                  (8) the Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal; and

                  (9) the Pooling and Servicing Agreement must describe the permitted investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

          Whether the conditions in the Underwriter's PTE (in addition to, and including those, relating to pre-funding) will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL ERISA CONSIDERATIONS RELATING TO CERTIFICATES

          Any member of the Restricted Group, a Mortgagor or Obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of Certificates of the applicable Series or Class by, on behalf of or with "plan assets" of such Plan might be viewed as giving rise to a prohibited transaction under ERISA and
Section 4975 of the Code, unless PTCE 83-1, the Underwriter's PTE or another exemption is available. Accordingly, before a Plan investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan investor should determine (a) whether the conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether the Underwriter's PTE is applicable; (c) whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from "plan asset" treatment is available to the applicable Trust Fund. The Plan investor should also consult the ERISA discussion, if any, in the applicable Prospectus Supplement for further information regarding the application of ERISA to any Series or Class of Certificates.

          If for any reason neither PTCE 83-1 nor the Underwriter's PTE provides an exemption for a particular Plan investor, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) or PTCE 96-23 (Class Exemption for Plan Asset Transactions Performed by In-house Asset Managers) (collectively, the "Investor Based Exemptions"). There can be no assurance that any of these Investor Based Exemptions will apply with respect to any particular Plan investor or, even if it were to apply, that such exemption would apply to all transactions involving the applicable Trust Fund. Any person who is a fiduciary by reason of his or her authority to invest "plan assets" of any Plan and who is considering the use of "plan assets" of any Plan to purchase the offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investments, and should determine on its own whether PTCE 83-1, the Underwriter's PTE or another exemption would be applicable (and whether all conditions have been satisfied with respect to any such exemptions), and whether the offered Certificates are an appropriate investment for a Plan. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

ERISA CONSIDERATIONS RELATING TO THE NOTES

          Under the Plan Assets Regulation, the assets of the Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that a Class of Notes is treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation, then such Class of Notes will be eligible for purchase by Plans. However, without regard to whether a Class of Notes is treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes. However, one or more of the Investor Based Exemptions described above may apply to any potential prohibited transactions arising as a consequence of the acquisition, holding and transfer of the Notes.

          ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

                                LEGAL INVESTMENT

          The applicable Prospectus Supplement for a Series of Securities will specify whether a Class or Subclass of such Securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

          Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as "mortgage related securities" only to the extent provided in such legislation.

          SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or Subclasses of Securities), except under limited circumstances.

          All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

          The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk Mortgage Certificates" (including securities such as certain Series, Classes or Subclasses of the Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

          Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of certain Classes of Securities as "mortgage related securities," no representation is made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

          Investors should consult their own legal advisers in determining whether and to what extent such Securities constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

          Each Series of Securities offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Securities will set forth the terms of the offering of such Series or Class of Securities and each Subclass within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Securities will be determined.

          Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Securities of a Series described in the Prospectus Supplement with respect to such Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          If so indicated in the Prospectus Supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Securities from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

          The Depositor may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Securities to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Securities for whom they may act as agents.

          The place and time of delivery for each Series of Securities offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

          If and to the extent required by applicable law or regulation, this Prospectus and the attached Prospectus Supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriters act as principal. Sales will be made at negotiated prices determined at the time of sales.

                                  LEGAL MATTERS

          Certain legal matters in connection with the Securities offered hereby, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York, Brown & Wood LLP, San Francisco, California or such other counsel specified in the related Prospectus Supplement.

                                 INDEX OF TERMS



10 percent shareholder......................................................127
1986 Act....................................................................101
1988 Act....................................................................106
1996 Contingent Debt Regulations............................................100
1997 Act....................................................................106
accredited investor.........................................................136
Accrual Distribution Amount..................................................39
Additional Loans............................................................137
adjusted issue price..........................................98, 104, 109, 117
AFR.........................................................................104
Agreement................................................................24, 35
Alternative Credit Support...................................................10
applicable amount......................................................114, 119
applicable federal rate.....................................................104 appraised value..............................................................31
Approved Sale................................................................78
APRs.........................................................................29
ARM Loans....................................................................21
Asset Value..................................................................37
Assets.......................................................................94
average interest rate.......................................................137
backup......................................................................133
backup withholding tax......................................................110
benefit plan investors......................................................134
Bond Premium Amortization Limit.............................................102
Bond Premium Amortization Regulations.......................................101
Buy-Down Fund............................................................14, 22
Buy-Down Loans...............................................................22
Cede.........................................................................19
Certificate Account..........................................................47
Certificate Distribution Account.............................................47
Certificate Principal Balance.................................................4
Certificate Register.........................................................40
Certificateholder...........................................................125
Certificateholders...........................................................24
Certificates...........................................................1, 4, 93
chattel paper................................................................88
Class......................................................................1, 4
Cleanup Costs................................................................88
Closed Loans.................................................................25
Closed-End Loans..........................................................5, 20
Closing Date.................................................................96
Code.........................................................................15
coinsurance..................................................................76
Collection Account...........................................................47
commercially reasonable......................................................84
Commission....................................................................2
Contract Loan-to-Value Ratio..................................................8
Contract Pool..............................................................1, 5
Contract Schedule............................................................43
Contracts.................................................................1, 5
controlled foreign corporation..............................................127 conversion transaction.................................................107, 120
Converted Mortgage Loan......................................................21
Cooperative...................................................................5
Cooperative Dwelling..........................................................5
cooperative housing corporation..............................................83
Cooperative Loans.............................................................5
Credit Suisse First Boston Corporation's PTE................................135
Credit Support...............................................................55
current value................................................................97
Custodial Account............................................................47
Custodial Agreement..........................................................29
Custodian....................................................................29
Cut-off Date.................................................................19
daily accruals..............................................................104
daily portions...............................................................98
Deferred Interest............................................................21
Deficiency Event.............................................................63
Definitive Securities........................................................19
Deleted Contract.............................................................30
Deleted Mortgage Certificates................................................40
Deleted Mortgage Loans.......................................................42
Depositor.....................................................................1
Description of Insurance.....................................................36
Determination Date...........................................................51
Discount Securities..........................................................35
Discount Security.............................................................9
disqualified organizations.............................................106, 107
Distribution Date.............................................................6
DOL.........................................................................133
domestic building and loan association.................................112, 113
DTC..........................................................................19
Due Date.....................................................................20
Due Period...................................................................39
due-on-sale..................................................................33
effectively connected.......................................................124
effectively connected earnings and profits..................................128 electing large partnership.............................................114, 119
electing large partnerships.................................................108
Eligible Investment..........................................................45
Equity Interest.............................................................138
equivalent...................................................................99
ERISA...................................................................15, 133
ERISA Plans.................................................................133
Escrow Account...............................................................54
evidence of indebtedness.....................................................95
excess inclusions...........................................................104
FHA.......................................................................1, 22
FHA Experience...............................................................32
FHA Loans....................................................................20
Final Withholding Regulations..........................................111, 121
First Boston................................................................135
fixture filing...............................................................89
foreign person..............................................................127
foreign trust...............................................................110
Garn-St Germain Act..........................................................87
GPM Fund.................................................................14, 22
GPM Loans....................................................................22
guaranteed governmental mortgage pool certificates..........................135
Holder-in-Due-Course.........................................................91
Home Equity Loans.........................................................5, 20
Indenture..............................................................1, 5, 35
Indenture Trustee......................................................1, 5, 35
Initial Deposit..............................................................13
Insurance Proceeds...........................................................48
Insured......................................................................57
Insured Series..............................................................135
interest bearing............................................................140
Interest Coupon.............................................................118
Interest Distribution........................................................38
Interest Rate.................................................................4
Interest Weighted Class.......................................................4
Interest Weighted Subclass....................................................4
Investor Based Exemptions...................................................138
IRS..........................................................................96
Issuer.....................................................................1, 5
L/C Bank.................................................................11, 67
L/C Percentage...........................................................11, 67
Letter of Credit.............................................................10
limited documentation........................................................26
Liquidating Loan.............................................................11
Liquidation Proceeds.........................................................48
Loans.......................................................................136
Loan-to-Value Ratio...........................................................7
Loss.........................................................................73
Manufactured Home.........................................................8, 29
market discount.............................................................127
Mortgage Certificates..................................................1, 5, 28
Mortgage Loans.............................................................1, 5
Mortgage Notes...............................................................20
Mortgage Pool..............................................................1, 5
Mortgage Rates................................................................7
mortgage related securities............................................139, 140
mortgage related security...............................................15, 139
Mortgaged Property............................................................7
Mortgagor.....................................................................7
Mortgagor Bankruptcy Bond....................................................10
Multi-Class Securities........................................................4
Multifamily Property..........................................................5
Multiple Variable Rate.......................................................99
net income from foreclosure property........................................109 noneconomic.................................................................105
Nonexempt Assets............................................................134
non-U.S. Person.............................................................110
Note Distribution Account....................................................47
Note Register................................................................40
Noteholders..................................................................24
Notes......................................................................1, 4
objective rate...............................................................97
Obligor......................................................................34
Offering Documents..........................................................137
OID Regulations..............................................................93
original issue discount.................................................96, 115
Original Value............................................................7, 21
Originator...................................................................25
Other Pools.................................................................135
Parties in Interest.........................................................133
pass-through entity.........................................................107
payment deficiencies.........................................................69
peaceful.....................................................................91
Percentage Interest.......................................................1, 19
Performance Bond.............................................................30
permitted investments........................................................94
plan asset.............................................................133, 134
plan assets............................................................133, 134
Plan Assets Regulation......................................................133
Plans.......................................................................133
Policy Statement............................................................139
Pool Insurance Policy........................................................10
Pool Insurer.................................................................12
Pooling Agreement...........................................................137
Pooling and Servicing Agreement........................................1, 5, 35
portfolio interest.....................................................127, 132
Pre-Funded Amount.........................................................9, 44
Pre-Funding Account.......................................................9, 44
Pre-Funding Limit...........................................................137
Pre-Funding Period...................................................9, 44, 137
Premium Securities...........................................................35
Premium Security..............................................................9
Prepayment Assumption........................................................96
Primary Insurer..............................................................49
Primary Mortgage Insurance Policy............................................12
Primary Mortgage Insurer.....................................................57
Principal Distribution.......................................................38
Principal Prepayments........................................................13
Principal Weighted Class......................................................4
Principal Weighted Subclass...................................................4
prohibited transactions.....................................................108
prudent investor............................................................140
PTCE 83-1...................................................................134
Purchase Price...............................................................44
qualified floating rate......................................................97 qualified inverse floating rate..............................................99
Qualified Mortgage..........................................................113
qualified mortgages.....................................................94, 112
qualified stated interest....................................................97
qualifying liquidation...................................................33, 67
Rating Agency..............................................................1, 5
real estate asset............................................................95
real estate assets.............................................94, 95, 112, 113
Record Date..................................................................38
Reference Agreement..........................................................35
regular interests............................................................36
REIT.........................................................................94
related person..............................................................127
REMIC.................................................................1, 15, 93
REMIC Certificateholders.....................................................94
REMIC Certificates...........................................................93
REMIC Mortgage Pool..........................................................93
REMIC Provisions.............................................................93
REMIC Regular Certificate....................................................93
REMIC Regulations............................................................93
REMIC Residual Certificate...................................................93
reportable payments.........................................................125
Required Distribution........................................................71
Required Reserve.........................................................13, 68
Reserve Fund.................................................................10
Residual Certificates.........................................................4
residual interest............................................................36
Residual Owner..............................................................102
Restricted Group............................................................136
Retained Yield..............................................................114
Revolving Credit Line Loans...............................................5, 20
Sale and Servicing Agreement..............................................1, 35
SBJPA of 1996...............................................................104
Securities.................................................................1, 4
Securities Act...............................................................37
Security Guarantee Insurance.................................................14
Securityholders..........................................................19, 24
self-help....................................................................91
Senior Class..................................................................4
Senior Prepayment Percentage.................................................69
Senior Securities............................................................10
Senior Subclass...............................................................4
Series.....................................................................1, 4
Servicemen's Readjustment Act................................................22
Servicer.....................................................................24
Servicing Account............................................................47
Servicing Agreement..........................................................24
Short-Term Certificate......................................................122
significant value...........................................................104
Single Family Property........................................................5
single family residence......................................................95
Single Variable Rate.........................................................97
single-class REMIC..........................................................108
SMMEA...................................................................15, 139
SPA..........................................................................32
Special Distributions.....................................................7, 52
Special Hazard Insurance Policy..............................................14
Special Tax Counsel..........................................................93
Standard Hazard Insurance Policy.............................................55
Standard Terms...............................................................35
startup day.................................................................109
Stated Principal Balance......................................................4
Stated Principal Distribution Amount.........................................39
stripped bond...............................................................115
Stripped Bond Rules.........................................................115
stripped bonds..............................................................114
stripped coupons............................................................114
Stripped Interest...........................................................119
Stripped Mortgage Loan......................................................114
Subclass...................................................................1, 4
Subordinated Amount..........................................................10
Subordinated Class............................................................4
Subordinated Pool............................................................13
Subordinated Securities......................................................10
Subordinated Subclass.........................................................4
Substitute Contract..........................................................30
Substitute Mortgage Certificates.............................................40
Substitute Mortgage Loans....................................................42
Supervisory Policy Statement on Securities Activities.......................139
tax avoidance potential.....................................................111
tax matters person..........................................................109
taxable mortgage pool..................................................124, 126
taxable mortgage pools......................................................126
teaser.......................................................................98
Technical and Miscellaneous Revenue Act of 1988.............................106
tenant-stockholder...........................................................83
thrift institutions.........................................................104
Tiered REMICs................................................................95
Title V......................................................................92
Trust......................................................................1, 5
Trust Agreement............................................................1, 5
Trust Assets..............................................................6, 29
Trust Certificates...........................................................93
Trust Fractional Certificate.................................................93
Trust Fractional Certificateholder..........................................113
Trust Fund.................................................................1, 5
Trust Interest Certificate...................................................93
Trust Interest Certificateholder............................................118
Trustee....................................................................1, 5
U.S. Person.................................................................110
UCC..........................................................................84
Unaffiliated Sellers.........................................................25
Underwriter's PTE...........................................................135
Underwriters................................................................140
unrelated business taxable income......................................106, 129
Unstripped Mortgage Loans...................................................116
VA........................................................................1, 20
VA Loans.....................................................................20
voidable preference..........................................................72
Warranty and Servicing Agreement.............................................35





                           CREDIT      |        FIRST
                           SUISSE      |        BOSTON